Exhibit 10.12

AMENDMENT AND RESTATEMENT TO THE CREDIT AGREEMENT

This AMENDMENT AND RESTATEMENT TO THE CREDIT AGREEMENT (this “Agreement”) is made as of February 7, 2013, by and among (i) INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-SA, INC., a California corporation (“WMC-SA”), WMC-A, INC., a California corporation (“WMC-A”), CHAPMAN MEDICAL CENTER, INC., a California corporation (“Chapman”), COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (“Coastal” and together with IHHI, WMC-SA, WMC-A and Chapman, the “Borrowers”), PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company (“PCHI”), and GANESHA REALTY, LLC, a California limited liability company (“Ganesha”, and together with PCHI, the “Amendment Parties”) (ii) SPCP GROUP IV, LLC, a Delaware limited liability company (“SP 1”), and SPCP Group, LLC, a Delaware limited liability company (“SP 2”), and (iii) SILVER POINT FINANCE, LLC, a Delaware limited liability company (“Silver Point”).

RECITALS

WHEREAS, (i) the Borrowers, (ii) PCHI, ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company (“OC-PIN”) and Ganesha (collectively, the “Credit Parties”; and OC-PIN may be referred to herein as the “Guarantor”), (iii) SP 1 and SP 2 (each, an “Existing Lender” and collectively, the “Existing Lenders”) and (iv) Silver Point (the “Lender Agent”) are parties to that certain Credit Agreement dated as of October 9, 2007 (as amended by Amendment No. 1 to Credit Agreement dated April 2, 2009 and the Acknowledgment, Waiver and Consent and Amendment to Credit Agreements dated April 2, 2009, the Omnibus Credit Agreement Amendment dated as of April 13, 2010, Amendment to $80,000,000 Credit Agreement dated August 30, 2010, and Amendment No. 4 to Credit Agreement and Consent dated as of August 1, 2012, the “Existing Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans) to be made, by the Existing Lenders to the Borrowers;

WHEREAS, the Borrowers have advised the Lender Agent and the Existing Lenders that the Borrowers intend to repay in full all amounts outstanding under the Existing Credit Agreement due solely to SP 1 on February 7, 2013 (the “SP 1 Payoff Date”) in connection with the execution and delivery of this Agreement and the Restated Credit Agreement (as defined below), with the proceeds of additional loans to be disbursed by SP 2 pursuant to the Restated Credit Agreement, and the Amendment Parties, the Lender Agent and the Existing Lenders consent to such repayment;

WHEREAS, the Borrowers, the Amendment Parties, the Lender Agent and SP 2 (the “Lender”) desire to amend the Existing Credit Agreement in certain respects, including without limitation to extend the Maturity Date, modify the interest rate and increase the original principal amount of the $45,000,000 Real Estate Term Loan (as defined in the Existing Credit Agreement) on the terms and conditions set forth below;

WHEREAS, the Borrowers, the Amendment Parties, the Lender Agent and the Lender have agreed that the Existing Credit Agreement shall, on the Restatement Effective Date (as defined below), be amended and restated in the form attached hereto as Exhibit A (the “Restated Credit Agreement”);

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; Interpretation. Unless otherwise specified, capitalized terms used but not defined herein have the meanings assigned to such terms in the Restated Credit Agreement. The rules of construction set forth in Annex A of the Restated Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. SP 1 Payoff.

(a) Each of the Lender Agent and SP 1 confirms that the aggregate amount (the “SP 1 Payoff Amount”) as of the SP 1 Payoff Date necessary to pay in full all amounts owing by the Borrowers to SP 1 under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) is $8,139,256.35 (consisting of (i) the principal amount of $8,119,633.90 and (ii) the interest amount of $19,622.45), subject to the same being paid by wire to, and confirmed received not later than 5:00 p.m. (New York time) on the SP 1 Payoff Date by, the Lender Agent in U.S. Dollars in immediately available funds to the account of the Lender Agent. In the event the SP 1 Payoff Amount is not received by the time specified above on the SP 1 Payoff Date in accordance with the terms of this Agreement the SP 1 Payoff Amount will be subject to adjustment.

(b) The Borrowers and the Amendment Parties acknowledge and agree that (i) as of the Effective Time, SP 1 shall have no further obligation, duty, liability or responsibility under the Existing Credit Agreement, any other Loan Document or any other document or agreement executed and/or delivered in connection therewith (except as otherwise expressly provided herein and except for such obligations, duties, liabilities or responsibilities that are otherwise expressly stated in the Existing Credit Agreement or any such Loan Document as surviving that agreement’s or document’s termination, which in any such case shall, as so specified, survive without prejudice and remain in full force and effect), (ii) if any payment at any time made to the Lender Agent or SP 1 on account of the SP 1 Payoff Amount is ever avoided, rescinded, set aside or must otherwise be returned or repaid by the Lender Agent or SP 1, whether in bankruptcy, reorganization, insolvency or similar proceedings involving the Borrowers or the Amendment Parties or otherwise, then such amount and the obligations and liability of the Borrowers and the Amendment Parties under the Existing Credit Agreement and the other Loan Documents intended to be paid shall immediately be reinstated with full force and effect, without need for any action by any person, and shall be enforceable against the Borrowers and the Amendment Parties and their successors and assigns as if such payment had never been made, and (iii) forever releases and discharges SP 1 and its agents, officers, and directors from any and all claims, suits or causes of action the Borrowers and the Amendment Parties may have against SP 1 or its agents, officers and directors arising out of or relating to the Loan Documents.

(c) The Existing Lenders and Lender Agent (i) acknowledge and agree that, as of the Effective Time, all indebtedness of the Borrowers and the Amendment Parties to the SP 1 in respect of the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) shall be fully paid and discharged; and (ii) consent to the repayment of the SP 1 Payoff Amount solely to SP 1 notwithstanding anything to the contrary in the Existing Credit Agreement or any other Loan Document.

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SECTION 3. Amendment and Restatement of the Existing Credit Agreement. Effective on the Restatement Effective Date (as defined below), the Existing Credit Agreement is hereby amended and restated to read in its entirety in the form of the Restated Credit Agreement attached as Exhibit A hereto. From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Restated Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Restated Credit Agreement, as may be further amended, supplemented or otherwise modified from time to time. This Agreement shall constitute a “Loan Document” under the Restated Credit Agreement.

SECTION 4. MidCap Consent. Subject to the satisfaction of the conditions precedent specified in Section 6 below, but effective as of the date hereof, Lender Agent, the Existing Lenders and the Lender consent, under the Existing Credit Agreement, the Restated Credit Agreement and all other Loan Documents, to the increase in the aggregate available revolving commitments from $30,000,000 to $35,000,000 under the Credit and Security Agreement, dated as of August 30, 2010, among the Borrowers, MidCap Financial, LLC, as agent for lenders, and lenders party thereto (the “MidCap Facility”), including without limitation Section 1.17 of the Existing Credit Agreement and Section 1.17 of the Restated Credit Agreement, and waive compliance by the Borrowers, PCHI and Ganesha with the provisions of Section 1.4(b) of the Existing Credit Agreement and Section 1.4(b) of the Restated Credit Agreement solely with respect to, and to effectuate, the increase in the aggregate available revolving commitments from $30,000,000 to $35,000,000 under the MidCap Facility. For the avoidance of doubt, the consent hereunder is limited solely to increasing the aggregate available revolving commitments from $30,000,000 to $35,000,000 and not to any other amendment of the MidCap Facility that may require consent of Lender Agent and/or the Lender under the A/R Facility Intercreditor Agreement and the Loan Documents.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each Borrower and each Amendment Party hereby represents and warrants with respect to itself to each Existing Lender and the Lender Agent that:

(a) The execution, delivery and performance by the Borrowers and Amendment Parties of this Agreement: (i) are within such Person’s power; (ii) have been duly authorized by all necessary corporate or limited liability company action; (iii) do not contravene any provision of such Person’s bylaws or operating agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument, including without limitation the A/R Facility, to which such Person is a party or by which such Person or any of its property is bound; and (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender Agent for the benefit of the Existing Lenders pursuant to the Loan Documents. Each Borrower and each Amendment Party has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each Borrower and each Amendment Party and constitutes a legal, valid and binding obligation of each Borrower and Amendment Party enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

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(b) Except as set forth on Schedule 5(b) hereto, each of the representations and warranties made by each Borrower and each Amendment Party set forth in Section 3 of the Restated Credit Agreement is true and correct in all material respects (or if already qualified by materiality, in all respects) on and as of the Restatement Effective Date as if made on and as of the Restatement Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects (or if already qualified by materiality, in all respects) as of such specific date).

(c) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Restatement Effective Date.

SECTION 6. Conditions Precedent; Effectiveness. As provided in Section 3 above, the amendment and restatement of the Existing Credit Agreement contemplated hereby shall become effective, as of the date (the “Restatement Effective Date”) and effective simultaneously with and as of the time of receipt by the Lender Agent of the SP 1 Payoff Amount in the manner described above in Section 2 (“Effective Time”), upon which the following conditions precedent have been satisfied (or waived by the Existing Lenders):

(a) Existing Lenders shall have received reasonably satisfactory evidence that there shall have been no material adverse change in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of IHHI and its Subsidiaries, taken as a whole, since September 30, 2012.

(b) On the Restatement Effective Date, the following statements shall be true and the Lender Agent shall have received a certificate signed by a duly authorized officer of the Borrowers and the Amendment Parties, dated the Restatement Effective Date, setting forth the following:

(i) Except as set forth on Schedule 3.12A to the Restated Credit Agreement, there is no pending or (to the knowledge of the Borrowers or the Amendment Parties) threatened action or proceeding affecting the Borrowers or the Amendment Parties or any of their respective Subsidiaries before any court, governmental agency or arbitrator that is reasonably likely to have a Material Adverse Effect.

(ii) Each of the representations and warranties set forth in Sections 5(b) and (c) hereof.

(iii) No event or circumstance shall have occurred that has or reasonably could be expected to have a Material Adverse Effect as to the Borrowers and the Amendment Parties.

(c) The Borrowers shall have paid to the Lender Agent on the Restatement Effective Date:

(i) the SP 1 Payoff Amount for the benefit of SP 1 from the proceeds of the Loans to be disbursed under the Restated Credit Agreement,

(ii) the repurchase price in an aggregate amount equal to $840,868.25, to SP 1 pursuant to the Repurchase Agreement (as defined below) from the proceeds of the Loans to be disbursed under the Restated Credit Agreement, and

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(iii)  all reasonable and documented invoiced fees and expenses of the Lender Agent and the Existing Lenders (including the reasonable and documented invoiced fees and expenses of counsel to the Lender Agent).

(d) The Lender Agent shall have received on or before the Restatement Effective Date the following in form and substance reasonably satisfactory to the Lender Agent and in sufficient copies for the Lender:

(i) A copy of the articles of incorporation for each Borrower and a copy of the articles of organization for each Amendment Party, certified by the Secretary of State for the state of incorporation or organization dated as of a recent date reasonably satisfactory to the Lender Agent prior to the Restatement Effective Date.

(ii) A certificate of good standing issued by the applicable state of incorporation or organization for each Borrower and each Amendment Party, certified by the Secretary of State for the state of incorporation or organization dated as of a recent date reasonably satisfactory to the Lender Agent prior to the Restatement Effective Date.

(iii) The bylaws or operating agreement for each Borrower and each Amendment Party, certified to be true and accurate by the corporate secretary of each Borrower and by the manager of each Amendment Party.

(iv) An incumbency certificate (officers and directors, or managers and members) for each Borrower and each Amendment Party, certified to be true and accurate by the corporate secretary of each Borrower and by the manager of each Amendment Party.

(v) The resolutions duly adopted by the board of directors of each Borrower and the resolutions duly adopted by all managers of each Amendment Party, authorizing the transactions set forth in this Agreement.

(vi) A favorable opinion of counsel licensed to practice law and in good standing in the State of California for PCHI, Ganesha, WMC-A, WMC-SA, Coastal and Chapman, addressed to the Lender Agent and the Existing Lenders, dated as of the Restatement Effective Date and in form and substance reasonably satisfactory to the Lender Agent.

(vii) A favorable opinion of counsel licensed to practice law and in good standing in the State of Nevada for IHHI, addressed to the Lender Agent and the Existing Lenders, dated as of the Restatement Effective Date and in form and substance reasonably satisfactory to the Lender Agent.

(viii) The Lender Agent shall have received from each Borrower and each Amendment Party the results of recent UCC searches with respect to each Borrower and each Amendment Party, which are reasonably satisfactory to the Lender Agent.

(e) The Lender Agent (and its counsel) shall have received from each Borrower and each Amendment Party either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Lender Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

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(f) The Lender Agent (and its counsel) shall have received from each Borrower and each Amendment Party (i) a counterpart of the Confirmation attached as Exhibit B hereto (the “Confirmation”) signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Lender Agent (which may include telecopy transmission of a signed signature page of the Confirmation) that such party has signed a counterpart of the Confirmation.

(g) The Lender Agent (and its counsel) shall have received from IHHI (i)  Amendment No. 1 to the Common Stock Warrant for SPCP Group, LLC attached as Exhibit C-1 hereto, Amendment No. 1 to the Common Stock Warrant for KPC Resolution Company, LLC attached as Exhibit C-2 hereto and Amendment No. 1 to the Common Stock Warrant for Kali P. Chaudhuri, M.D. attached as Exhibit C-3 hereto (together, the “Warrant Amendments”) signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Lender Agent (which may include telecopy transmission of a signed signature page of each Warrant Amendment) that such party has signed a counterpart of each of the Warrant Amendments.

(h) Contemporaneously herewith, IHHI shall have purchased the Common Stock Warrant from SPCP Group IV, LLC pursuant to the terms of the Warrant Repurchase Agreement attached as Exhibit D hereto (the “Repurchase Agreement”).

(i) Upon consummation of the repurchase of the Common Stock Warrant pursuant to the Repurchase Agreement, the Lender Agent (and its counsel) shall have received from IHHI the Common Stock Warrant for SPCP Group, LLC attached as Exhibit E hereto signed on behalf of such party.

SECTION 7. Amendments; Waivers. This Agreement may be amended, waived, modified or supplemented only by written agreement signed by each Borrower, each Amendment Party, the Lender and the Lender Agent.

SECTION 8. Notices. All notices hereunder shall be given in accordance with the provisions of Section 11.12 of the Restated Credit Agreement.

SECTION 9. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10. Effect of Amendment. Except as expressly set forth in this Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights, remedies, powers or privileges of Lender Agent or any Lender under the Existing Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained in this Agreement shall be deemed to entitle the Borrowers or the Amendment Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Documents in similar or different circumstances.

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SECTION 11. Release. Each Borrower and each Amendment Party voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge the Lender Agent, each Existing Lender, their respective successors and assigns and each of their respective affiliates, subsidiaries, predecessors, directors, officers, partners, attorneys, employees, agents and representatives (collectively referred to as the “Releasees”) of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Releasees or any of them (whether directly or indirectly). Each Borrower and each Amendment Party acknowledges that the foregoing release is a material inducement to Lender Agent’s and Existing Lenders’ decision to enter into this Agreement and to agree to the modification made contemplated hereunder.

SECTION 12. Miscellaneous. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Facsimile and electronically copied signatures on this Agreement shall be deemed the equivalent of original signatures. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by, and construed in accordance with, the law of the State of Nevada.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

EXISTING LENDER: SPCP Group IV, LLC, a Delaware limited liability company By: Silver Point C&I Opportunity GP, LLC,

By:	/s/ Michael A. Gatto
Name:	Michael A. Gatto
Title:	Authorized Signatory

EXISTING LENDER AND LENDER: SPCP Group, LLC, a Delaware limited liability company

By:	/s/ Michael A. Gatto
Name:	Michael A. Gatto
Title:	Authorized Signatory

LENDER AGENT: SILVER POINT FINANCE, LLC, a Delaware limited liability company

By:	/s/ Michael A. Gatto
Name:	Michael A. Gatto
Title:	Authorized Signatory

[Signature Page to Amendment and Restatement to Credit Agreement]

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BORROWERS: INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By:	/s/ Kenneth K. Westbrook
Name:	Kenneth K. Westbrook
Title:	CEO

WMC-A, INC., a California corporation

By:	/s/ Kenneth K. Westbrook
Name:	Kenneth K. Westbrook
Title:	CEO

WMC-SA, INC., a California corporation

By:	/s/ Kenneth K. Westbrook
Name:	Kenneth K. Westbrook
Title:	CEO

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By:	/s/ Kenneth K. Westbrook
Name:	Kenneth K. Westbrook
Title:	CEO

CHAPMAN MEDICAL CENTER, INC., a California corporation

By:	/s/ Kenneth K. Westbrook
Name:	Kenneth K. Westbrook
Title:	CEO

[Signature Page to Amendment and Restatement to Credit Agreement]

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AMENDMENT PARTIES: PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company

By:	/s/ Jacob Sweidan
Name:	Jacob Sweidan, M.D.
Title:	Co-Manager

By:	/s/ Kali P. Chaudhuri
Name:	Kali M. Chaudhuri, M.D.
Title:	Co-Manager

ganesha realty, llc, a California limited liability company

By:	/s/ Kali P. Chaudhuri
Name:	Kali M. Chaudhuri, M.D.
Title:	Manager

[Signature Page to Amendment and Restatement to Credit Agreement]

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Exhibit A

Restated Credit Agreement

[See attached.]

i

AMENDED AND RESTATED CREDIT AGREEMENT
($47,277,000 TERM LOAN)

Originally dated as of October 9, 2007 and
Amended and Restated on February 7, 2013

among

INTEGRATED HEALTHCARE HOLDINGS, INC.,

WMC-A, INC.,

WMC-SA, INC.,

CHAPMAN MEDICAL CENTER, INC., and

COASTAL COMMUNITIES HOSPITAL, INC.,

as Borrowers,

THE CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE GUARANTORS SIGNATORY HERETO,

as Guarantors,

and

SPCP GROUP LLC,

as Lender

and

SILVER POINT FINANCE, LLC

as Lender Agent.

ii

iii

4.	FINANCIAL STATEMENTS AND INFORMATION		38
	4.1	Reports and Notices	38
	4.2	Communication with Accountants	38

5.	AFFIRMATIVE COVENANTS		38
	5.1	Maintenance of Existence and Conduct of Business	38
	5.2	Payment of Charges.	38
	5.3	Books and Records	39
	5.4	Insurance; Damage to or Destruction of Collateral.	39
	5.5	Compliance with Applicable Laws	40
	5.6	Supplemental Disclosure	40
	5.7	Intellectual Property	41
	5.8	Environmental Matters	41
	5.9	Landlord Agreements	42
	5.10	Further Assurances	42
	5.11	Qualified Cash	42
	5.12	Operation of Business	42
	5.13	After-Acquired Property; Acquisition of other Real Property Interests	42
	5.14	Observer Status on Borrower’s Board of Directors	42
	5.15	Independent Directors	43
	5.16	Financial Reports, Notices and Other Information	43

6.	NEGATIVE COVENANTS		45
	6.1	Mergers, Subsidiaries, Etc	45
	6.2	Investments; Line of Credit Loan and Advances	45
	6.3	Indebtedness	45
	6.4	Employee Loans and Affiliate Transactions	46
	6.5	Capital Structure and Business	46
	6.6	Guaranteed Indebtedness	46
	6.7	Liens	46
	6.8	Sale of Collateral and Intellectual Property	46
	6.9	ERISA	46
	6.10	Hazardous Materials	47
	6.11	Restricted Payments.	47
	6.12	Change of Corporate Name, State of Organization or Location; Change of Fiscal Year	47
	6.13	No Impairment of Intercompany Transfers	47
	6.14	[Intentionally Omitted.]	47
	6.15	Dr. Shah	47
	6.16	Shareholder Blocking Rights	48
	6.17	Financial Covenants.	48

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7.	TERM		50
	7.1	Termination	50
	7.2	Survival of Obligations Upon Termination of Financing Arrangements	51

8.	EVENTS OF DEFAULT; REMEDIES		51
	8.1	Events of Default	51
	8.2	Remedies	55
	8.3	Waivers	56

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF LENDER		56
	9.1	Assignment and Participations.	56
	9.2	Reliance, Etc	57

10.	SUCCESSORS AND ASSIGNS		58

11.	MISCELLANEOUS		58
	11.1	Complete Agreement; Modification of Agreement	58
	11.2	Amendments and Waivers.	58
	11.3	Fees and Expenses	59
	11.4	No Waiver	60
	11.5	Remedies	61
	11.6	Severability	61
	11.7	Conflict of Terms	61
	11.8	Attorneys’ Fees; Indemnification	61
	11.9	Time of the Essence	61
	11.10	Confidentiality	62
	11.11	GOVERNING LAW.	62
	11.12	Notices	63
	11.13	Section Titles	63
	11.14	Counterparts	63
	11.15	WAIVER OF JURY TRIAL	64
	11.16	Press Releases and Related Matters	64
	11.17	Reinstatement	64
	11.18	Advice of Counsel	65
	11.19	No Strict Construction	65
	11.20	Limitation on Each Borrower’s and Each Credit Party’s Liability	65
	11.21	Lender Agent	65

12.	[Intentionally Omitted.]		66

13.	SURETYSHIP WAIVERS		66
	13.1	Suretyship Waivers	66
	13.2	Election of Remedies	69

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INDEX OF ANNEXES, EXHIBITS AND DISCLOSURE SCHEDULES

ANNEXES
Annex A	Definitions
Annex B	Cash Management System
Annex C	Collateral Reports
Annex D	Notice Addresses
Annex E	Fixed Charge Coverage Ratio Worksheet
EXHIBITS
Exhibit “A”	Form of Term Note
Exhibit “B”	[Intentionally Omitted]
Exhibit “C”	[Intentionally Omitted]
Exhibit “D”	Form of Notice of Request for Advance
Exhibit “E”	Form of Deed of Trust
Exhibit “F”	Form of Absolute Assignment
Exhibit “G”	Form of Security Agreement
Exhibit “H”	Form of Collateral Assignment of Contracts
Exhibit “I”	Form of Deposit Account Security Agreement
Exhibit “J”	Form of Control Agreement
Exhibit “K”	Form of Post-Closing Agreement
Exhibit “L”	Form of Intellectual Property Security Agreement
Exhibit “M”	Form of Environmental Indemnity Agreement
Exhibit “N”	Form of Guaranty Agreement
Exhibit “O”	Form of Intercreditor Agreement
Exhibit “P”	Form of Pledge Agreement
Exhibit “Q”	Form of Stock Power
Exhibit “R”	Form of Membership Power
Exhibit “S”	Form of Landlord’s Consent and Estoppel Certificate (Chapman Leases)
Exhibit “T”	Form of Landlord’s Consent and Estoppel Certificate (Triple Net Lease)
Exhibit “U”	Form of Warrant

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DISCLOSURE SCHEDULES
Disclosure Schedule 2.1(b)	Required Consents and Approvals
Disclosure Schedule 2.1(c)	Capital Structure of Each Borrower
Disclosure Schedule 3.1	Executive Office, Collateral Locations, FEIN
Disclosure Schedule 3.5	Schedule of Real Estate Owned and Leased
Disclosure Schedule 3.6	Labor Matters
Disclosure Schedule 3.7	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.10	Taxes
Disclosure Schedule 3.11	ERISA Plans
Disclosure Schedule 3.12	Litigation
Disclosure Schedule 3.13	Brokers
Disclosure Schedule 3.14	Intellectual Property
Disclosure Schedule 3.16	Environmental Matters
Disclosure Schedule 3.17	Insurance (With Copies of All Certificates of Insurance)
Disclosure Schedule 3.18	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	Bonding; Licenses; Permits
Disclosure Schedule 6.3	Indebtedness
Disclosure Schedule 6.4	Transactions with Affiliates and Employees
Disclosure Schedule 6.7	Existing Liens.

vii

AMENDED AND RESTATED CREDIT AGREEMENT
($47,277,000 Term Loan)

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”), dated as of February 7, 2013, is made by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-A, INC., a California corporation (“WMC-A”), WMC-SA, INC., a California corporation (“WMC-SA”), CHAPMAN MEDICAL CENTER, INC., a California corporation (“Chapman”), and COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (“Coastal”) (IHHI, WMC-A, WMC-SA, Chapman and Coastal are hereinafter together referred to as “Borrowers” and individually as a “Borrower”); PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company (“PCHI”); ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company (“OC-PIN”); GANESHA REALTY, LLC, a California limited liability company (“Ganesha”, and together with PCHI and OC-PIN, the “Credit Parties” and individually as a “Credit Party”; and OC-PIN and PCHI are hereinafter together referred to as the “Guarantors” and individually as a “Guarantor”); and SPCP GROUP, LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Lenders”), and SILVER POINT FINANCE, LLC, a Delaware limited liability company, as Lender Agent (“Silver Point” or “Lender Agent”). Initially capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in Annex A.

RECITALS

PCHI owns the fee simple title in the Western Medical Center - Anaheim, in the Western Medical Center - Santa Ana, and in the Coastal Communities Hospital (including the medical office buildings located thereon). PCHI leases the Western Medical Center — Anaheim, the Western Medical Center – Santa Ana, and the Coastal Communities Hospital (including the medical office buildings located thereon) to IHHI pursuant to the Triple Net Lease. IHHI subleased the Western Medical Center - Anaheim to WMC-A; IHHI subleased the Western Medical Center - Santa Ana to WMC-SA; and IHHI subleased the Coastal Communities Hospital (including the medical office buildings located thereon) to Coastal. IHHI owns all (100%) of the Stock of WMC-A, WMC-SA and Coastal.

IHHI leases the Hospital Facility and the related medical office buildings located at the Chapman Medical Center from the Hospital Landlord and from the MOB Landlord pursuant to the Chapman Leases. IHHI subleased the Hospital Facility and the related medical office buildings to Chapman. IHHI owns all (100%) of the Stock of Chapman.

OC-PIN is a Shareholder of IHHI.

IHHI, WMC-A, WMC-SA, Coastal and Chapman are in the business of delivering acute care services to the public through the acute care Hospital Facilities; incident thereto, IHHI, WMC-A, WMC-SA, Coastal and Chapman are in the business of owning, operating and/or leasing medical office buildings and other healthcare businesses related thereto.

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IHHI, WMC-A, WMC-SA, Chapman, and Coastal, as borrowers, PCHI, Ganesha, West Coast, and OC-PIN, as the credit parties, the several lenders from time to time party thereto and Medical Provider Financial Corporation III, as lender agent were parties to that certain Credit Agreement dated as of October 9, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “$10,700,000 Credit Agreement”) that provided, subject to the terms and conditions thereof, for loans made by the lenders party thereto to the borrowers party thereto in an aggregate principal of $10,700,000.

IHHI, WMC-A, WMC-SA, Chapman, and Coastal, as borrowers, PCHI, Ganesha, West Coast, and OC-PIN, as the credit parties, the several lenders from time to time party thereto and Medical Provider Financial Corporation I, as lender agent were parties to that certain Credit Agreement dated as of October 9, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “$50,000,000 Credit Agreement”), that provided, subject to the terms and conditions thereof, for extensions of credit (by means of loans) made by the lenders party thereto to the borrowers party thereto in an aggregate principal or face amount not exceeding $50,000,000.

Pursuant to the payoff letter dated as of August 30, 2010 among Silver Point, as successor lender agent, IHHI, WMC-A, WMC-SA, Chapman, and Coastal, as borrowers, PCHI, and Ganesha, the loans and all other obligations of the borrowers and the credit parties under the $10,700,000 Credit Agreement, the $50,000,000 Credit Agreement, and the $35,000,000 Non-Revolving Line of Credit Loan have each been paid in full and all unfunded commitments thereunder terminated, and the $10,700,000 Credit Agreement, the $50,000,000 Credit Agreement, all provisions relating to the $35,000,000 Non-Revolving Line of Credit Loan in this Agreement and the Intercreditor Agreement were terminated. The references to such loans, obligations, agreements and provisions set forth in this Agreement and the other Loan Documents are historic and have no binding force or effect on the Borrowers or the Credit Parties.

The parties hereto desire to amend the Original Credit Agreement in certain respects (including, without limitation, to extend the Maturity Date (as defined in the Original Credit Agreement) and increase the facility amount) by restating the Original Credit Agreement in its entirety.

All Annexes, Disclosure Schedules, Exhibits and other attachments, or documents expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrowers, Lenders, Lender Agent, Credit Parties and Guarantors agree as follows:

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1.	AMOUNT AND TERMS OF CREDIT FACILITIES

1.1 Term Loan. (a) Lenders made the aggregate principal amount of $45,000,000 available to Borrowers on the Closing Date. Pursuant to Amendment No. 4 to Credit Agreement and Consent dated as of August 1, 2012, the aggregate principal amount of the Loans was increased to $46,350,000. SPCP Group IV, LLC, as Lender under the Original Credit Agreement, simultaneously with the effectiveness of this Agreement, is being repaid in full in the aggregate amount of $8,139,256.35 as of the Restatement Effective Date ($8,119,633.90 on account of principal and $19,622.45 on account of interest), and SPCP Group, LLC’s aggregate commitment to make Loans, simultaneously with the effectiveness of this Agreement, is being increased by an amount of $9,046,633.90 (the “Restatement Increase Amount”), such increase being made available as of the Restatement Effective Date. After the borrowing of the Restatement Increase Amount, as of the Restatement Effective Date, the aggregate principal amount of the Existing Real Estate Term Loans is $47,277,000. All Existing Real Estate Term Loans shall remain outstanding as of the Restatement Effective Date and shall be “Loans” for all purposes of this Agreement and the other Loan Documents.

(b) On the Restatement Effective Date, SPCP Group, LLC, as Lender, which holds an Existing Real Estate Term Note shall be entitled to continue such Existing Real Estate Term Note; provided that at the Lender’s option such Lender’s Existing Real Estate Term Note may be exchanged for a new Term Note in the form of Exhibit “A” attached hereto. The Term Note represents the obligation of Borrowers, jointly and severally, individually and collectively, to repay the Loan to Lenders. During the term of the Term Note, Borrowers shall not be required to make any payments of principal, however, Borrowers shall pay interest to Lenders on the entire principal balance outstanding from time to time, in arrears, on each applicable Interest Payment Date, at the Interest Rate applicable to the Loan, and the entire balance of unpaid principal, plus all accrued but unpaid interest thereon and all other non-contingent Obligations due and owing thereunder, shall be due and payable in full in a single payment in immediately available funds, on the Maturity Date.

1.2 Use of Proceeds. Borrowers shall utilize the proceeds of the Restatement Increase Amount (a) to repay the amounts owing by the Borrowers to SPCP Group IV, LLC under the Original Credit Agreement, (b) to repurchase the warrant previously issued by IHHI to SPCP Group IV, LLC pursuant to the Repurchase Agreement, and (c) for working capital and general corporate purposes of Borrowers.

1.3 [Intentionally Omitted.]

1.4 Prepayments.

(a) Voluntary Prepayments. Borrowers may prepay all, but not less than all, Loan at any time; provided that the Borrowers shall pay to the Lender Agent, for the ratable account of each Lender, (A) a prepayment premium of 5.0% of the principal amount of the Loan being prepaid in the case of a voluntary prepayment made on or prior to December 31, 2013 and (B) a prepayment premium of 2.0% of the principal amount of the Loan being prepaid in the case of a voluntary prepayment made on or after January 1, 2014 and on or prior to December 31, 2014.

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(b) Mandatory Prepayments. Notwithstanding the foregoing, (i) immediately upon receipt by Borrowers or Credit Parties of any cash proceeds of any sale or other disposition of any Collateral, Borrowers shall (or, without limiting the obligation of the Borrowers to make such payment, may cause the Credit Party receiving such cash proceeds to) prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) an appropriate reserve for income taxes; and (ii) immediately upon receipt by Borrowers or Credit Parties of any payment or reimbursement of enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments) (“Net QAF Funds”), Borrowers shall prepay any outstanding principal amounts under the A/R Facility in an amount equal to 80% of such Net QAF Funds; provided Borrowers shall not be required to prepay such amounts below the aggregate principal amount of $10,000,000 and provided, further, that in the case of a prepayment under the A/R Facility, any commitments which remain outstanding in excess of such $10,000,000 may not be reborrowed, without the prior written consent of Lender Agent unless the proceeds of such borrowing are used by Borrower solely for the purpose of making quality assurance or enhanced funds payments relating to federal matching funds and related payments of taxes and pledged funds due to the California Health Foundation & Trust so long as the Borrowers deliver to the Lender Agent an officer’s certificate certifying to the amount of such borrowing and the use of the proceeds thereof solely for such purpose (for the avoidance of doubt, the Borrowers shall not be restricted in their use of proceeds with respect to all or any portion of the aggregate commitment amount of $10,000,000 under the A/R Facility). Any prepayment pursuant to clause (i) of the immediately foregoing sentence shall be applied in accordance with Section 1.4(c) (Application of Prepayments). The following shall not be subject to mandatory prepayment under this subsection: (1) proceeds of sales of Inventory in the ordinary course of business; (2) proceeds of collection of Accounts in the ordinary course of business (except as otherwise set forth herein); and (3) proceeds of sales of Equipment and other personal property in the ordinary course of business so long as such Equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by Equipment and other personal property of equal or greater value or utility. Notwithstanding anything to the contrary set forth herein, this Section 1.4(b) shall not apply to the Borrowers or Credit Parties if the Borrowers or Credit Parties repay in full in cash all Obligations outstanding under this Agreement and the other Loan Documents with (x) the proceeds of such payments or reimbursement of enhanced federal matching funds, (y) any loans made under the A/R Facility, or (z) any combination of proceeds described in the preceding clause (x) or loans described in the preceding clause (y).

(c) Application of Prepayments. Any prepayments made pursuant to Section 1.4 (a) or (b) (Prepayments) above shall be applied as follows: first, to reimbursable expenses of Lenders then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Loans; third, and last, in such order as Lenders shall determine in their sole and absolute discretion, to the principal balance of the Loans until the same has been paid in full. If an Event of Default has occurred and is continuing, Lenders shall have the absolute right, in their sole discretion, to determine which of the Obligations shall be paid and in what order and amounts.

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(d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(a) (Insurance) shall be applied to the Loans in the manner described in Section 1.4(c) (Application of Prepayments) above.

(e) No Implied Consent. Nothing in this Section 1.4 (Prepayments) shall be construed to constitute a Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

(f) [Intentionally Omitted.]

(g) Reliance on Notices; Appointment of Borrower’s Representative. Lenders or Lender Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Request for Advance or other notice believed by Lenders or Lender Agent to be genuine. Lenders or Lender Agent may assume that each Person executing and delivering any notice in accordance herewith, including without limitation the Notice of Request for Advance, was duly authorized, unless the responsible individual acting thereon for Lenders or Lender Agent has actual knowledge to the contrary. Borrowers hereby designate each and any of Kenneth K. Westbrook, Steven R. Blake, and any other officer of IHHI appointed by the board of directors of IHHI to be a “Borrower’s Representative” hereunder, the written notice of which appointment has been given to Lender Agent (any such individual, an “Authorized Individual”), as Borrower’s Representative for the purposes of issuing Notices of Request for Advances, giving instructions with respect to the disbursement of the proceeds of the applicable Loan, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of Borrowers under the Loan Documents. Borrower’s Representative hereby accepts such appointment. Lenders or Lender Agent may regard any notice or other communication pursuant to any Loan Document from Borrower’s Representative as a notice or communication from Borrowers, and may give any notice or communication required or permitted to be given to Borrowers hereunder to Borrower’s Representative on behalf of Borrowers. Borrowers agree that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower’s Representative shall be deemed for all purposes to have been made by Borrowers and shall be binding upon and enforceable against Borrowers to the same extent as if the same had been made directly by Borrowers. Borrowers may, by written notice to Lender Agent, seek to terminate the appointment of an Authorized Individual if there is only one Authorized Individual at such time as Borrower’s Representative and propose appointment of replacement Borrower’s Representative; provided, however, said proposed replacement Borrower’s Representative (i) must be an officer or director of IHHI, and (ii) must be acceptable to Lender Agent in its sole discretion. Lender Agent shall within ten (10) Business Days from receipt of said notice deliver a written notice to Borrowers either approving, or disapproving, of said proposed replacement. If Lender Agent timely delivers a notice to Borrowers disapproving the proposed replacement(s), or fails to timely deliver any notice to Borrowers, then such Authorized Individual shall remain as Borrower’s Representative until an acceptable replacement(s) is proposed by Borrowers and approved by Lender Agent. If Lender Agent timely approves said proposed replacement, then from and after the date Lender Agent delivers written notice of approval of said proposed replacement to Borrowers, such Authorized Individual shall cease to be Borrower’s Representative and the proposed replacement shall become Borrower’s Representative.

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1.5 Interest; Payments.

(a) Interest on Loans. During the term of the Loans, Borrowers shall pay interest to the Lenders on all outstanding Advances, in arrears, on each applicable Interest Payment Date, at the Interest Rate.

(b) Principal on the Loans. The Borrowers hereby unconditionally promise to pay the unpaid principal amount of the Loans on the Maturity Date.

(c) Payment Date. If any payment on any Loan becomes due and payable on a day other than a Business Day, the due date thereof will be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable Interest Rate during such extension.

(d) Computation of Interest. All computations of interest shall be made by Lenders at the applicable Interest Rate and calculated on the basis of a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each.

(e) Default Rate. Notwithstanding the foregoing, so long as an Event of Default has occurred and is continuing under any Loan Document, the Interest Rate applicable to the Loans shall be increased to the Default Rate, and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand. All interest payments owing hereunder or under any of the other Loan Documents, including interest accruing at the Default Rate, shall constitute additional Obligations hereunder and shall be secured by the Collateral.

(f) Payment to Lenders’ Account. All payments by Borrowers to Lender Agent for the account of the Lenders hereunder shall be made to the following deposit account unless and until Lender Agent or any Lender directs otherwise:

Bankers Trust

ABA: 021-001-033

A/C Name: Global Loan Services

A/C #: 99907998

Ref: IHHI

(g) Interest Period. If on the third Business Day prior to the expiration of any Interest Period applicable to an Advance of the Loans, IHHI has failed to select, or is not permitted to select, a new Interest Period to be applicable to such Loans, IHHI shall be deemed to have selected an Interest Period of three months. Unless consented to by each Lender, no Interest Period longer than one month may be selected at any time when a Default or Event of Default has occurred and is continuing.

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1.6 Maximum Lawful Rate of Interest. Notwithstanding anything to the contrary set forth in Section 1.5 (Interest; Payments), if a court of competent jurisdiction determines in a final unappealable order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount that such Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. Any payments made by Borrowers in excess of the Maximum Lawful Rate shall be considered voluntary prepayments of the Loans under Section 1.4(a) (Voluntary Prepayments); provided that no prepayment premium set forth therein shall be applicable to any such payments.

1.7 Cash Management System. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the Cash Management System described in Annex B (Cash Management System) attached hereto, including but not limited to the provisions of the Deposit Account Security Agreement and related Control Agreements. Notwithstanding anything to the contrary herein or in any other Loan Documents, the provisions relating to cash management, deposit account security agreements or control agreements, including, without limitation, this Section 1.7, shall be subject to the A/R Facility.

1.8 [Intentionally Omitted.]

1.9 [Intentionally Omitted.]

1.10 Certain Notices.

(a) At least three (3) Business Days prior to the Closing Date, Borrowers shall execute and deliver to Lenders and the Lender Agent a Notice of Request for Advance requesting that Lenders make initial Advances under the Loans.

(b) At least three (3) Business Days prior to (i) the Restatement Effective Date and (ii) the expiration of each Interest Period, IHHI shall execute and deliver to Lender Agent a Notice of Interest Period selecting the duration of the initial Interest Period, and if no such notice is delivered, the provisions of Section 1.5(g) shall apply.

1.11 Receipt of Payments. Borrowers shall make each payment under this Agreement and the Notes not later than 5:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to Lender Agent for the account of the Lenders described in Section 1.5(f) (Payment to Lenders’ Account) above. For purposes of computing interest as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefore are received in Lender Agent’s deposit account prior to 5:00 p.m. (New York time). Payments received in good and immediate funds after 5:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(a) Application and Allocation of Payments.

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(i) Application of Payments. So long as no Event of Default has occurred and is continuing, for each Loan, (1) scheduled monthly payments shall be applied first, to reimbursable expenses of Lenders then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Loan; third, and last, to the principal balance of the Loan until the same has been paid in full; and (2) voluntary prepayments and mandatory prepayments shall be applied as set forth in Section 1.4(c) (Application of Prepayments). As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing, Borrowers and the Credit Parties hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Lenders shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Lenders may deem advisable notwithstanding any previous entry by Lenders in the Loan Account or any other books and records.

(ii) Charges to the Loans. Lenders are authorized to, and in their sole and absolute discretion may, charge to its respective Loans (which charges shall be deemed to be Advances requested by Borrowers) on behalf of Borrowers and cause to be paid all expenses, Charges, costs (including insurance premiums in accordance with Section 5.4 (Insurance)) and interest and principal, other than principal of the Loan, if and to the extent Borrowers fail to pay promptly any such amounts as and when due. Such charges to the Loan shall not waive any Event of Default due to Borrower’s non-payment, unless Lenders in their sole and absolute discretion, agrees in writing. At Lenders’ option and to the extent permitted by law, any charges so made shall constitute part of the Loan, and shall be secured by the Collateral.

1.12 Loan Account. Lenders shall maintain a Loan Account on its books to record all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Lenders’ customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lenders’ most recent printout or other written statement, shall, absent demonstrable error, be presumptive evidence of the amounts due and owing to Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations. Lenders shall render to Borrower’s Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrowers for the immediately preceding month. Unless Borrower’s Representative notifies Lenders in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) calendar days after the date of Borrower’s Representative’s receipt thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice and explaining the basis for such objection(s) shall be deemed to be disputed by Borrowers.

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1.13 Access. Borrowers and Credit Parties (other than Ganesha) shall, during normal business hours, from time to time upon 24 hours prior notice as frequently as Lenders reasonably determines to be appropriate: (a) provide Lenders and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of Borrowers and Credit Parties (other than Ganesha) and to the Collateral for purposes of exercising and enforcing Lenders’ rights and remedies under the Loan Documents, (b) permit Lenders and any of its officers, employees and agents, to inspect, audit and make extracts from Borrower’s and Credit Party’s (other than Ganesha’s) respective books and records pertaining to the Loans and the Collateral, and (c) permit Lenders and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Collateral of Borrowers and Credit Parties. If an Event of Default has occurred and is continuing, Borrowers and Credit Parties (other than Ganesha) shall provide such access to Lenders at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall use commercially reasonable efforts to provide Lenders with access to their suppliers and customers. Borrowers and Credit Parties (other than Ganesha) shall make available to Lenders and its counsel reasonably promptly originals or copies of all books and records that Lenders may reasonably request. Borrowers and Credit Parties (other than Ganesha) shall deliver any document or instrument necessary for Lenders as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for Borrowers and Credit Parties pertaining to the Loans or the Collateral.

1.14 Taxes.

(a) No Deduction for Taxes. Any and all payments by Borrowers hereunder (including any payments made pursuant to Section 13 (Suretyship Waivers) or under the Notes shall be made, in accordance with this Section 1.14 (Taxes), free and clear of and without deduction for any and all present or future Taxes. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 13 (Suretyship Waivers)) or under such Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14 (Taxes)) Lenders receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower’s Representative shall furnish to Lenders the original or a certified copy of a receipt evidencing payment thereof.

(b) Indemnity for Taxes. Borrowers hereby agree to indemnify, defend, protect and hold Lenders free and harmless from any claim or demand for payment of, and within ten (10) calendar days of receipt of demand therefor agrees to pay to Lenders, (i) any and all Taxes that Borrowers are obligated to pay pursuant to this Section 1.14 (Taxes) (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.14 (Taxes)), plus (ii) the full amount of any additional liability (including penalties, interest and expenses) payable or paid by Lenders arising therefrom or with respect thereto, whether or not the same were correctly or legally asserted. Notwithstanding the foregoing, Lenders remains ultimately responsible for paying any and all income taxes measured by Lenders’ own gross income.

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1.15 Capital Adequacy; Increased Costs; Illegality.

(a) Capital Adequacy. If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lenders with any request or directive compliance regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lenders and thereby reducing the rate of return on Lenders’ capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Lenders pay to Lenders additional amounts sufficient to compensate Lenders for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lenders to Borrower’s Representative shall be presumptive evidence of the matters set forth therein.

(b) Increased Costs. If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lenders of agreeing to make or making, funding or maintaining the Loans, then Borrowers shall from time to time, upon demand by Lenders pay to Lenders additional amounts sufficient to compensate Lenders for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower’s Representative by Lenders, shall be presumptive evidence of the matters set forth therein. Lenders agree that, as promptly as practicable after they become aware of any circumstances referred to above which would result in any such increased cost, Lenders shall, to the extent not inconsistent with Lenders’ internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.15(b) (Increased Costs). Provided, however, the amounts due from Borrowers under Sections 1.15(a) and (b) (Capital Adequacy; Increased Costs) shall not include amounts attributable to Lenders’ non-compliance with any requirement of any Governmental Authority or to Lenders’ non-payment of its own income taxes or to any increase in Lenders’ income taxes.

1.16 Single Loan. The Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured by the Liens on all of the Collateral.

1.17 A/R Financing. If at any time the A/R Facility terminates, Lenders shall immediately and automatically have a first lien on the A/R Facility Collateral and the Borrowers shall execute any and all agreements or documents and make any and all filings as requested by Lenders in order to give effect thereto.

2.	CONDITIONS PRECEDENT

2.1 Conditions Precedent to the Closing Date. Closing Date Lender shall not be obligated to take, fulfill, or perform any action hereunder, nor shall Closing Date Lender be obligated to fund any portion of the Loans, until the following conditions precedent have been satisfied or provided for in a manner satisfactory to Closing Date Lender, in its sole discretion, or waived in writing by Closing Date Lender:

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(a) Credit Agreement; Disclosure Schedules. Two (2) duplicate original counterparts of this Agreement shall have been duly executed by and delivered by each Borrower and each Credit Party and each Guarantor to Closing Date Lender; and Closing Date Lender shall have received original updated two (2) sets of Disclosure Schedules in form and substance satisfactory to Closing Date Lender, each dated and executed by each Borrower.

(b) Approvals. Closing Date Lender shall have received satisfactory evidence that each Borrower and each Credit Party have obtained, or in the case of necessary Governmental Authority approvals, have applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents. Disclosure Schedule 2.1(b) attached hereto lists all required consents and approvals of all Governmental Authorities and all other Persons.

(c) Capital Structure; Other Indebtedness. The capital structure of each Borrower and each Credit Party (other than Ganesha) as of the Closing Date, the ownership of each Borrower and each Credit Party (other than Ganesha) as of the Closing Date, and the terms and conditions of all Indebtedness of each Borrower and each Credit Party (other than Ganesha) as of the Closing Date, shall certified by each applicable Person to Closing Date Lender and must be acceptable to Closing Date Lender in its sole and absolute discretion. The capital structure of each Borrower as of the Effective Date is set forth in Disclosure Schedule 2.1(c) attached hereto.

(d) Charter Documents. Each Borrower and each Credit Party (including each Guarantor) shall have delivered the following documents to Closing Date Lender:

(i) A copy of the articles of incorporation for each Borrower and a copy of the or articles of organization for each Credit Party, certified by the Secretary of State for the state of incorporation or organization within the most recent 30 day period prior to the Closing Date of this Agreement.

(ii) A certificate of good standing issued by the applicable state of incorporation or organization for each Borrower and each Credit Party, certified by the Secretary of State for the state or incorporation or organization within the most recent 30 day period prior to the Closing Date of this Agreement.

(iii) The bylaws or operating agreement for each Borrower and each Credit Party, certified to be true and accurate by the corporate secretary of each Borrower and by the manager of each Credit Party within the most recent 30 day period prior to the Closing Date of this Agreement.

(iv) An incumbency certificate (officers and directors, or managers and members) for each Borrower and each Credit Party (including each Guarantor), certified to be true and accurate by the corporate secretary of each Borrower and by the manager of each Credit Party within the most recent 30 day period prior to the Closing Date of this Agreement.

(v) The unanimous written consent of the board of directors of each Borrower and the unanimous written consent of all managers of each Credit Party (including each Guarantor), authorizing the transactions set forth in this Agreement and the other Loan Documents, executed by each such director or manager within most recent 30 day period prior to the Closing Date of this Agreement.

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(e) Voluntary Resignation of Dr. Shah. Based on Closing Date Lender’s prior experience in connection with the Previous Loans, Closing Date Lender has determined in the exercise of its discretion that it is unable to work with Dr. Shah and that it will not make the Loans available to Borrowers unless Dr. Shah shall have voluntarily resigned as a director of and from all other management positions with or in IHHI prior to the Closing Date.

(f) Plan Regarding Engagement of Independent Directors. Closing Date Lender shall have received from IHHI and approved, in its sole discretion, a Plan Regarding Engagement of Independent Directors.

(g) Appraisal. Closing Date Lender shall have received from IHHI and approved, in its sole discretion, the Appraisal.

(h) Loan to Value Ratio. The sum of the Existing Real Estate Term Loan and the $35,000,000 Non-Revolving Line of Credit Loan shall not exceed seventy percent (70%) of the Appraised Value of the Properties as set forth in the Appraisal.

(i) Due Diligence. Closing Date Lender shall have completed its business and legal due diligence and shall have waived all objections thereto.

(j) Title Commitment. For each of the Properties, the Title Company shall have delivered a Title Commitment to Closing Date Lender in form and content acceptable to Closing Date Lender in its sole and absolute discretion.

(k) Notes. The Borrowers shall have each executed and delivered to Closing Date Lender one (1) original of each of the following Notes:

(i) To Closing Date Lender, the Existing Real Estate Term Note in the form of Exhibit “A” attached to the Original Credit Agreement; and

(ii) To Closing Date Lender, the promissory note evidencing the $35,000,000 Non-Revolving Line of Credit in the form of Exhibit “B” attached to the Original Credit Agreement.

(l) Notices of Request for Advance. Borrower’s Representative shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Notice of Request for Advance in the form of Exhibit “D” attached hereto, requesting initial Advances from each of the Loans in the minimum amounts required by this Agreement.

(m) $80,000,000 Deeds of Trust.

(i) With respect to the Western Medical Center - Anaheim, PCHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original $80,000,000 Deed of Trust in the form of Exhibit “E” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center – Anaheim;

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(ii) With respect to the Western Medical Center - Santa Ana, PCHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original $80,000,000 Deed of Trust in the form of Exhibit “E” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center – Santa Ana;

(iii) With respect to the Coastal Communities Hospital (and medical office buildings), PCHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original $80,000,000 Deed of Trust in the form of Exhibit “E” attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

(iv) With respect to the Chapman Medical Center:

(A) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original $80,000,000 Deed of Trust in the form of Exhibit “E” attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease; and

(B) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original $80,000,000 Deed of Trust in the form of Exhibit “E” attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease.

(n) Absolute Assignment of Leases and Rents.

(i) With respect to the Western Medical Center - Anaheim, PCHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit “F” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Anaheim;

(ii) With respect to the Western Medical Center — Santa Ana, PCHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit “F” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana;

(iii) With respect to the Coastal Communities Hospital, PCHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit “F” attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

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(iv) With respect to the Chapman Medical Center:

(A) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit “F” attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease; and

(B) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit “F” attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease.

(o) Security Agreement. Borrowers shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Security Agreement in the form of Exhibit “G” attached hereto.

(p) Collateral Assignment of Contracts.

(i) With respect to the Western Medical Center - Anaheim, IHHI and WMC-A shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit “H” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Anaheim;

(ii) With respect to the Western Medical Center - Santa Ana, IHHI and WMC-SA shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit “H” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center — Santa Ana;

(iii) With respect to the Coastal Communities Hospital (and medical office buildings), IHHI and Coastal shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit “H” attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

(iv) With respect to the Chapman Medical Center:

(A) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit “H” attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease; and

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(B) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit “H” attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease.

(q) Deposit Account Security Agreement.

(i) With respect to the Western Medical Center — Anaheim, IHHI and WMC-A shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit “I” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center — Anaheim;

(ii) With respect to the Western Medical Center - Santa Ana, IHHI and WMC-SA shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit “I” attached hereto, with the legal description describing the fee simple interest in the Western Medical Center – Santa Ana;

(iii) With respect to the Coastal Communities Hospital (and medical office buildings), IHHI and Coastal shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit ”I” attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

(iv) With respect to the Chapman Medical Center:

(A) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit ”I” attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease; and

(B) IHHI shall have executed, acknowledged and delivered to Closing Date Lender (or shall have deposited the same into Escrow as, when and if required by Closing Date Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit ”I” attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease.

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(r) Control Agreement. Borrowers and Bank shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Control Agreement in the form of Exhibit ”J” attached hereto.

(s) Post-Closing Agreement. Borrowers shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Post-Closing Agreement in the form of Exhibit ”K” attached hereto.

(t) Intellectual Property Security Agreement. Borrowers shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Intellectual Property Security Agreement in the form of Exhibit ”L” attached hereto.

(u) Environmental Indemnity Agreement. Borrowers and the Credit Parties (other than Ganesha) shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Environmental Indemnity Agreement in the form of Exhibit ”M” attached hereto.

(v) Guaranty Agreement. Guarantors shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Guaranty Agreement in the form of Exhibit ”N” attached hereto.

(w) Intercreditor Agreement. Borrowers shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Intercreditor Agreement in the form of Exhibit ”O” attached hereto.

(x) Pledge Agreement. IHHI, Ganesha and West Coast shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Pledge Agreement in the form of Exhibit ”P” attached hereto.

(y) Stock Power. IHHI shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Stock Power in the form of Exhibit “Q” attached hereto.

(z) Membership Power. Ganesha and West Coast shall have executed and delivered to Closing Date Lender two (2) duplicate original counterparts of the Membership Power in the form of Exhibit “R” attached hereto.

(aa) Landlord’s Consent and Estoppel Certificate (Chapman Hospital Lease). The Landlord under the Chapman Hospital Lease shall have executed and delivered to Closing Date Lender, for the benefit of Closing Date Lender, two (2) duplicate original counterparts of the Landlord’s Consent and Estoppel Certificate in the form of Exhibit “S” attached hereto.

(bb) Landlord’s Consent and Estoppel Certificate (Chapman MOB Lease). The Landlord under the Chapman MOB Lease shall have executed and delivered to Closing Date Lender, for the benefit of Closing Date Lender, two (2) duplicate original counterparts of the Landlord’s Consent and Estoppel Certificate in the form of Exhibit “S” attached hereto.

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(cc) Landlord’s Consent and Estoppel Certificate (Triple Net Lease). PCHI, landlord under the Triple Net Lease, shall have executed and delivered to Closing Date Lender, for the benefit of Closing Date Lender, two (2) duplicate original counterparts of the Landlord’s Consent and Estoppel Certificate in the form of Exhibit “T” attached hereto.

(dd) Warrant. IHHI shall have executed and delivered to Closing Date Lender one (1) original Warrant in the form of Exhibit “U” attached hereto.

(ee) Legal Opinions.

(i) Legal Opinion of California Counsel. An original legal opinion (from counsel licensed to practice law and in good standing in the State of California) for PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman regarding the transactions contemplated by this Agreement and the other Loan Documents shall be delivered to Closing Date Lender, containing among other things legal opinions with respect to the following: (A) the valid existence of PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman in the State of California; (B) the good standing of PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman in the State of California; (C) the requisite power of PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman to execute this Agreement and the other Loan Documents; (D) that the execution of this Agreement and the other Loan Documents by PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman will not constitute a breach or default under any contracts or agreements executed by or to which PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman is a party; (E) that the choice of law provisions set forth in this Agreement and the other Loan Documents are enforceable; and (F) such other opinions that Closing Date Lender may require.

(ii) First Legal Opinion of Nevada Counsel. A first original legal opinion (from counsel licensed to practice law and in good standing in the State of Nevada) for IHHI and OC-PIN regarding the transactions contemplated by this Agreement and the other Loan Documents shall be delivered to Closing Date Lender, containing among other things legal opinions with respect to the following: (A) the valid existence of IHHI and OC-PIN in the State of Nevada; (B) the good standing of IHHI and OC-PIN in the State of Nevada; (C) the requisite power of IHHI and OC-PIN to execute this Agreement and the other Loan Documents; (D) that the execution of this Agreement and the other Loan Documents by IHHI and OC-PIN will not constitute a breach or default under any contracts or agreements executed by or to which IHHI and OC-PIN is a party; (E) that the choice of law provisions set forth in this Agreement and the other Loan Documents are enforceable; and (F) such other opinions that Closing Date Lender may require.

(iii) Second Legal Opinion of Nevada Counsel. A second original legal opinion from counsel (licensed to practice law and in good standing in the State of Nevada) for all Borrowers and all Credit Parties and all Guarantors regarding the transactions contemplated by this Agreement and the other Loan Documents shall be delivered to Closing Date Lender, containing among other things legal opinions with respect to the following: (A) that this Agreement and the other Loan Documents comply with Nevada law; (B) that this Agreement and the other Loan Documents are enforceable under Nevada law; (C) that the choice of Nevada law under this Agreement and the other Loan Documents is valid and enforceable under Nevada law; (D) that the Interest Rate applicable to each of the Loans is not usurious under Nevada law; and (E) such other matters as Closing Date Lender may require.

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(ff) Fairness Opinion. A fairness opinion executed by a qualified, independent, third-party professional financial advisor or investment bank opining as to (i) the fairness of the transactions contemplated by this Agreement as between the Borrowers and Credit Parties and Guarantors, and (ii) an allocation of fair value to each Hospital Facility, in form and substance satisfactory to Closing Date Lender.

(gg) Closing and Funding Checklist - Other Documents and Instruments. Each Borrower and each Credit Party and each Guarantor shall have executed (where required) and delivered to Closing Date Lender each of the other documents, exhibits, disclosure schedules, instruments and other items listed in the Closing and Funding Checklist, in form and content satisfactory to Closing Date Lender.

(hh) $50,000,000 Credit Agreement. All conditions precedent to the obligation of Medical Provider Financial Corporation I (as lender) under Article 4 of the $50,000,000 Credit Agreement shall have been satisfied or provided for in a manner satisfactory to said lender, in its sole discretion, or waived in writing by said lender

(ii) Documents Required by Title Commitment. Each Borrower shall have executed (where required) and deposited into Escrow all documents and instruments required by the Title Commitment and/or the Escrow Company.

(jj) $10,700,000 Credit Agreement. All conditions precedent to the obligation of Medical Provider Financial Corporation III under Article 2 of the $10,700,000 Credit Agreement shall have been satisfied or provided for in a manner satisfactory to said Medical Provider Financial Corporation III, in its sole discretion, or waived in writing by Medical Provider Financial Corporation III.

2.2 Further Conditions Precedent to Making Loans; Further Conditions Precedent to Funding Advances. The obligations of Closing Date Lender to making the Loans to Borrowers and to funding any Advances under the Loans to Borrowers, shall be subject to the following further conditions precedent:

(a) Further Conditions Precedent to Making Loans. Closing Date Lender shall not be obligated to make any of the Loans to Borrowers unless and until the following additional conditions precedent have been satisfied or provided for in a manner reasonably satisfactory to Closing Date Lender, or waived in writing by Closing Date Lender, on or before the Closing Date:

(i) Loan Documents. All Loan Documents having been executed and delivered on or before the Closing Date shall remain in full force and effect, and Closing Date Lender shall have received such further documents, instruments, agreements and legal opinions as Closing Date Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance satisfactory to Closing Date Lender.

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(ii) $50,000,000 Credit Agreement. All loan documents having been executed and delivered on or before the closing date of the transaction contemplated by the $50,000,000 Credit Agreement shall remain in full force and effect, and the lender under the $50,000,000 Credit Agreement shall have received such further documents, instruments, agreements and legal opinions as such lender shall reasonably request in connection with the transactions contemplated by the $50,000,000 Credit Agreement and the loan documents referenced therein, each in form and substance satisfactory to said lender.

(iii) Approvals. Closing Date Lender shall have received (A) satisfactory evidence (or, shall, in its reasonable discretion, continue to be satisfied with such evidence received under Section 2.1(b) (Approvals)), that each Borrower and each Credit Party have obtained, or in the case of necessary Governmental Authority approvals, have applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties or a signatory, or (B) an officer’s certificate signed by an executive officer of each Borrower in form and substance satisfactory to Closing Date Lender affirming that no such consents or approvals are required.

(iv) Timing. The closing must occur by the Closing Date.

(v) Collateral. Closing Date Lender shall have approved of the Collateral in its sole and absolute discretion.

(vi) Changes to Disclosure Schedules. Borrowers shall have delivered to Closing Date Lender updates to all Disclosure Schedules as required by Section 5.6 (Supplemental Disclosure), and Closing Date Lender shall have approved in its discretion all updates to the Disclosure Schedules as have been delivered to Closing Date Lender on or before the Closing Date.

(vii) No Material Adverse Effect. No event or circumstance shall have occurred that has or reasonably could be expected by Closing Date Lender to have a Material Adverse Effect.

(viii) Title Policies. Title Company shall irrevocably be committed to issue the Title Policy to Closing Date Lender on the Closing Date for each Property, at Borrowers’ sole cost and expense, in form and content acceptable to Closing Date Lender in its sole discretion.

(ix) Escrow. Borrowers shall have opened Escrow at the offices of the Title Company and the escrow officer shall be prepared to close Escrow on the terms and conditions set forth in the Escrow Instructions on deposit therein.

(b) Conditions to Funding Advances. Closing Date Lender shall not be obligated to fund any Advance under any of the Loans to Borrowers on the Closing Date or on any other date if:

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(i) Any representation or warranty by any Borrower or by any Credit Party or by any Guarantor contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date;

(ii) Any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance; or

(iii) Any event or circumstance shall have occurred that has or reasonably could be expected by Closing Date Lender to have a Material Adverse Effect.

The request by any Borrower or Borrower’s Representative that Closing Date Lender fund an Advance under any Loan on the Closing Date or on any other date shall in each event be deemed to constitute, as of the date thereof, (A) a representation and warranty by all Borrowers and all Credit Parties and all Guarantors that the conditions precedent in this Section 2.2 (Further Conditions Precedent to Making Loans; Further Conditions Precedent to Funding Advances) to which it is a party or a signatory have been satisfied, and (B) a reaffirmation by each Borrower and by each Credit Party and by each Guarantor of their respective obligations under the Loan Documents.

2.3 Place of Closing; Delivery of Loan Documents to Closing Date Lender; Deposits Into Escrow; Close of Escrow; Distribution of Funds and Documents. The transactions contemplated by this Agreement and the other Loan Documents will close on the Closing Date, as follows:

(a) Place Of Closing. Unless otherwise agreed in writing by Borrowers and Closing Date Lender, the Closing will take place on the Closing Date at the offices of Medical Capital Corporation, 2100 South State College Blvd., Anaheim, California 92806, Attn: Joseph J. Lampariello, President and COO, telephone: 714-935-3100.

(b) Delivery of Loan Documents to Closing Date Lender’s Counsel. Each Borrower shall, not less than three (3) Business Days prior to the Closing Date, deliver or cause to be delivered to legal counsel for Closing Date Lender the following Loan Documents, each duly executed by each Borrower, each Credit Party (where applicable), each Guarantor (where applicable), any other Person required by this Agreement, and, where required, witnessed, acknowledged and in recordable form, with all exhibits, schedules and annexes (each pre-approved by Closing Date Lender ) attached and executed as required:

(i) Two (2) duplicate original counterparts of this Agreement, executed by each Borrower and each Credit Party and each Guarantor and with all completed Annexes and Disclosure Schedules attached.

(ii) One (1) original of the Existing Real Estate Term Note, executed by Borrowers.

(iii) One (1) original of the promissory note evidencing the $35,000,000 Non-Revolving Line of Credit Loan, executed by Borrowers.

(iv) [Intentionally Omitted]

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(v) Two (2) duplicate original counterparts of the Notice of Request for Advance, executed by Borrower’s Representative.

(vi) Two (2) duplicate original counterparts of the Security Agreement, executed by Borrowers.

(vii) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts re Western Medical Center - Anaheim, executed by IHHI and WMC-A.

(viii) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts re Western Medical Center — Santa Ana, executed by IHHI and WMC-SA.

(ix) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts re Coastal Community Hospital, executed by IHHI and Coastal.

(x) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts re Chapman MOB Lease, executed by IHHI.

(xi) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts re Chapman Hospital Lease, executed by IHHI.

(xii) Two (2) duplicate original counterparts of the Deposit Account Security Agreement re Western Medical Center - Anaheim, executed by IHHI and WMC-A.

(xiii) Two (2) duplicate original counterparts of the Deposit Account Security Agreement re Western Medical Center - Santa Ana, executed by IHHI and WMC-SA.

(xiv) Two (2) duplicate original counterparts of the Deposit Account Security Agreement re Coastal Community Hospital, executed by IHHI and Coastal.

(xv) Two (2) duplicate original counterparts of the Deposit Account Security Agreement re Chapman MOB Lease, executed by IHHI.

(xvi) Two (2) duplicate original counterparts of the Deposit Account Security Agreement re Chapman Hospital Lease, executed by IHHI.

(xvii) Two (2) duplicate original counterparts of the Control Agreement, executed by Borrowers and Bank.

(xviii) Two (2) duplicate original counterparts of the Post-Closing Agreement, executed by Borrowers.

(xix) Two (2) duplicate original counterparts of the Intellectual Property Security Agreement, executed by Borrowers.

(xx) Two (2) duplicate original counterparts of the Environmental Indemnity Agreement, executed by Borrowers and by each Credit Party (other than Ganesha).

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(xxi) Two (2) duplicate original counterparts of the Guaranty Agreement, executed by each Guarantor.

(xxii) Two (2) duplicate original counterparts of the Intercreditor Agreement, executed by Borrowers.

(xxiii) Two (2) duplicate original counterparts of the Pledge Agreement, executed by IHHI, Ganesha and West Coast.

(xxiv) Two (2) duplicate original counterparts of the Stock Power executed by IHHI.

(xxv) All original Stock certificates in WMC-A, WMC-SA, Coastal and Chapman owned, held or controlled by IHHI.

(xxvi) Two (2) duplicate original counterparts of the Membership Power executed by Ganesha and West Coast.

(xxvii) All original Membership Certificates in PCHI owned, held or controlled by Ganesha; and all Membership Certificates in PCHI owned, held or controlled by West Coast.

(xxviii) Two (2) duplicate original counterparts of the Landlord’s Consent and Estoppel Certificate (Chapman MOB Lease), executed by the Landlord under the Chapman MOB Lease.

(xxix) Two (2) duplicate original counterparts of the Landlord’s Consent and Estoppel Certificate (Chapman Hospital Lease), executed by the Landlord under the Chapman Hospital Lease.

(xxx) Two (2) duplicate original counterparts of the Landlord’s Consent and Estoppel Certificate (Triple Net Lease), executed by PCHI.

(xxxi) One (1) original Warrant, executed by IHHI.

(xxxii) Two (2) original executed opinions of California legal counsel for PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman, executed by said counsel.

(xxxiii) Two (2) original executed first opinions of Nevada legal counsel for IHHI and OC-PIN, executed by said Nevada counsel.

(xxxiv) Two (2) original executed second opinions of Nevada legal counsel for all Borrowers and Credit Parties and Guarantors, executed by said Nevada counsel.

(xxxv) One (1) original executed fairness opinion, in form and content acceptable to Closing Date Lender.

(xxxvi) All other documents, instruments, agreements, Annexes, Schedules, Exhibits not set forth above but required by the Closing and Funding Checklist.

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(c) Deposits Into Escrow. Unless otherwise set forth below, Borrowers and Closing Date Lender shall, not less than two (2) Business Days prior to the Closing Date, deposit the following documents, instruments and other items into Escrow, each duly executed and, where appropriate, witnessed, acknowledged and in recordable form, with all exhibits, schedules and annexes (each pre-approved by Closing Date Lender ) attached and executed as required:

(i) One (1) copy of this Agreement, executed by Closing Date Lender, by each Borrower and by each Credit Party and by each Guarantor and with all completed Annexes and Disclosure Schedules and Exhibits attached.

(ii) With respect to the Western Medical Center - Anaheim, one (1) original $80,000,000 Deed of Trust executed and acknowledged by PCHI with the legal description describing the fee simple interest in the Western Medical Center - Anaheim.

(iii) With respect to the Western Medical Center - Santa Ana, one (1) original $80,000,000 Deed of Trust executed and acknowledged by PCHI with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana.

(iv) With respect to the Coastal Communities Hospital, one (1) original $80,000,000 Deed of Trust executed and acknowledged by PCHI with the legal description describing the fee simple interest in the Coastal Communities Hospital.

(v) With respect to the Chapman Medical Center:

(A) one (1) original $80,000,000 Deed of Trust executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease; and

(B) one (1) original $80,000,000 Deed of Trust executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease.

(vi) With respect to the Western Medical Center - Anaheim, one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by PCHI, IHHI and WMC-A with the legal description describing the fee simple interest in the Western Medical Center - Anaheim.

(vii) With respect to the Western Medical Center - Santa Ana, one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by PCHI, IHHI and WMC-SA with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana.

(viii) With respect to the Coastal Communities Hospital, one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by PCHI, IHHI and Coastal with the legal description describing the fee simple interest in the Coastal Communities Hospital.

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(ix) With respect to the Chapman Western Medical Center:

(A) one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease; and

(B) one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease.

(x) Escrow Instructions executed by each Borrower and each Credit Party and each Guarantor.

(xi) For each Property, all UCC-1 Financing Statements (Fixture Filing) as are required by Closing Date Lender under the Loan Documents, naming the applicable Person’s as Debtor.

(xii) All other documents, resolutions, charter documents, affidavits and items required by any Title Company pursuant to and as set forth in any Title Commitment.

(xiii) By 11:00 a.m. Los Angeles time on the Closing Date, Closing Date Lender and Borrowers shall deposit into Escrow any funds required by this Agreement.

(d) Close of Escrow; Recordation of Loan Documents. At such time as (i) Escrow Holder holds for the account of Closing Date Lender each of the documents, instruments and funds set forth above; (ii) each Borrower, each Credit Party, each Guarantor and Closing Date Lender have complied with their respective obligations under this Agreement and their respective Escrow Instructions; (iii) Escrow Holder is prepared to close and consummate the transactions contemplated by the $50,000,000 Credit Agreement and has complied with the escrow instructions by the parties to the $50,000,000 Credit Agreement; (iv) Escrow Holder is prepared to close and consummate the transactions contemplated by the $10,700,000 Credit Agreement and has complied with the escrow instructions by the parties to the $10,700,000 Credit Agreement; and (v) the Title Company is irrevocably prepared to issue and deliver each Title Policy to Closing Date Lender on the Closing Date, then Escrow Holder shall close Escrow as follows:

(i) With respect to fee simple interest at Western Medical Center -Anaheim, Escrow Holder will (1) release from record all existing Closing Date Lender Liens re the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Previous Accounts Receivable Purchase Agreement, and all Previous UCC-1 Financing Statements (Fixture Filings) except any Previous UCC-1 Financing Statements (Fixture Filings) recorded against each of the Properties in conjunction with the Previous $10,700,000 Term Loan; (2) cause the Western Medical Center - Anaheim $80,000,000 Deed of Trust to be recorded as a first Lien and encumbrance against the fee simple title of the Western Medical Center - Santa Ana; (3) cause the Western Medical Center - Anaheim Absolute Assignment of Leases and Rents to be recorded as a Lien and encumbrance against the fee simple title of the Western Medical Center -Anaheim; and (4) cause the Western Medical Center - Anaheim UCC-1 Financing Statement (Fixture Filing) to be recorded, in each case subject only to the applicable Permitted Exceptions.

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(ii) With respect to the fee simple interest at Western Medical Center — Santa Ana, Escrow Holder will (1) release from record all existing Closing Date Lender Liens re the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Previous Accounts Receivable Purchase Agreement, and all Previous UCC-1 Financing Statements (Fixture Filings) except any Previous UCC-1 Financing Statements (Fixture Filings) recorded against each of the Properties in conjunction with the Previous $10,700,000 Term Loan; (2) cause the Western Medical Center - Santa Ana $80,000,000 Deed of Trust to be recorded as a first Lien and encumbrance against the fee simple title of the Western Medical Center - Santa Ana; (3) cause the Western Medical Center - Santa Ana Absolute Assignment of Leases and Rents to be recorded as a Lien and encumbrance against the fee simple title of the Western Medical Center – Santa Ana; and (4) cause the Western Medical Center — Santa Ana UCC-1 Financing Statement (Fixture Filing) to be recorded, in each case subject only to the applicable Permitted Exceptions.

(iii) With respect to the fee simple interest at Coastal Communities Hospital, Escrow Holder will (1) release from record all existing Closing Date Lender Liens re the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Previous Accounts Receivable Purchase Agreement, and all Previous UCC-1 Financing Statements (Fixture Filings) except any Previous UCC-1 Financing Statements (Fixture Filings) recorded against each of the Properties in conjunction with the Previous $10,700,000 Term Loan; (2) cause the Coastal Communities Hospital $80,000,000 Deed of Trust to be recorded as a first Lien and encumbrance against the fee simple title of the Coastal Communities Hospital; (3) cause the Coastal Communities Hospital Absolute Assignment of Leases and Rents to be recorded as a Lien and encumbrance against the fee simple title of the Coastal Communities Hospital; and (4) cause the Coastal Communities Hospital UCC-1 Financing Statement (Fixture Filing) to be recorded, in each case subject only to the applicable Permitted Exceptions.

(iv) With respect to IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease at the Chapman Medical Center, Escrow Holder will (1) release from record all existing Closing Date Lender Liens re the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Previous Accounts Receivable Purchase Agreement, and all Previous UCC-1 Financing Statements (Fixture Filings) except any Previous UCC-1 Financing Statements (Fixture Filings) recorded against each of the Properties in conjunction with the Previous $10,700,000 Term Loan; (2) cause the Chapman Medical Center $80,000,000 Deed of Trust (Chapman MOB Lease) to be recorded as a first Lien and encumbrance against IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease; (3) cause the Chapman Medical Center Absolute Assignment of Leases and Rents (Chapman MOB Lease) to be recorded as a Lien and encumbrance against IHHI’s interest, as MOB tenant, in the Chapman MOB Lease; and (4) cause the Chapman Medical Center UCC-1 Financing Statement (Fixture Filing) (Chapman MOB Lease) to be recorded against Chapman’s interest, as MOB Tenant, in the Chapman MOB Lease, in each case subject only to the applicable Permitted Exceptions.

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(v) With respect to IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease at the Chapman Medical Center, Escrow Holder will (1) release from record all existing Closing Date Lender Liens re the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Previous Accounts Receivable Purchase Agreement, and all Previous UCC-1 Financing Statements (Fixture Filings) except any Previous UCC-1 Financing Statements (Fixture Filings) recorded against each of the Properties in conjunction with the Previous $10,700,000 Term Loan; (2) cause the Chapman Medical Center $80,000,000 Deed of Trust (Chapman Hospital Lease) to be recorded as a first Lien and encumbrance against IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease; (3) cause the Chapman Medical Center Absolute Assignment of Leases and Rents (Chapman Hospital Lease) to be recorded as a Lien and encumbrance against IHHI’s interest, as Hospital tenant, in the Chapman Hospital Lease; and (4) cause the Chapman Medical Center UCC-1 Financing Statement (Fixture Filing) (Chapman Hospital Lease) to be recorded against Chapman’s interest, as Hospital Tenant, in the Chapman Hospital Lease, in each case subject only to the applicable Permitted Exceptions

(e) Distribution of Funds and Documents by Escrow Holder at Closing. When Escrow Holder is in the position to close Escrow as required by Section 2.3(d) (Close of Escrow; Recordation of Loan Documents) immediately above, but in no event later than the Closing Date, Escrow Holder shall distribute funds and documents then on deposit in Escrow to Borrowers as set forth in Closing Date Lender ’s separate escrow instructions.

(f) Distribution of Documents by Escrow Holder.

(i) The original and one (1) copy of each Closing Date Lender ’s Title Policy to Closing Date Lender.

(ii) A true and correct copy of each of the $80,000,000 Deeds of Trust to Closing Date Lender (with a copy to Borrowers) as recorded.

(iii) A true and correct copy of each of the Absolute Assignment of Leases and Rents to Closing Date Lender (with a copy to Borrowers) as recorded.

(iv) A true and correct copy of each UCC-1 Financing Statement (Fixture Filing) to Closing Date Lender (with a copy to Borrowers) as recorded.

(v) Final settlement statement to Closing Date Lender and to Borrowers with respect to distribution of amounts deposited into this Escrow. Even though the following amounts were not deposited into Escrow, said final settlement statement shall list the total amount of the Advances made by Closing Date Lender to Borrowers pursuant to this Agreement but which were withheld by Closing Date Lender to pay in full the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Origination Fees and Closing Date Lender ’s Costs.

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(g) Distribution of Documents by Closing Date Lender at Closing. When Escrow Holder has closed Escrow and distributed the documents and funds as and when required by this Agreement, Closing Date Lender shall cause the documents then in its possession to be distributed as follows:

(i) To Borrower’s Representative: one (1) duplicate original counterpart of the Absolute Assignments of Leases and Rents; the Security Agreement; the Collateral Assignments of Contracts; the Deposit Account Security Agreements; the Control Agreement; the Post-Closing Agreement; the Intellectual Property Security Agreement; the Environmental Indemnity Agreement; the Guaranty Agreement; the Intercreditor Agreement; the Pledge Agreement; the Stock Power; the Membership Power; the Landlord’s Consent and Estoppel Certificate (Chapman MOB Lease); the Landlord’s Consent and Estoppel Certificate (Chapman Hospital Lease) and the Landlord’s Consent and Estoppel Certificate (Triple Net Lease).

(ii) To Borrower’s Representative: one (1) copy of the Existing Real Estate Term Note; one (1) copy of the promissory note evidencing the $35,000,000 Non-Revolving Line of Credit Loan; and one (1) copy of the fairness opinion.

(iii) To Closing Date Lender: one (1) duplicate original counterpart of the Absolute Assignments of Leases and Rents; the Security Agreement; the Collateral Assignments of Contracts; the Deposit Account Security Agreements; the Control Agreement; the Post-Closing Agreement; the Intellectual Property Security Agreement; the Environmental Indemnity Agreement; the Guaranty Agreement; the Intercreditor Agreement; the Pledge Agreement; the Stock Power; the Membership Power; the Landlord’s Consent and Estoppel Certificate (Chapman MOB Lease); the Landlord’s Consent and Estoppel Certificate (Chapman Hospital Lease); and the Landlord’s Consent and Estoppel Certificate (Triple Net Lease).

(iv) To Closing Date Lender: the original executed Existing Real Estate Term Note; the original executed promissory note evidencing the $35,000,000 Non-Revolving Line of Credit Loan; the original, executed Warrant; the original of each of the executed legal opinions; and the original executed fairness opinion.

3.	REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans, Borrowers make the following representations and warranties to Lenders with respect to Borrowers; each Credit Party makes the following representations and warranties to Lenders with respect to itself; and each Guarantor makes the following representations and warranties to Lenders with respect to itself. Each and all of said representations and warranties (i) shall be true, correct, complete and accurate on the Closing Date, on each subsequent funding date and on the Restatement Effective Date (unless expressly limited to a particular date), and (ii) shall survive the execution and delivery of this Agreement (it being understood, that, for purposes of any representation and warranty expressly made as of the Closing Date, each subsequent funding date and the Restatement Effective Date with reference to, or qualified by, a Disclosure Schedule, such reference shall include such updated version, if any, of such Disclosure Schedule as may be made effective (including by consent of Lender Agent for the benefit of Lenders) pursuant to Section 5.6 (Supplemental Disclosure) on or before the Closing Date).

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3.1 Borrowers and Credit Parties.

(a) Corporate Existence; Compliance with Applicable Laws.

(i) IHHI (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (2) is registered as a foreign corporation in the State of California and is qualified to do business in and is doing business in the State of California; (3) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (5) has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (6) is in compliance with its bylaws; and (7) is in compliance in all material respects with all other Applicable Laws.

(ii) WMC-A, WMC-SA, Coastal and Chapman are each (1) corporations duly organized, validly existing and in good standing under the laws of the State of California; (2) doing business in the State of California; (3) duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (5) has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (6) is in compliance with its bylaws; and (7) is in compliance in all material respects with all other Applicable Laws.

(iii) PCHI and Ganesha are each (1) limited liability companies duly organized, validly existing and in good standing under the laws of the State of California; (2) doing business in the State of California; (3) duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) have the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (5) have applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (6) is in compliance with its operating agreement; and (7) is in compliance in all material respects with all other Applicable Laws.

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(iv) OC-PIN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada; (2) is registered as a foreign limited liability company in the State of California and is qualified to do business in and is doing business in the State of California; (3) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (5) has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (6) is in compliance with its operating agreement; and (7) is in compliance in all material respects with all other Applicable Laws.

(b) Executive Office, Collateral Locations, FEIN. As of the Closing Date, the name of each Borrower and each Credit Party and each Guarantor, as its name appears in official filings in the States of Nevada and California (as applicable), and the current location of each Borrower’s and each Credit Party’s and each Guarantor’s chief executive office and the premises at which any Collateral is located are set forth in Disclosure Schedule 3.1B. None of such locations has changed within the four (4) months preceding the Closing Date (except that Collateral may have been transferred from one Hospital Facility to another during said period) and each Borrower and Credit Party and each Guarantor has only one state of incorporation or organization and has not changed the state of incorporation or organization at any time within the five (5) year period prior to the Closing Date. During the preceding five (5) years, no Borrower and no Credit Party and no Guarantor has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 3.1A. Each Borrower and each Credit Party and each Guarantor is the sole owner of all of its names listed on Schedule 3.1A, and any and all business done and invoices issued in such names are such Borrower’s and/or such Credit Party’s and such Guarantor’s sales, business and invoices. Each trade name of each Borrower and each Credit Party and each Guarantor represents a division or trading style of such Borrower and/or such Credit Party and/or such Guarantor. All Accounts of each Borrower and each Credit Party (other than Ganesha) and each Guarantor (other than Ganesha) arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall only be located, in and at such locations other than goods in transit and immaterial amounts of property. All of the Collateral is located only in the continental United States. Each Borrower’s and each Credit Party’s (other than Ganesha) and each Guarantor’s (other than Ganesha) Medicare and Medicaid Provider Numbers are set forth on Schedule 3.1A. In addition, Disclosure Schedule 3.1A lists the federal employer identification number of each Borrower and each Credit Party and each Guarantor.

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3.2 Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Borrowers of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate or limited liability company action; (c) do not contravene any provision of such Person’s bylaws or operating agreement; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender Agent for the benefit of Lenders pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b) (Approvals), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by Borrowers and Credit Parties and each such Loan Document shall constitute a legal, valid and binding obligation of Borrowers and Credit Parties enforceable against it in accordance with its terms. Credit Parties hereby make the foregoing representations and warranties in clauses (d), (e), (f) and (g) of this Section 3.2 (Power, Authorization, Enforceable Obligations) with respect to the execution, delivery and performance by Credit Parties of the Loan Documents to which Credit Parties are a party and the creation of all Liens provided for therein.

3.3 Financial Statements and Projections. Except for the Projections, all Financial Statements delivered to Lender Agent for the benefit of Lenders by Borrowers that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of Borrowers as of the dates thereof and the results of their operations and cash flows for the periods then ended. Credit Parties (other than Ganesha) hereby represent and warrant to Lenders that all financial statements delivered to Lender Agent for the benefit of Lenders by Credit Parties present fairly in all material respects the financial position of the Credit Parties as of the dates thereof, and since the date of the most recent financial statements submitted to Lender Agent for the benefit of Lenders, there has not occurred any Material Adverse Effect or, to Credit Parties’ knowledge, any other event or condition that would reasonably be likely to have a Material Adverse Effect.

(a) Financial Statements. The Financial Statements which have been delivered by Borrowers to Lender Agent for the benefit of Lenders on or before the date hereof are comprised of:

(i) The consolidated, unaudited balance sheets of Borrowers as of September 30, 2012, and the related statements of income and cash flows of Borrowers for the six (6) month period then ended.

(ii) The unaudited balance sheet(s) at September 30, 2012 of Borrowers and the related consolidated statement(s) of income and cash flows of Borrowers for the Fiscal Quarter then ended.

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(b) Pro Forma. The pro forma financial statements which have been delivered by Borrowers to Lender Agent for the benefit of Lenders on or before the date hereof were prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and its Subsidiaries, and were prepared in accordance with GAAP (to the extent applicable), with only such adjustments thereto as would be required in accordance with GAAP.

(c) Projections. All Projections which have been delivered by Borrowers to Lender Agent for the benefit of Lenders were prepared by Borrowers in light of Borrower’s past experience, but including reasonably estimated future payments of known contingent liabilities, and reflect projections on an annual basis for 2012/2013. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above with certain normalizing assumptions made by Borrowers, and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Restatement Effective Date, reflect Borrower’s good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein.

3.4 Material Adverse Effect.

(a) Borrowers. The Borrowers hereby represent to Lenders that, between the Effective Date and the Closing Date: (i) to the best of Borrower’s knowledge, after due inquiry, there has not been any material increase in contingent or noncontingent liabilities, liabilities for Charges, or obligations with respect to long-term leases or unusual forward or long-term commitments of Borrowers, (ii) to the best of Borrower’s knowledge, after due inquiry, there has not been any material decrease in the assets of Borrowers, (iii) no contract, lease or other agreement or instrument has been entered into by Borrowers or has become binding upon Borrower’s assets and, to the knowledge of Borrowers, no law or regulation applicable to Borrowers has been adopted that has had or could reasonably be expected to have a Material Adverse Effect with respect to Borrowers or the Collateral, (iv) to the best of Borrower’s knowledge, after due inquiry, neither Borrowers nor any of the Credit Parties is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to Borrowers or the Collateral, and (v) to the best of Borrower’s knowledge, after due inquiry, no event has occurred, that alone or together with other events, has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Borrowers or the Collateral.

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(b) Credit Parties. The Credit Parties (other than Ganesha) hereby represent to Lenders that, between the Effective Date and the Closing Date: (i) to the best of each Credit Party’s knowledge, there has not been any material increase in contingent or noncontingent liabilities, liabilities for Charges, or obligations with respect to long-term leases or unusual forward or long-term commitments of Borrowers, (ii) to the best of each Credit Party’s knowledge, there has not been any material decrease in the assets of any Credit Party, (iii) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon Credit Parties assets and, to the knowledge of Credit Parties, no law or regulation applicable to Credit Parties or to Borrowers has been adopted that has had or could reasonably be expected to have a Material Adverse Effect with respect to Credit Party’s or Borrowers or the Collateral, (iv) to the best of each Credit Party’s knowledge, neither Borrowers nor any of the Credit Parties is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to Borrowers or the Credit Parties or the Collateral, and (v) to the best of each Credit Party’s knowledge, no event has occurred, that alone or together with other events, has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Borrowers or the Credit Parties or the Collateral.

3.5 Ownership of Collateral; Liens. Borrowers and Credit Parties (other than Ganesha) (a) each separately own good, valid and marketable title to or a valid leasehold interest in, all of its properties and assets, including all of its Collateral whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Encumbrances, and (b) is in compliance in all material respects with each lease to which it is a party or otherwise bound. None of the Collateral is subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrowers or to Credit Parties that may result in any Liens (including Liens arising under Environmental Laws or other Applicable Laws) other than Permitted Encumbrances. Disclosure Schedule 3.5 attached hereto sets forth a list of all real estate and leases to be owned or held by Borrowers immediately after the Closing Date. Each Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets are valid and subsisting and are in full force and effect.

3.6 Labor Matters. Except as set forth on Disclosure Schedule 3.6, as of the Closing Date, (a) no strikes or other material labor disputes against Borrowers are pending or, to any Borrower’s or to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of Borrowers comply in all material respects with the Fair Labor Standards Act and other Applicable Laws; (c) all payments due from Borrowers for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrowers; (d) Borrowers are not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement unless true and complete copies of any agreements described on Disclosure Schedule 3.6 have been delivered to Lenders; (e) there is no organizing activity involving Borrowers pending or, to Borrower’s or Credit Party’s knowledge, threatened by any labor union or group of employees of Borrowers; (f) except as otherwise disclosed on Disclosure Schedule 3.6, there are no representation proceedings pending or, to Borrower’s or Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition; and (g) there are no material complaints or charges against any Borrower pending or, to the knowledge of Borrowers or Credit Parties, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Borrower of any individual.

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3.7 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as listed on Disclosure Schedule 3.7, the Borrowers and the Credit Parties have no Subsidiaries. Disclosure Schedule 3.7 states the authorized and issued capitalization of each Borrower and of each Credit Party (other than Ganesha), the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of each Borrower and each Credit Party (other than Ganesha) and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing). The ownership or partnership interests of each Credit Party are not certificated, the documents relating to such interests do not expressly state that the interests are governed by Article 8 of the Uniform Commercial Code, and the interests are not held in a securities account. The outstanding equity securities and/or ownership, voting or partnership interests of each Borrower and each Credit Party (other than Ganesha) have been duly authorized and validly issued and are fully paid and non-assessable, and with respect to equity pledged to Lender Agent for the benefit of the Lenders, each Person listed on Disclosure Schedule 3.7 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Collateral Documents and Liens created under the A/R Facility. Disclosure Schedule 3.7 also lists the directors, members, managers and/or partners of each Borrower and each Credit Party (other than Ganesha). Except as listed on Disclosure Schedule 3.7, no Credit Party (other than Ganesha) owns an interest in, participates in or engages in any joint venture, partnership or similar arrangements with any Person. Except as set forth in Disclosure Schedule 3.7, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower or any Credit Party (other than Ganesha) has issued or may be required to issue, sell, repurchase or redeem any of its Stock. All outstanding Indebtedness and Guaranteed Indebtedness of Borrowers and Credit Parties (other than Ganesha) as of the Closing Date identified in Section 6.3 (Indebtedness) is described in Disclosure Schedule 6.3.

3.8 Government Regulation. No Borrower is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or other Applicable Laws binding on Borrowers.

3.9 Margin Regulations. Borrowers are not engaged, nor will they engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. Borrowers do not own any margin stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any stock or for any other purpose that might cause the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrowers will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board. Each Credit Party (other than Ganesha) hereby makes the foregoing representations, warranties and covenants to Lenders set forth in this Section 3.9 (Margin Regulations) with respect to such Credit Party.

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3.10 Taxes. Except as described in Disclosure Schedule 3.10, all Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrowers have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 5.2(b) (Right to Contest Charges) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by Borrowers for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.10 sets forth as of the Closing Date and the Closing Date those taxable years for which each Borrower’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule 3.10, as of the Closing Date, no Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Borrowers are not liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to Borrower’s and Credit Party’s knowledge, as a transferee. As of the Closing Date, Borrowers have not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise. Each Credit Party (other than Ganesha) hereby make the foregoing representations, warranties and covenants to Lenders set forth in this Section 3.10 (Taxes) with respect to all Charges and tax returns of such Credit Party.

3.11 ERISA.

(a) Disclosure Schedule 3.11 lists, as of the Closing Date, for each Borrower (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans have been delivered to Lenders. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Borrower nor any ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Borrower to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b) Except as set forth in Disclosure Schedule 3.11: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrowers, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither any Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Borrower or any ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Borrower or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14( of ERISA) of any Borrower or any ERISA Affiliate (determined at such time).

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3.12 No Litigation. Except as set forth in Disclosure Schedule 3.12A, no Litigation, action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrowers or Credit Parties, threatened against Borrowers, before any Governmental Authority or before any arbitrator or panel of arbitrators, (a) that challenges the execution, delivery and performance of Borrower’s or Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to Borrowers or Credit Parties and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.12B, as of the Closing Date there is no Litigation pending or, to Borrower’s or Credit Party’s knowledge, threatened, that seeks damages in excess of One Hundred Thousand Dollars ($100,000) or injunctive relief against, or alleges criminal misconduct of, Borrowers.

3.13 Brokers. Except as set forth on Disclosure Schedule 3.13, no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and neither Borrowers nor any Affiliates thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.14 Intellectual Property. As of the Closing Date, Borrowers own or will own, and have or will have, rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.14. Borrowers conduct their businesses and affairs without knowingly infringing or interfering with any Intellectual Property of any other Person which could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule 3.14, neither Borrowers nor Credit Parties is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

3.15 Full Disclosure. All representations and warranties made in any of the Loan Documents by Borrowers or Credit Parties or Guarantors shall be made after giving full effect to the transactions contemplated in this Agreement. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by Borrowers or Credit Parties or Guarantors and delivered hereunder or any written statement prepared by Borrowers or Credit Parties or Guarantors and furnished by or on behalf of Borrowers or Credit Parties or Guarantors to Lender Agent for the benefit of Lenders pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers and Credit Parties (other than Ganesha) and Guarantors (other than Ganesha), as applicable, believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers and Credit Parties (other than Ganesha) and Guarantors (other than Ganesha), as applicable, as of such delivery date, and reflect Borrower’s and Credit Party’s (other than Ganesha’s) and Guarantor’s (other than Ganesha’s) good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. The Liens granted to Lender Agent for the benefit of Lenders pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

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3.16 Environmental Matters. Each Borrower and each Credit Party (other than Ganesha) and each Guarantor represent and warrant to Lenders as follows:

(a) Except as set forth in Disclosure Schedule 3.16, as of the date hereof, no Borrower and no Credit Party and no Guarantor knows of any Hazardous Material which is present, used, manufactured, handled, generated, transported, stored, treated, discharged, released, buried or disposed of on, in, under or about any Property in violation of applicable Environmental Laws;

(b) To the best of each Borrower’s and each Credit Party’s and each Guarantor’s knowledge, following diligent inquiry, there has not been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Material by any prior owners of prior occupants of any Property or by any third parties on, in, under or about any Property;

(c) As of the date hereof there is no pending or, to each Borrower’s and each Credit Party’s and each Guarantor’s knowledge, threatened litigation or proceedings before any administrative agency in which any person or entity alleges the release, threat of release, placement on, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, in, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the transportation to or from any Property by any Borrower or any Credit Party or any Guarantor, of any Hazardous Material, in violation of Environmental Laws;

(d) As of the date hereof, no Borrower and no Credit Party and no Guarantor has received any notice and no Borrower and no Credit Party and no Guarantor has any actual knowledge that any Governmental Authority or any employee or agent thereof been determined, or threatens to determine, that there is a presence, release, threat of release, placement on, in, under or about any Property caused by any Borrower or by any Credit Party or by any Guarantor, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, in, under or about any Property caused by any Borrower or any Credit Party or any Guarantor, or the transportation to or from any Property by any Borrower or any Credit Party or any Guarantor, of any Hazardous Material, in violation of Environmental Laws; and

(e) To each Borrower’s and each Credit Party’s and each Guarantor’s knowledge, there have been no communications or agreements with any Governmental Authority or any private entity indicating that there has occurred, a release, threat of release, placement on, in, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, in, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the transportation to or from any Property by any Borrower or by any Credit Party or by any Guarantor, of any Hazardous Material in violation of any Environmental Laws.

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3.17 Insurance. Disclosure Schedule 3.17 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrowers, as well as a brief description thereof, and a copy of each current certificate of insurance naming Lender Agent for the benefit of Lenders as an additional co-insured.

3.18 Deposit and Disbursement Accounts. Disclosure Schedule 3.18 lists all banks and other financial institutions at which Borrowers maintain or will maintain deposit, commodities, investment or other accounts as of each of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Disclosure Schedule 3.18 shall, as of the Closing Date, identify which deposit accounts of each entity are used to receive Governmental Authority payments.

3.19 Vendor Relations. As of the Closing Date, there exists no actual or, to the knowledge of Borrowers or Credit Parties or Guarantors, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of Borrowers with any supplier essential to its operations.

3.20 Bonding; Licenses; Permits. Except as set forth on Disclosure Schedule 3.20, as of the Closing Date, no Borrower is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it. Disclosure Schedule 3.20 lists, as of the Closing Date, each permit each Borrower is required to obtain and maintain in order to conduct its respective Business in its respective Hospital Facility. Each Borrower has all permits required to conduct its business, each of which is in full force and effect and is not the subject of any pending or to its knowledge, threatened withdrawal.

3.21 Solvency. Both before and after giving effect to (a) the Loans to be made or incurred on the Closing Date or such other date as Advances are made or incurred, (b) the disbursement of the proceeds of such Advances pursuant to the instructions of Borrower’s Representative; (c) the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, Borrowers are each and will be Solvent.

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4.	FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices.

(a) Borrowers hereby agree that, from and after the Closing Date and until the Termination Date, they shall deliver to Lender Agent for the benefit of Lenders, the various Collateral Reports at the times, to the Persons and in the manner set forth in Annex D (Notice Addresses) including all certifications required with respect to Certified Cash balances.

(b) Borrowers hereby agree that, from and after the Restatement Effective Date and until the Termination Date, they shall deliver to Lenders, copies of each Borrowing Base Certificate (as defined in the A/R Facility) delivered to the A/R Facility Lender Agent.

4.2 Communication with Accountants. Borrowers and Credit Parties authorize Lenders to communicate and/or meet directly with all independent certified public accountants of Borrowers, and Borrowers shall authorize and shall instruct those accountants to communicate and/or meet with Lenders with regard to any and all financial statements and supporting financial documentation relating to Borrowers with respect to the business, results of operations and financial condition of Borrowers. Prior to communicating with the independent public accounts of Borrowers, Lenders shall deliver a reasonable advance written notice to Borrowers stating the purpose and scope of the communication and/or meeting.

5.	AFFIRMATIVE COVENANTS

To induce Lenders to make the Loans, Borrowers and Credit Parties and Guarantors, as applicable, make the following affirmative covenants in favor of Lenders, each of which shall survive the execution and delivery of this Agreement.

5.1 Maintenance of Existence and Conduct of Business. Borrowers and Credit Parties and Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate and/or limited liability company existence and its material rights; continue to conduct its business substantially as conducted prior to the Closing Date, anticipated to be conducted, or as otherwise permitted hereunder; at all times maintain, preserve and protect all of their assets and properties necessary to the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

5.2 Payment of Charges.

(a) Obligation to Pay Charges. Subject to Section 5.2(b) (Right to Contest Charges), Borrowers shall pay and discharge or cause to be paid and discharged promptly all Charges payable by them, including (i) Charges imposed upon them, their income and profits, or any of their property (real, personal or mixed) and all Charges with respect to Taxes, social security and unemployment withholding with respect to their employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees in possession of any Collateral, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $100,000.

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(a) Right to Contest Charges. Borrowers may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a) (Obligation to Pay Charges); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrowers, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) Borrowers shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lenders evidence reasonably acceptable to Lenders of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrowers or the conditions set forth in this Section 5.2(b) (Right to Contest Charges) are no longer met.

5.3 Books and Records. Borrowers shall keep adequate books and records with respect to their business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP (except as otherwise disclosed on the Financial Statements).

5.4 Insurance; Damage to or Destruction of Collateral.

(a) Insurance. Borrowers shall, upon Lender Agent’s request, in Disclosure Schedule 3.17, list all existing policies of insurance that they carry and maintain, along with the names and contact information for each existing insurance carrier, which policies and carriers shall be subject to the prior written consent of Lender Agent, which consent shall not be unreasonably withheld. If Lender Agent fails or refuses to approve Borrower’s existing policies of insurance or existing insurance carriers, then Borrowers agrees to increase or change its insurance coverage or change its insurance carrier as required by Lenders, and the same shall be listed in Disclosure Schedule 3.17. Thereafter, Borrowers shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.17 as approved by Lender Agent for the benefit of Lenders or may obtain and maintain other policies of insurance in form and amounts and with insurers reasonably acceptable to Lender Agent. All policies of insurance (or the loss payable and additional insured endorsements delivered to Lender Agent) that relate to coverage involving the Collateral shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Lender Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If Borrowers at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender Agent deem advisable. Lenders and Lender Agent shall have no obligation to obtain insurance for Borrowers or pay any premiums therefor. By doing so, Lenders shall not be deemed to have waived any Default or Event of Default arising from Borrower’s failure to maintain such insurance or pay any premiums therefore. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender Agent for the benefit of Lenders and shall be additional Obligations hereunder secured by the Collateral, and shall bear interest at the Default Rate until paid in full to Lenders.

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(b) Lenders’ Insurance Rights. Upon any change in Borrower’s insurance risk profile (as determined by Borrower’s insurance broker or as reasonably determined by Lenders pursuant to and based upon generally recognized insurance underwriting standards (including changes caused by changes in laws affecting the potential liability of a Borrowers), Lenders reserves the right to require additional forms and limits of insurance to, in Lenders’ reasonable opinion, adequately protect Lenders’ interests and Lien in all or any portion of the Collateral and to ensure that Borrowers are protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Lenders, Borrowers shall to deliver to Lenders from time to time a report of a reputable insurance broker, reasonably satisfactory to Lenders, with respect to its insurance policies.

(c) Endorsements. Borrowers shall deliver to Lenders, in form and substance reasonably satisfactory to Lenders, endorsements to all general liability and other liability policies naming Lender Agent as an additional insured. Borrowers shall irrevocably make, constitute and appoint Lender Agent (and all officers, employees of Lenders designated by Lender Agent), so long as any Default or Event of Default has occurred and is continuing, as each Borrower’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under all policies of insurance relating to coverage of the Collateral, endorsing the name of Borrowers on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Lender Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower’s Representative shall promptly notify Lender Agent of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Lenders in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Lenders may, at their option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c) (Application of Prepayments). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect, Lenders shall permit Borrowers to replace, restore, repair or rebuild the property.

5.5 Compliance with Applicable Laws. Borrowers shall comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, Environmental Laws and Environmental Permits.

5.6 Supplemental Disclosure. On the Closing Date, and thereafter from time to time as may be reasonably requested by Lenders, Borrowers shall supplement and update each Disclosure Schedule attached to this Agreement, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements or updates to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement or update to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lenders in writing, and (b) no supplement or update shall be required or permitted as to representations and warranties that expressly relate only to the Closing Date (except as set forth in the introduction to Section 3 (Representations and Warranties) for purposes of representations and warranties made as of the Closing Date). If any Borrower has a material “commercial tort claim” (as defined in the Code), it shall promptly notify Lenders in writing of the existence thereof.

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5.7 Intellectual Property. Borrowers and Credit Parties will conduct their business and affairs without material infringement of or material interference with any Intellectual Property of any other Person.

5.8 Environmental Matters. Each Borrower and each Credit Party (other than Ganesha) shall (a) comply with and use commercially reasonable efforts to cause each Borrower and its employees, agents and representatives at any Property to comply with all Environmental Laws; (b) without limiting the generality of clause (a) above, not engage in, permit or acquiesce in to any Hazardous Material Activity on, under or about any Property, except in strict accordance with all Environmental Laws, and with then prudent business practices as determined by said Borrower or Credit Party; (c) immediately advise Lenders in writing of (i) the receipt by any Borrower or any Credit Party of written notice of any and all Hazardous Material Claims, (ii) any knowledge by any Borrower or any Credit Party that any Property does not comply with any Environmental Laws, (iii) any remedial action taken by any Borrower or any Credit Party or any other Person in response to any Hazardous Materials or Hazardous Materials Activity on, under or about any Property, or to any Hazardous Material Claims, and (iv) any Borrower’s or any Credit Party’s discovery of the presence of any Hazardous Materials or Hazardous Material Activity on, in, under or about any Property or any real property immediately adjacent to any Property whether or not the same requires notice to be given to any governmental entity or agency under Environmental Laws; and (d) submit to Lenders, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other remedial work contracts and similar information prepared or received by any Borrower or any Credit Party in connection with any remedial work or Hazardous Materials relating to any Property. If Lenders at any time have a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Borrower or any Credit Party (other than Ganesha) or any Environmental Liability of any Borrower or any Credit Party (other than Ganesha) arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any Property or any of their other real estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then such Borrower and/or Credit Party (other than Ganesha) shall, upon a Lender’s written request (i) cause the performance of such environmental investigations including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at such Borrower’s or such Credit Party’s expense, as Lenders may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lenders and shall be in form and substance reasonably acceptable to Lenders, and (ii) if such Borrower or Credit Party shall not have timely performed such environmental investigations, permit Lenders or its representatives to have access to all real estate for the purpose of conducting such environmental investigations and testing as Lenders reasonably deems appropriate, including subsurface sampling of soil and groundwater. Each Borrower and Credit Party (other than Ganesha) shall reimburse Lenders for the costs of such investigations and the same will constitute a part of the Obligations secured hereunder.

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5.9 Landlord Agreements. With respect to any location where any material amount of Collateral is stored or located, Lenders may require Borrowers to provide a reasonable landlord or mortgagee agreement or bailee letter as a condition to the continued storage of the Collateral at such location(s). Borrowers shall timely and fully pay and perform all obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

5.10 Further Assurances. Borrowers and Credit Parties each agree that it shall, at Borrower’s or Credit Party’s expense and upon the reasonable request of Lenders, duly execute and deliver, or cause to be duly executed and delivered, to Lenders such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lenders to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.11 Qualified Cash. Borrowers shall deposit all net cash proceeds of Collateral as Qualified Cash in a Qualified Cash Account subject to the right of Borrowers to withdraw such cash proceeds. From and during the continuance of an Event of Default, Lenders may exercise all rights under the applicable Control Agreements relating to any Qualified Cash, including the right to deliver applicable control exercise notices to each applicable bank and securities intermediary and cause all such Qualified Cash to be forwarded immediately to a collection account designated by Lenders through daily sweeps (or as otherwise directed by Lenders); provided that so long as the A/R Facility is in effect, the provisions of this Section 5.11 shall be subject to the A/R Facility.

5.12 Operation of Business. Borrowers shall have and maintain at all times from the Closing Date until the Obligations have been paid in full (other than indemnification Obligations), sufficient approvals, consents, and permits from all necessary Governmental Authorities to fully operate the Business in accordance with Applicable Laws. Borrowers shall use their best efforts and use appropriate diligence to secure all approvals, consents and permits as and when required by Applicable Laws to fully operate the Business.

5.13 After-Acquired Property; Acquisition of other Real Property Interests. In the event from time to time Borrower acquires any fee interest in any real property or improvements or any master leasehold interest or ground leasehold interest in any real property or improvements, then Borrowers agree to promptly notify Lenders in writing at least ten (10) Business Days prior to such acquisition and to execute, acknowledge and deliver to Lenders at least five (5) Business Days prior to such acquisition a deed of trust or mortgage for recordation on said other real property or improvements, as a first lien or encumbrance on Borrower’s fee interest or, if applicable, on Borrower’s interest in a master lease or ground lease. Each such deed of trust or mortgage shall secure repayment of the Obligations, including but not limited to repayment of the Loans. All reasonable expenditures incurred by Lenders in performing this paragraph shall be additional Obligations payable upon demand and delivery of reasonable backup documentation, and shall bear interest at the Default Interest Rate from the date of demand for payment until paid in full.

5.14 Observer Status on Borrower’s Board of Directors. Until the Loan is paid in full and satisfied, IHHI hereby grants Lender Agent non-voting observer status with respect to all meetings of its board of directors (and committees thereof) and all meetings of its shareholders (and committees thereof), excluding meetings (or portions thereof) held in executive session called in good faith and that relate matters not in IHHI’s ordinary course of business. Concurrently with delivery of all notices of meetings and agendas to its directors and shareholders, IHHI agrees to and shall deliver a copy of each such notice and agenda to Lender Agent.

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5.15 Independent Directors. Until the Loan is paid in full and satisfied, Independent Directors shall at all times constitute a majority of the directors serving as members of IHHI’s board of directors.

5.16 Financial Reports, Notices and Other Information.

(a) Financial Statements and Other Reports. Each Borrower will deliver to Lender Agent: (1) as soon as available, but no later than thirty (30) days after the last day of each month (or forty-five (45) days after the last day of the last month of each Fiscal Quarter), a company prepared consolidated balance sheet and income statement covering Borrowers’ and their consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP, consistently applied (except for ordinary course adjustments to such monthly financial statements which are taken in good faith, actuarial adjustments for self-insurance retention and disproportionate share payment adjustments), in a form reasonably acceptable to Lender Agent; (2) as soon as available, but no later than one hundred fifty (150) days after the last day of each Fiscal Year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Lender Agent in its reasonable discretion; (3) within five (5) days of delivery or filing thereof by any Borrower, copies of all statements, reports and notices made available to such Borrower’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by such Borrower with any stock exchange on which any securities of such Borrower are traded and/or the United States Securities and Exchange Commission; (4) a prompt report of any legal actions pending or threatened in writing against any Borrower or any of its Subsidiaries that are not covered by insurance (including Borrower’s self-insured retention amounts) and could reasonably be expected to result in damages or costs to any Borrower or any of its Subsidiaries of $500,000 or more; (5) prompt written notice of an event that materially and adversely affects the value of any material Intellectual Property; (6) budgets, sales projections, operating plans and other financial information and other information, reports or statements regarding the Borrowers, their business and the Collateral as Lender Agent may from time to time reasonably request; (7) concurrent with the delivery of its audited consolidated financial statements prepared under GAAP, a reconciliation between its interim fourth quarter report and any adjustments thereafter in connection with finalizing its audited consolidated financial statements prepared under GAAP, consistently applied; (8) promptly upon their becoming available, copies of all interest rate and currency hedging agreements that any Borrower or any of its Subsidiaries is party to and all Material Contracts (as defined in the A/R Facility) to the extent such documents are filed with the United States Securities and Exchange Commission; (9) every Fiscal Quarter (but not more frequently unless an Event of Default then exists and is continuing), a schedule of Eligible Accounts (as defined in the A/R Facility) and the thirty (30) largest Account Debtors (as defined in the A/R Facility) during such quarter; (10) within ten (10) days after the preparation or issuance thereof, copies of financial statements (other than those required to be delivered pursuant to clauses (1) and (2) above) prepared by, for or on behalf of Borrowers and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements; (11) promptly upon receipt thereof, copies of any reports submitted to a Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants; (12) within fifteen (15) days after the execution thereof, a copy of any contracts with the federal government or with a Governmental Authority in the State of California; (13) as soon as available, but no later than one (1) day after the commencement of each Fiscal Year, consolidated month by month projected operating budgets, annual projections, profit and loss statements, and cash flow reports of and for Borrowers for such upcoming Fiscal Year (including an income statement for each month and a balance sheet as of the end of the last month in each Fiscal Quarter); and (14) any additional information, documents, statements, reports and other materials that are provided to the agent or the lenders under the A/R Facility.

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(b) Notices. Borrowers will give prompt written notice to Lender Agent: (1) of any litigation or governmental proceedings pending or, to Borrower’s knowledge, threatened (in writing) against Borrowers or any Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any Credit Party or which in any manner calls into question the validity or enforceability of any Loan Document; (2) upon any Borrower becoming aware of the existence of any Default or Event of Default (which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto); (3) if any Borrower is in breach or default under or with respect to any Material Contract (as defined in the A/R Facility), or if any Borrower is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect; (4) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened in writing against any Borrower; (5) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Borrower that could reasonably be expected to have a Material Adverse Effect, or, to Borrower’s knowledge, if there is any claim by any other Person that any Borrower in the conduct of its business is infringing on the Intellectual Property rights of others that could reasonably be expected to have a Material Adverse Effect; and (6) of all returns, recoveries, disputes and claims relating to any of the Borrowers’ accounts receivable that involve more than $500,000; (7) any other development, event, fact, circumstance or condition that would reasonably be likely to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto; (8) to the extent not otherwise delivered pursuant to another provision hereof, any notice given by a Borrower to any other lender of a Borrower, which notice to Lenders shall be accompanied by a copy of the applicable notice given to the other lender; (9) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability or any material modification to any special program or the amounts payable to a Borrower thereunder; (10) receipt of any notice by a Borrower regarding termination of any manager of any facility owned, operated or leased by a Credit Party; and (11) promptly after a Borrower or any authorized officer of a Borrower obtains knowledge thereof, any oral or written communication from the IRS or otherwise with respect to any tax investigations, relating to a Borrower directly, or relating to any consolidated tax return which was filed on behalf of a Borrower, in respect of (x) any tax assessment or possible tax assessment, (y) years that are designated open pending tax examination or audit, or (z) information that could give rise to an IRS tax liability or assessment.

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6.	NEGATIVE COVENANTS

To induce Lenders to make the Loans, Borrowers and Credit Parties, as applicable, make the following negative covenants in favor of Lenders, each of which shall survive the execution and delivery of this Agreement.

6.1 Mergers, Subsidiaries, Etc. Borrowers shall not, directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary in addition to the existing Subsidiaries of Borrowers; or (ii) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, without first receiving the prior written consent of Lenders.

6.2 Investments; Line of Credit Loan and Advances. Borrowers shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments constituting notes payable, or stock or other securities issued to Borrowers pursuant to negotiated agreements with respect to settlement of such issuer’s accounts in the ordinary course of business consistent with past practices; (b) Borrowers may invest Qualified Cash in Qualified Cash Accounts (i) as of the Closing Date in the kinds and types of investments that they are then so invested, and (ii) thereafter, as to any new investments made after the Closing Date in other kinds and types of investments as are in conformity with Borrower’s investment policies previously adopted by its board of directors or managers so long as Lender Agent’s Liens for the benefit of the Lenders remain perfected therein, and (c) Borrowers may invest cash and cash equivalents (other than Qualified Cash in the Qualified Cash Accounts) (i) as of the Closing Date in the kinds and types of investments that they are then so invested, and (ii) thereafter, as to any new investments made after the Closing Date in other kinds and types of investments as are in conformity with Borrower’s investment policies previously adopted by its board of directors; provided that so long as the A/R Facility is in effect, Borrowers may invest all cash and cash equivalents pursuant to the terms of the A/R Facility (as in effect on the A/R Facility Closing Date or as amended, supplemented or otherwise modified in accordance with the terms of the A/R Facility Intercreditor Agreement) and subject to the terms of the A/R Facility Intercreditor Agreement.

6.3 Indebtedness.

(a) Borrowers shall not create, incur or assume any Indebtedness, except (without duplication) (i) Indebtedness created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures or other capital assets acquired by Borrowers in the ordinary course of business; (ii) the Loans and the other Obligations; (iii) unsecured Indebtedness (other than Funded Debt) incurred in the ordinary course of Borrower’s business; (iv) Indebtedness created after the date hereof for financing of insurance premiums; and (v) Indebtedness under the A/R Facility.

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(b) Borrowers shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Funded Debt prior to its scheduled due date, other than the A/R Facility and the Obligations.

6.4 Employee Loans and Affiliate Transactions. Except as set forth in Disclosure Schedule 6.4, no Borrower is a party to any transaction with any of its Affiliates. Borrowers shall not enter into or be a party to any transaction with any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms that are no less favorable to Borrowers than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrowers. Borrowers shall not enter into any lending or borrowing transaction with any employees of Borrowers, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, pension plan advances, and similar purposes.

6.5 Capital Structure and Business. No Borrower or Credit Party (other than Ganesha) shall amend its charter, articles, bylaws or operating agreement from versions delivered to the Lenders on the Restatement Effective Date without first receiving the prior written consent of Lenders. No Borrower or Credit Party (other than Ganesha) shall engage in any business other than the businesses currently engaged in by it, without first receiving the prior written consent of Lenders.

6.6 Guaranteed Indebtedness. Borrowers shall not create, incur, or assume any Guaranteed Indebtedness unless such Guaranteed Indebtedness would be permitted to be incurred directly by Borrowers pursuant to Section 6.3 (Indebtedness).

6.7 Liens. Except (i) the A/R Facility Liens and (ii) as set forth in Disclosure Schedule 6.7, no Borrower is subject to any existing Liens (excluding Lender Agent’s Liens). Borrowers shall not create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral (whether now owned or hereafter acquired) except for Permitted Encumbrances.

6.8 Sale of Collateral and Intellectual Property. Borrowers shall not sell, transfer, convey, assign, license or otherwise dispose of any interest in Collateral, other than in the ordinary course of business, with an aggregate value in excess of $100,000. Borrowers shall not sell, transfer, convey, assign, license or otherwise dispose of any interest in Intellectual Property.

6.9 ERISA. Borrowers shall not cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $100,000 in the aggregate.

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6.10 Hazardous Materials. Borrowers shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any real property owned or leased by Borrowers where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any real property owned or leased by Borrowers or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.11 Restricted Payments. During the term of this Agreement, Borrowers shall not make any Restricted Payment, except (a) employee loans permitted under Section 6.4 (Employee Loans and Affiliate Transactions), (b) so long as no Event of Default shall have occurred and is continuing, dividends and distributions by Borrowers to its Shareholders or partners or members, (c) ordinary course payments to Borrowers and/or to Credit Parties for services rendered to the Business, (d) declare, pay or make dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, and (e) redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements.

6.12 Change of Corporate Name, State of Organization or Location; Change of Fiscal Year. No Borrower and no Credit Party and no Guarantor shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, corporate offices or locations at which Collateral is held or stored, or the location of their records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification numbers issued by its state of its incorporation or organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least ten (10) Business Days prior written notice to Lenders and provided that Borrowers and Credit Parties and Guarantors shall have taken such actions and executed such documents as Lenders reasonably requests in connection therewith to continue the perfection of any Liens in favor of Lender Agent in any Collateral, and provided further that, any change to such Borrowers or such Credit Party’s or such Guarantor’s jurisdiction or state of incorporation or organization, such new jurisdiction or state of incorporation or organization shall be located in the United States. Borrowers shall not change their Fiscal Year without giving Lenders at least thirty (30) calendar days prior written notice thereof.

6.13 No Impairment of Intercompany Transfers. Borrowers shall not directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions.

6.14 [Intentionally Omitted.]

6.15 Dr. Shah. Until the Loan is paid in full and satisfied, Borrowers will not, directly or indirectly, permit Dr. Shah to be nominated, or elected, or appointed, or directly or indirectly compensated, paid, engaged, retained or become, an officer, or director, or employee, or manager, or supervisor, or consultant, or agent, or representative of, IHHI, WMC-A, WMC-SA, Coastal or Chapman.

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6.16 Shareholder Blocking Rights. No Borrower shall issue any Stock that grants or provides any direct or indirect owner thereof any Shareholder Blocking Rights.

6.17 Financial Covenants.

(a) Minimum EBITDA. The Borrowers will not at any time permit, for the Test Period ending June 30, 2013 and each Test Period thereafter, EBITDA to be less than $20,000,000.

(b) Minimum Adjusted EBITDA. The Borrowers will not at any time permit, for (i) the Test Period ending March 31, 2014, Adjusted EBITDA to be less than $2,500,000, (ii) the Test Period ending June 30, 2014, Adjusted EBITDA to be less than $2,500,000, (iii) the Test Period ending September 30, 2014, Adjusted EBITDA to be less than $2,500,000, (iv) the Test Period ending December 31, 2014, Adjusted EBITDA to be less than $2,500,000, (v) the Test Period ending March 31, 2015, Adjusted EBITDA to be less than $5,000,000, (vi) the Test Period ending June 30, 2015, Adjusted EBITDA to be less than $5,000,000, (vii) the Test Period ending September 30, 2015, Adjusted EBITDA to be less than $5,000,000, (viii) the Test Period ending December 31, 2015, Adjusted EBITDA to be less than $5,000,000 and (ix) for the Test Period ending March 31, 2016, Adjusted EBITDA to be less than $7,500,000.

(c) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio (as defined in and calculated pursuant to the Worksheet in Annex E) as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth below for such period:

Period	Ratio
Any given Fiscal Quarter, measured on a trailing four quarter basis, beginning with the Fiscal Quarter ending June 30, 2013 (which shall be the “Defined Period” for purposes of Annex E)	1.00 to 1.00

Evidence of Compliance. Borrowers shall furnish to Lender Agent, at the time of delivery of the financial statements required by clauses (1) and (2) of Section 5.16 (Financial Statements and Other Reports), evidence (in form and content satisfactory to Lender Agent) of Borrowers’ compliance with the covenants in this Section 6.17 and evidence that no Default or Event of Default resulting from the provisions of this Section 6.17 has occurred and is continuing. Such evidence shall include, without limitation, (a) a statement and report, on a form approved by Lender Agent, detailing Borrowers’ calculations, and (b) if requested by Lender Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Lender Agent shall reasonably require) evidencing the propriety of the calculations.

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(d) Defined Terms. For purposes of this Section 6.17, the following definitions shall apply:

‘Adjusted EBITDA’ means, for any period, the sum, without duplication, of the following for each Borrower and PCHI collectively on a consolidated basis: Net Income, plus (a) Interest Expenses, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, (g) the portion of lease payments paid by any Borrower to PCHI in respect of lease payments which are attributable to interest, (h) the QAF Recovery Adjustment, (i) the warrant repurchase price under the Repurchase Agreement to the extent deducted from Net Income, and (j) any amendment, consent, origination or other transaction fees and legal expenses payable or paid by any Borrower or PCHI and relating to the Loan Documents or to the A/R Facility, to the extent deducted from Net Income, minus (i) gains from any sale of assets, other than sales in the ordinary course of business, and (ii) other extraordinary or non-recurring gains minus (if a positive number) or plus (if a negative number), the Net QAF Funds for such period (but only to the extent that such Net QAF Funds were included by any Borrower in the calculation of Net Income for such period), in each case determined in accordance with GAAP.

‘EBITDA’ means, for any period, the sum, without duplication, of the following for each Borrower and PCHI collectively on a consolidated basis: Net Income, plus (a) Interest Expenses, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, (g) the portion of lease payments paid by any Borrower to PCHI in respect of lease payments which are attributable to interest, (h) the warrant repurchase price under the Repurchase Agreement to the extent deducted from Net Income, and (i) any amendment, consent, origination or other transaction fees and legal expenses payable or paid by any Borrower or PCHI and relating to the Loan Documents or to the A/R Facility, to the extent deducted from Net Income minus (i) gains from any sale of assets, other than sales in the ordinary course of business, and (ii) other extraordinary or non-recurring gains, in each case determined in accordance with GAAP.

‘Interest Expense’ means, for any period, for Borrowers and PCHI collectively on a consolidated basis, (a) total interest expense (including without limitation attributable to Capital Leases in accordance with GAAP), (b) fees with respect to all outstanding Indebtedness including without limitation capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing and (c) net costs under any interest rate hedging agreements.

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‘Net Income’ means, for any period, the net income (or loss) of Borrowers and PCHI collectively on a consolidated basis determined in accordance with GAAP; provided, however, that such amount shall exclude (a) the income (or loss) of any Person (other than any Borrower, any Credit Party or any of their respective Subsidiaries) in which any other Person (other than any Borrower, any Credit Party or any of their respective Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower or PCHI by such Person, (b) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or PCHI or that Person’s assets are acquired by a Borrower or PCHI, (c) the income of any Subsidiary of any Borrower or PCHI to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower or PCHI, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or PCHI or any affiliate thereof, and (e) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (d) of this definition of Net Income.

‘QAF Recovery Adjustment’ means, for any Test Period during which Net Income was reduced by any Net QAF Funds (such reduction, the “Maximum Amount”), any reduction in Net Income related to Medicaid or Medicaid Managed Care payment rates (including DSH and similar payments by the State and Counties of California for indigent care) recognized in accordance with GAAP, initially calculated by reference to payment rates included in Net Income as of September 30, 2012 and, following any QAF Recovery Adjustment calculated by reference to such September 30, 2012 payment rates, by reference to the payment rates included in Net Income for the most recent QAF Recovery Adjustment; provided that (i) California AB1383 or any substitute, replacement or successor legislation or payments or implementing regulations are in effect during such Test Period; (ii) the Borrowers provide evidence to Lender Agent that such QAF Recovery Adjustment is reasonably expected to result in an increase in Net QAF Funds and (iii) in no event may the QAF Recovery Adjustment exceed the Maximum Amount.

‘Test Period’ means, with respect to each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2013, the four most recent Fiscal Quarters then ended (taken as one accounting period).

7.	TERM

7.1 Defined Terms. For purposes of this Section 6.17, the following definitions shall apply:Termination. The financing arrangements contemplated hereby shall be in effect until the earlier of the date when the Loans and other Obligations (other than indemnification Obligations) have been paid in full and satisfied or the Maturity Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date without demand by Lenders.

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7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrowers or Credit Parties or the rights of Lenders or Lender Agent relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrowers and Credit Parties, and all rights of Lenders or Lender Agent, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11 (Miscellaneous), the payment obligations under Section 1 (Amount and Terms of Credit Facilities), and the indemnities contained in the Loan Documents shall survive the Maturity Date.

8.	EVENTS OF DEFAULT; REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default hereunder:

(a) Any Borrower fails to make any payment of interest or of principal on any Loan within five (5) calendar days after the same is due and payable, provided, that if any Borrower fails to make any payment within such five (5) calendar day period, interest at the Default Rate shall accrue from the due date for such payment on all Obligations and the Loans.

(b) Borrowers fail to pay or reimburse Lenders for any costs or expenses reimbursable under this Agreement or under any other Loan Document, or Borrowers fail to make payment of any Obligations (not specifically referenced in any other subsection of this Section 8.1) within ten (10) calendar days following Lenders’ demand for such reimbursement or payment thereof; provided, that if any Borrower fails to pay such amount within said ten (10) calendar day period, interest at the Default Rate shall accrue from the due date for such payment on all Obligations and on the Loans.

(c) Borrowers or Credit Parties fail or neglect to perform, keep or observe any provision of this Agreement (not specifically referenced in any other subsection of this Section 8.1) applicable to them and the same shall remain unremedied for ten (10) Business Days or more after the earlier of (i) Borrower’s or Credit Party’s actual knowledge thereof, or (ii) Borrower’s or Credit Party’s receipt of notice thereof from Lenders.

(d) Borrowers fail or neglect to perform, keep or observe any of the provisions of Section 4.1 (Reports and Notices) or any provisions set forth in Annex B (Cash Management System) or Annex C (Collateral Reports), respectively, and the same shall remain unremedied in whole or in part for thirty (30) calendar days or more after the earlier of (i) said Borrower’s actual knowledge thereof, or (ii) said Borrower’s receipt of notice thereof from Lenders.

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(e) Borrowers deliver a supplement or update to any Disclosure Schedule as required by Section 5.6 (Supplemental Disclosure) and Lenders fail to approve of the same because such supplement or update (i) discloses the existence of an Event of Default, or (ii) discloses a Material Adverse Effect, or (iii) discloses any fact or circumstance which, with the passage of time or otherwise, would constitute an Event of Default or Material Adverse Effect.

(f) Borrowers or Credit Parties or Guarantors fail or neglect to timely perform, keep or observe any other provision of any of the Loan Documents required to be performed by it and the same shall remain unremedied in whole or in part for ten (10) Business Days after receipt of notice thereof from Lenders.

(g) Any Guarantor fails or neglects to timely perform, keep or observe any provision of the Guaranty Agreement and the same shall remain unremedied in whole or in part for ten (10) Business Days after receipt of notice thereof from Lenders.

(h) [reserved]

(i) [reserved]

(j) (i) A default or breach occurs under any other agreement, document or instrument to which any Borrower or any Credit Party is or are a party that is not cured within any applicable grace period therefor, such default or breach is not waived in writing by Lenders or Lender Agent, on behalf of the Lenders, and such default or breach involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of Borrowers or Credit Parties in an amount in excess of $100,000; or (ii) an event, condition or circumstance occurs that causes, or permits any holder of Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or the holder of such Indebtedness or Guaranteed Indebtedness or such trustee has the right to demand cash collateral in respect of such Indebtedness or Guaranteed Indebtedness, in each case, regardless of whether such right is exercised, by such holder or trustee.

(k) Any representation or warranty herein or in any Loan Document or in any written statement, report, Financial Statement or certificate made or delivered to Lenders or Lender Agent by Borrowers or Credit Parties is untrue or incorrect in any material respect as of the date when made or deemed made.

(l) Assets of Borrowers or Credit Parties with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or general assignee for the benefit of creditors of Borrowers or such Credit Parties and such condition continues for thirty (30) calendar days or more.

(m) A case or proceeding is commenced against any Borrower or any Credit Party seeking a decree or order in respect of said Borrower or Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for said Borrower or Credit Party or for any substantial part of said Borrower’s or Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any Borrower or Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) calendar days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

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(n) Any Borrower or any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Borrower or Credit Party or for any substantial part of such Borrower’s or Credit Party’s assets, (iii) makes a general assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(o) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time are outstanding against Borrowers or Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted in writing by the insurance carrier), and the same is/are not, within thirty (30) calendar days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(p) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Borrower or any Credit Party or any Guarantor shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(q) Any Change of Control occurs.

(r) A Material Adverse Effect shall exist as determined in the reasonable judgment of Lenders.

(s) IHHI fails or refuses, more than once during any consecutive twelve (12) month period, for any reason, to grant Lender Agent non-voting observer status with respect to all meetings of its board of directors and all meetings of its shareholders.

(t) IHHI fails or refuses, more than once during any consecutive twelve (12) month period, for any reason to deliver to Lender Agent, concurrently with delivery to all shareholders, a notice and agenda of each annual meeting, special meeting or emergency meeting of shareholders.

(u) IHHI fails or refuses, more than once during any consecutive twelve (12) month period, for any reason to deliver to Lender Agent, concurrently with delivery to all directors, a notice and agenda of each annual meeting, regular meeting, special meeting or emergency meeting of directors.

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(v) More than once during any consecutive twelve (12) month period, the directors or shareholders of IHHI waive notice of a directors meeting and fail to deliver advance notice to Lender Agent of said waiver of directors meeting.

(w) More than once during any consecutive twelve (12) month period, the directors or shareholders of IHHI take any action without a meeting, which action was required or permitted to be taken at a meeting, and fail to deliver advance notice of the taking of said action to Lender Agent.

(x) More than once during any consecutive twelve (12) month period, the directors or shareholders of IHHI hold a meeting by written consensus and fail to deliver advance notice of said meeting by consensus to Lender Agent.

(y) Dr. Shah at any time is nominated, or elected, or appointed, or directly or indirectly is compensated, paid, engaged, retained or becomes, an officer, or director, or employee, or manager, or supervisor, or consultant, or agent, or representative of, IHHI, WMC-A, WMC-SA, Coastal or Chapman.

(z) Independent Directors cease to constitute a majority of directors on IHHI’s board of directors, and replacement Independent Director(s) acceptable to Lenders in their sole discretion are not appointed, or nominated and elected, to IHHI’s board of directors within thirty (30) calendar days after the date such Independent Directors cease to constitute a majority of directors on IHHI’s board of directors.

(aa) IHHI, as tenant, commits a breach or default under the Triple Net Lease and the same remains uncured following receipt of all required notices and expiration of all applicable cure periods.

(bb) (dd) IHHI, as tenant, commits a breach or default under any of the Chapman Leases and the same remains uncured following receipt of all required notices and expiration of all applicable cure periods.

(cc) Without first receiving the prior written consent of the Lenders (which consent may be granted or withheld by any Lender in its sole discretion):

(i) IHHI for any reason terminates the sublease with WMC-A for the Western Medical Center - Anaheim;

(ii) IHHI for any reason terminates the sublease with WMC-SA for the Western Medical Center - Santa Ana;

(iii) IHHI for any reason terminates the sublease with Coastal for the Coastal Communities Hospital; or

(iv) IHHI for any reason terminates any of the sub-subleases with Chapman for any portion of the Chapman Medical Center.

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(dd) PCHI ceases to own all (100%) of the fee simple title (i) in the Western Medical Center - Anaheim, or (ii) in the Western Medical Center - Santa Ana; or (iii) in the Coastal Communities Hospital.

(ee) Borrowers or Credit Parties fail or neglect to perform, keep or observe any provision of Section 6.17 (Financial Covenants) applicable to them and the same shall remain unremedied for five (5) days or more after the earlier of (i) Borrower’s or Credit Party’s actual knowledge thereof, or (ii) Borrower’s or Credit Party’s receipt of notice thereof from Lender Agent.

8.2 Remedies. Lenders shall be entitled to enforce payment and performance of the Indebtedness and Obligations and to exercise all rights and powers under this Agreement and the other Loan Documents or other agreement or any laws now or hereafter in force. No remedy herein conferred upon or reserved to any Lender is intended to be exclusive of any other remedy set forth herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this Agreement or any of the other Loan Documents to Lender Agent or any Lender in any capacity or to which Lender Agent or any Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender Agent and Lender Agent and any Lender may pursue inconsistent remedies. Lender Agent’s and Lenders’ remedies upon the occurrence and continuance of an Event of Default include, but are not limited to, the following:

(a) Accelerate Maturity Date of Line of Credit Loan. If any Event of Default has occurred and is continuing, Lender Agent may, with the consent of the Lenders, without notice, accelerate the Maturity Date of the Loans and declare all of the Obligations, including all amounts due under the Loans, to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and Credit Parties (in their respective capacities as Credit Parties and Guarantors).

(b) [Intentionally Omitted.]

(c) Increase Rate of Interest to Default Rate. If any Event of Default has occurred and is continuing, Lender Agent may without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

(d) Other Remedies. If any Event of Default has occurred and is continuing, Lender Agent may without notice: (i)  make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right, the appointment of a receiver of the Business, which receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to maintain and otherwise operate the Business upon such terms as may be approved by the court; and (ii) exercise any other rights and remedies provided to Lenders under the Loan Documents, or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(m) or (n) (Events of Default), all of the Obligations and the Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

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8.3 Waivers. Except as otherwise provided for in this Agreement or by applicable law, each Borrower and each Credit Party and each Guarantor waive (including for purposes of Section 13 (Suretyship Waivers)): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default (unless specifically required in this Agreement), nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lenders on which Borrowers or Credit Parties or Guarantors may in any way be liable, and hereby ratifies and confirms whatever the Lender Agent, on behalf of Lenders or Lenders may do in this regard, (b) all rights to notice and a hearing prior to any Lender’s taking possession or control of, or to any Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing a Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF LENDER

9.1 Assignment and Participations.

(a) Assignment to Qualified Assignee. Subject to the terms of this Section 9.1 (Assignment and Participations), any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents and the Loans, or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the execution of an assignment agreement in form and content reasonably satisfactory to, and acknowledged by, Lender Agent; and (ii) be conditioned on such assignee representing to Lender Agent that it is purchasing the applicable Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof. In the case of an assignment by a Lender under this Section 9.1(a) (Assignment to Qualified Assignee), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as such Lender hereunder. The original Lender shall be relieved of its obligations hereunder with respect to the assigned portion thereof from and after the date of such assignment. Borrowers and Credit Parties and Guarantors hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.” In the event a Lender assigns or otherwise transfers all or any part of the Obligations, such Lender shall so notify Borrowers and Credit Parties and Guarantors, and Borrowers shall, upon the request of such new Lender, execute one or more new notes in exchange for any of the Notes (upon the same terms), if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a) (Assignment to Qualified Assignee), any Lender may at any time pledge the Obligations held by it and any Lender’s rights under this Agreement and the other Loan Documents to a financial institution.

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(b) Participations. Any participations by a Lender of all or any part of the aggregate commitment of a Lender to make Advances under the Loans shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participations, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Section 1.14 (Taxes), and Section 1.15 (Capital Adequacy; Increased Costs; Illegality), Borrowers and Credit Parties and Guarantors acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant (in each case subject to the terms and conditions in such Sections applicable to Lenders) and the participant shall be considered to be a “Lender.” The Borrowers and Credit Parties and Guarantors further consent to the voting provisions set forth in Section 3 of the Participation Agreement.

(c) Cooperation to Effect Assignments and Participations. Borrowers and Credit Parties shall assist Lenders under this Section 9.1 (Assignment and Participations) as reasonably required to enable Lenders to effectuate any such assignment or participations, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by a Lender, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrowers and Credit Parties shall certify the correctness, completeness and accuracy, in all material respects of all descriptions of Borrowers and Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

(d) Disclosures by Lenders. A Lender may furnish any information concerning Borrowers and the Credit Parties in the possession of a Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.10 (Confidentiality).

9.2 Reliance, Etc. Neither Lenders nor any of its Affiliates nor any of their respective directors, officers, employees or attorneys shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender: (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Borrowers or Credit Parties and shall not be responsible to Borrowers or Credit Parties for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers and Credit Parties or to inspect the Collateral (including the books and records) of Borrowers or Credit Parties; (d) shall not be responsible to Borrowers or Credit Parties for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

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10.	SUCCESSORS AND ASSIGNS

This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrowers, Credit Parties, Lenders and Lender Agent, and their respective successors and assigns (including, in the case of Borrowers and Credit Parties, a debtor-in-possession on behalf of a Borrower or a Credit Party), except as otherwise provided herein or therein. Neither Borrowers nor Credit Parties may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender Agent and each of the Lenders, which consent may be granted or withheld by Lender Agent and each Lender in its sole and absolute discretion. Any such purported assignment, transfer, hypothecation or other conveyance by Borrowers or Credit Parties without the prior express written consent of Lender Agent and each Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrowers, Credit Parties, Lenders and Lender Agent with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.	MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents (including all annexes, exhibits, and disclosure schedules attached hereto or thereto) constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 (Amendments and Waivers). The Original Credit Agreement and any other term sheet, letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between Borrowers or Credit Parties, Lenders and Lender Agent or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 Amendments and Waivers.

(a) Signed by Representatives. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Article 2 (Conditions Precedent) to the making of any of the Loans shall be effective unless the same shall be in writing and signed by Lender Agent and Borrowers. No waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of the Loans unless the same shall be in writing and signed by Lender Agent and Borrowers.

(b) Must Be In Writing. No amendment, modification, termination or waiver shall, unless in writing and signed by Lender Agent and Borrowers: (i) reduce the principal amount of or the Interest Rate applicable to the Loans; (ii) extend any scheduled payment date or the Stated Maturity Date; (iii) waive, forgive, defer, extend or postpone any payment of interest; or (iv) release any Guarantor or, except as otherwise permitted herein or in the other Loan Documents, release, or permit Borrowers or Credit Parties to sell or otherwise dispose of, any Collateral. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding the foregoing, no amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any of the Notes shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrowers or Credit Parties in any case shall entitle Borrowers or Credit Parties to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 (Amendments and Waivers) shall be binding upon each holder of the Note in question at the time outstanding and each future holder of said Note.

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(c) Termination of Liens. Upon payment of the Loans in full in cash and performance of all Obligations (other than indemnification Obligations), and a release of all existing and future claims (whether known or unknown) against each Lender and Lender Agent, and so long as no suits, actions, proceedings or claims are pending against any Indemnified Person, Lender Agent, on behalf of the Lenders, shall promptly upon receipt of written request from Borrowers deliver to Borrowers such termination statements, Lien releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(d) Lender Voting. In addition to the terms set forth in the foregoing clauses (a) through (c) of this Section 11.2, if at any time there is more than one Lender hereunder, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower or Credit Party therefrom, shall in any event be effective without the written concurrence of one or more Lenders having or holding Loans representing more than fifty percent (50%) of the aggregate outstanding principal amount of the Loans.

11.3 Fees and Expenses. Borrowers shall reimburse Lender Agent and each Lender for (i) all fees, costs and expenses (including the reasonable fees and expenses of all of Lender Agent’s and each Lender’s outside attorneys, advisors, consultants and auditors), and (ii) all fees, costs and expenses, including the reasonable fees, costs and expenses of other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents, or incurred in connection with any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents, or advice provided in connection with a breach or Default under the Loans or Lender Agent’s and each Lender’s rights hereunder or thereunder, or in connection with any of the following:

(a) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender Agent, Lenders, Borrowers, Credit Parties or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, this Agreement, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrowers and/or Credit Parties or any other Person that may be obligated to Lenders by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring or forbearance of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (a) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct.

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(b) Any attempt to enforce any remedies of Lenders against Borrowers and/or Credit Parties or any other Person that may be obligated to Lenders by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work- out or restructuring or forbearance of the Loans during the pendency of one or more Events of Default.

(c) Any workout or restructuring or forbearance of the Loans during the pendency of one or more Events of Default.

(d) Efforts by Lenders to (i) monitor the operations, financial condition and/or regulatory status of the Business after an Event of Default occurs under this Agreement or under any of the other Loan Documents; (ii) evaluate, observe or assess Borrowers or Credit Parties or their respective business affairs after a breach or Default under this Agreement or under any of the other Loan Documents; and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (c) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other statutory and non-statutory fees and costs incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3 (Fees and Expenses), all of which shall be payable, on demand, by Borrowers to Lenders. Without limiting the generality of the foregoing, such expenses, costs, charges and fees shall include: a Lender’s Costs, fees, costs and reasonable expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, statutory and non-statutory costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4 No Waiver. Lender Agent’s or a Lender’s failure, at any time or from time to time, to require strict performance by Borrowers or Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2 (Amendments and Waivers), none of the undertakings, agreements, warranties, covenants and representations of Borrowers or Credit Parties contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers or Credit Parties shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by Lender Agent and each Lender and directed to Borrower’s Representative specifying such suspension or waiver.

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11.5 Remedies. Each Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that a Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8 Attorneys’ Fees; Indemnification.

(a) Attorneys’ Fees. If any action or proceeding is brought by any party against any other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and statutory and non-statutory costs incurred in connection with the prosecution or defense of such action. The foregoing includes, without limitation, attorneys’ fees and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, expert or other witness fees, copy and facsimile and telephone charges, courier and messenger charges, court costs, fees of charges of any arbitrator or mediator or arbitration or mediator service, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. 101 et seq., or any successor statutes. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall also include the fees and expenses of counsel to the parties hereto, which may include the allocable costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fee billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

(b) Indemnification. Should any Lender, as a result of its relationship with Borrowers or Credit Parties or Guarantors contemplated hereby, be made a party to any litigation instituted by Borrowers or Credit Parties or Guarantors against a Person other than such Lender, or any litigation instituted against Borrowers or Credit Parties or Guarantors by any Person other than such Lender, Borrowers shall jointly and severally indemnify, defend, protect and hold harmless such Lender from any and all loss, cost, liability, damage or expense incurred by such Lender, including attorneys’ fees and costs, in connection with the litigation.

11.9 Time of the Essence. Time is of the essence in the performance of each and every term, condition and covenant of this Agreement.

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11.10 Confidentiality. Lender Agent and each Lender agrees to use commercially reasonable efforts to maintain as confidential all information provided to them by Borrowers and/or Credit Parties which is designated in a writing delivered to Lender Agent or any Lender as confidential (provided, that, all non-public financial information and financial projections provided by Borrowers or Credit Parties to Lender Agent or Lenders shall be deemed confidential whether or not so designated in writing as confidential) for a period of one (1) year following receipt thereof, except that Lender Agent or Lenders may disclose such information (a) to Persons employed or engaged by Lender Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.10 (Confidentiality) and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed (based on advice of counsel) by Lender Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under this Agreement or the other Loan Documents or in connection with any Litigation relative to this Agreement or the other Loan Documents or the transactions related hereto or thereto to which Lender Agent or Lender is a party; or (f) that ceases to be confidential through no fault of Lender Agent or such Lender. If Lender Agent or such Lender is required in any proceeding, by any court decree, subpoena or legal or administrative order or process, to disclose any such confidential information, Lender Agent or such Lender will use commercially reasonable efforts to give Borrowers and Credit Parties, as applicable, prompt written notice of such request so that Borrowers or Credit Parties may seek an appropriate protective order. If in the absence of a protective order, Lender Agent or such Lender is compelled in a proceeding to disclose any such confidential information, Lender Agent or such Lender may disclose such portion of such confidential information that it is compelled to disclose; provided, however, that Lender Agent or such Lender shall use commercially reasonable efforts to provide Borrowers and Credit Parties, as applicable, written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

11.11 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND IN ANY OF THE OTHER LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWERS AND CREDIT PARTIES AND LENDER EACH HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA, CLARK COUNTY, CITY OF LAS VEGAS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWERS AND CREDIT PARTIES ON THE ONE HAND, AND LENDER ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT EACH LENDER, LENDER AGENT, EACH BORROWER AND EACH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CLARK COUNTY, NEVADA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER AND EACH CREDIT PARTY AND LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER, EACH CREDIT PARTY, LENDER AGENT AND EACH LENDER HEREBY WAIVE ANY OBJECTION THAT ANY BORROWER OR ANY CREDIT PARTY, LENDER AGENT OR ANY LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER, EACH CREDIT PARTY, LENDER AGENT AND EACH LENDER HEREBY AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE AT THE ADDRESSES SET FORTH IN ANNEX D OF THIS AGREEMENT.

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11.12 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt or three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic transmission, telecopy or facsimile transmission (with such electronic transmission, telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.12 (Notices)); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex D (Notice Addresses) or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower’s Representative or Lender) designated in Annex D (Notice Addresses) to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.13 Section Titles. The Section titles and headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

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11.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY LENDER, LENDER AGENT, ANY BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.16 Press Releases and Related Matters. Borrowers and Credit Parties agree that neither they nor their respective Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender, Lender Agent or its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior written notice to Lender Agent and each Lender and without the prior written consent of Lender Agent and each Lender (which consent will not be unreasonably withheld) unless (and only to the extent that) Borrowers or Credit Parties or their respective Affiliate are required to do so under law, regulation or any applicable exchange rules or OTC bulletin board rules, then, in any event, Borrowers, Credit Parties or their respective Affiliates will use commercially reasonable efforts to consult with Lender Agent and each Lender before issuing such press release or other public disclosure. Borrowers and Credit Parties consent to the publication by Lender Agent and each Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s and Credit Party’s name, product photographs, logo or trademark, without the consent of Borrowers or Credit Parties. Lender Agent and each Lender may provide to industry trade organizations information necessary and customary for inclusion in league table measurements unless such disclosure would violate or any applicable exchange rules or OTC bulletin board rules applicable to Borrowers.

11.17 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrowers or Credit Parties for liquidation or reorganization, or should Borrowers or Credit Parties become insolvent or make a general assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of any Borrower’s or any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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11.18 Advice of Counsel. Each of the Borrowers and each of the Credit Parties represent to Lender Agent and the Lenders and Lender Agent and each Lender represent to said Borrowers and to said Credit Parties, that they have each discussed this Agreement and, specifically, the provisions of Section 11.11 (Governing Law) and Section 11.15 (Waiver of Jury Trial), with their legal counsel.

11.19 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.20 Limitation on Each Borrower’s and Each Credit Party’s Liability. Anything to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligation of any Borrower or any Credit Party under this Agreement or under any other Loan Documents, said obligations shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under said Fraudulent Transfer Laws, in each case after giving effect to all other liabilities of such Borrower and such Credit Party, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower or such Credit Party in respect of intercompany indebtedness to any other Borrowers or Credit Parties or Affiliates of Borrowers or Credit Parties).

11.21 Lender Agent.

(a) Appointment of Lender Agent. Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), is hereby appointed Lender Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Silver Point to act as its agent in each such capacity in accordance with the terms hereof. Lender Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this section are solely for the benefit of the Lender Agent and each Lender and no Borrower or Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Lender Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers, Credit Parties or any of their respective Subsidiaries.

(b) Powers and Duties. Each Lender authorizes the Lender Agent to take such action on each Lender’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Loan Documents as are specifically delegated or granted to the Lender Agent by the terms hereof or otherwise agreed in writing by each Lender, together with such actions, powers, rights and remedies as are reasonably incidental thereto. The Lender Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. The Lender Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Lender Agent shall not have or be deemed to have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of each Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Lender Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

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(c) Successor Agent. The Lender Agent may assign its rights and duties as Lender Agent hereunder to an Affiliate of Silver Point without the prior written consent of, or prior written notice to, any Borrower, Credit Party or any Lender; provided that the Borrowers, Credit Parties and Lenders may deem and treat such assigning Lender Agent as the relevant Lender Agent for all purposes hereof, unless and until such the Lender Agent provides written notice to Borrowers, Credit Parties and Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as the Lender Agent hereunder and under the other Loan Documents. In addition, with the unanimous consent of all Lenders in the event there is more than one Lender hereunder, Lenders may remove the Lender Agent and appoint a successor Lender Agent without the consent of Borrowers, Credit Parties or the Lender Agent.

(d) Lenders under Security and Guaranty. Each Lender hereby further authorizes the Lender Agent, on behalf of and for the benefit of each Lender, to be the agent for and representative of each Lender with respect to the Guaranty, the Collateral and the Loan Documents related thereto. With the written consent or authorization from each Lender, the Lender Agent may execute any documents or instruments necessary to (i) release or subordinate any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets or for the establishment of the A/R Facility by Borrowers that, in either case, is permitted by the Loan Documents and (ii) release any Guarantor from its guaranty if such release is permitted under the Loan Documents. After the payment in full of the Obligations (other than indemnification Obligations), the Lender Agent shall, upon request of the Borrowers and the consent of each Lender (such consent not to be unreasonably withheld), take such actions as shall be required to promptly release the security interest in the Collateral and to promptly release each Guarantor from its guaranty under the Guaranty Agreements to which it is a party.

(e) Loan Document Provisions. For all purposes hereunder and under the other Loan Documents, any provision requiring any action, consent or vote of a “Lender” may be taken or given by the Lender Agent acting at the direction of the Lenders.

12.	[Intentionally Omitted.]
13.	SURETYSHIP WAIVERS

13.1 Suretyship Waivers. Because Credit Parties are not direct borrowers from Lenders under this Agreement, although the Loans directly and indirectly benefit each Person comprising Borrowers and Credit Parties, it is possible that the Credit Parties could be construed as guarantors or sureties of Borrowers and of each other and thereby have certain rights and remedies accorded to them that were not intended to be available to any of them. Accordingly, in order to induce the Lenders to provide the credit facilities and accommodations provided for herein, each Person which is a Borrower or a Credit Party for itself agrees as follows:

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(a) Irrevocable Waivers. The waivers provided in this section are intended to be irrevocable and to apply to all present and future Obligations of Borrowers and Credit Parties to Lenders, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time, create new Obligations, after all or any prior Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of Borrowers, Credit Parties, or Guarantors, of all or any portion of the Obligations, or other event or proceeding affecting Borrowers or Credit Parties or Guarantors of any portion of the Obligations.

(b) Separate and Independent Obligations of Credit Parties. The Obligations of Credit Parties hereunder are separate and independent of (i) Borrower’s obligation to pay Lenders principal and interest under the Term Note and the other Obligations hereunder, and (ii) the liabilities and obligations of Credit Parties which are Guarantors. A separate action or actions may be brought and prosecuted against Credit Parties whether or not any action is brought and prosecuted against Borrowers, and whether or not Credit Parties are joined in any such action or actions. Borrowers and Credit Parties waive the benefit of any statute of limitations affecting the Obligations hereunder or the enforcement thereof.

(c) Authority of Lenders. Credit Parties and Guarantors hereby authorize Lenders, without notice or demand and without affecting their liability hereunder, from time to time to: (i) amend, alter, restate, replace, modify, renew, extend, accelerate or otherwise change the time for payment or the terms of the Obligations with Borrowers, including increasing or decreasing the Interest Rate thereon or the principal amount thereof; (ii) accept partial payments on the Obligations from Borrowers or Guarantors; (iii) accept new or additional documents, instruments or agreements relative to the Obligations; (iv) take and hold security or additional guaranties for the payment of the Obligations, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate, modify and release in any manner any such security or guaranties; (v) apply such security and direct the order or manner of sale thereof as Lenders in their sole discretion may determine; (vi) release or substitute any Guarantor; (vii) settle, release on terms satisfactory to Lenders (or by operation of law or otherwise), compound, compromise, collect or otherwise liquidate any indebtedness or security in any manner, consent to the transfer of security and bid and purchase at any sale, without affecting or impairing the Obligations of Borrowers or Credit Parties or Guarantors hereunder; or (viii) enforce any other right or remedy granted to Lenders under this Agreement or under any of the other Loan Documents or under any Guaranty Agreement. No action which Lenders shall take or fail to take in connection with this Agreement or any of the Loan Documents, or any of them, or any security for the Obligations or other undertakings of Borrowers, nor any course of dealing with Borrowers or Credit Parties or Guarantors, or any course of dealing with any other person or legal entity, shall release Borrower’s Obligations or Credit Party’s or Guarantor’s responsibilities hereunder, shall affect this Agreement or the other Loan Documents in any way, or afford Borrowers or Credit Parties or Guarantors any recourse against Lenders. Without limiting the generality of the foregoing, Borrowers agree that this Agreement shall extend and be applicable to each new or replacement Note delivered by Borrowers pursuant thereto without notice to or further consent from Credit Parties or Guarantors.

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(d) Waiver of Rights Against Lenders. Borrowers and Credit Parties and Guarantors waive any right to require Lenders to: (i) proceed against Borrowers, against Guarantors, against Credit Parties, or against anyone else; (ii) proceed against or exhaust any security for the Obligations, or to marshal assets or to marshal assets of any Person in any particular order; (iii) except as required by applicable law, give notice of the terms, time and place of any public or private sale of any real or personalty securing the Obligations; or (iv) pursue any other remedy in such Lender’s power whatsoever. Each Person which is a Borrower, Guarantor, or a Credit Party waives any defense arising by reason of any disability or other defense of Borrowers, Guarantors, or Credit Parties, or by reason of the cessation from any cause whatsoever of the liability of Borrowers, Guarantors, or Credit Parties, or by reason of any act or omission of Lenders or other Persons which directly or indirectly results in or aids the discharge or release of Borrowers, Guarantors, or Credit Parties, or any of the Obligations or any security therefor by operation of law or otherwise, or by reason of the amendment, modification, renewal, extension or other change in any of the Obligations. Borrowers, Credit Parties and Guarantors waive all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional Obligations, and all other notices and demands of any kind and description now or hereafter provided for by any statute or rule of law, except for such notices and demands as specifically required by this Agreement. Borrowers, Guarantors, and Credit Parties expressly waive any right whatsoever to, or right whatsoever to participate in, any security now or hereafter held by Lenders, reimbursement, indemnity, exoneration, contribution or any other claim under local, state or federal law, including, without limitation, 11 U.S.C. 547, which it may now or hereafter have against Borrowers, Guarantors, or Credit Parties, or any other Person directly or contingently liable for the Obligations, or against or with respect to Borrower’s or Credit Party’s or Guarantor’s property (including, without limitation, any Collateral under any of the Loan Documents) arising from the existence or performance of this Agreement until all of the Obligations have been indefeasibly paid or satisfied in full.

(e) Representations and Warranties. Borrowers, Guarantors, and Credit Parties represent and warrant to each Lender that: (i) this Agreement is executed at each Borrower’s, each Guarantor’s, and each Credit Party’s request; (ii) Guarantors, and Credit Parties have each established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to Borrower’s Business and Borrower’s financial condition; and (iii) Guarantors and Credit Parties are now and will be completely familiar with the Business, operation and financial condition of Borrowers and its assets and of its Business. Borrowers, Guarantors and Credit Parties hereby waive and relinquish any duty on the part of Lender to disclose to any of said parties any matter, fact or thing relating to the Business, operation or financial condition of Borrowers and their respective assets now known or hereafter known by any Lender during the term of this Agreement. With respect to any present or future Obligations of Borrowers to any Lender, such Lender need not inquire into the authority of Borrowers, and any Obligations made or created in reliance upon the professed exercise of such powers.

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(f) No Set-Off, Counterclaim, Etc. So long as any of the Obligations under this Agreement remain unpaid or undischarged, neither Guarantors nor Credit Parties will, by paying any sum recoverable hereunder (whether or not demanded by Lenders) or by any means or on any other ground, (i) claim any set-off or counterclaim against Borrowers, Guarantors, or Credit Parties in respect of any Obligations or other indebtedness by virtue of the right of subrogation, by operation of law or otherwise; (ii) in any proceedings under federal bankruptcy law or insolvency proceedings of any nature, assert its rights in competition with Lender in respect of any payment hereunder because of any claims which Guarantors or Credit Parties may have against Borrowers or any other Person; or (iii) be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrowers, Guarantors, or Credit Parties or other Person, or the benefit of any of any other security for any Obligation which, now or hereafter, Lenders may hold or in which it may have any share or interest.

13.2 Election of Remedies. If Lenders may, under Applicable Laws, proceed to realize its benefits under any of the Loan Documents granting a Lien upon any Collateral, whether owned by Borrowers or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, such Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13 (Suretyship Waivers). If, in the exercise of any of its rights and remedies, such Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrowers or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, Borrowers hereby consent to such action by such Lender and waive any claim based upon such action, even if such action by such Lender shall result in a full or partial loss of any rights of subrogation that Borrowers might otherwise have had but for such action by such Lender. Any election of remedies that results in the denial or impairment of the right of Lenders to seek a deficiency judgment against Borrowers shall not impair Guarantor’s or Credit Party’s obligations to pay the full amount of the Obligations applicable to it. In the event Lenders shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lenders may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lenders but shall be credited against the Obligations.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.

LENDERS: SPCP Group, LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER AGENT: SILVER POINT FINANCE, LLC, a Delaware limited liability company

By:
Name:
Title:

BORROWERS: INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By:
Name:
Title:

WMC-A, INC., a California corporation

By:
Name:
Title:

WMC-SA, INC., a California corporation

By:
Name:
Title:

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By:
Name:
Title:

CHAPMAN MEDICAL CENTER, INC., a California corporation

By:
Name:
Title:

CREDIT PARTIES: PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company

By:
Name:
Title:

By:
Name:
Title:

ganesha realty, llc, a California limited liability company

By:
Name:
Title:

ANNEX A
TO
AMENDED AND RESTATED
CREDIT AGREEMENT ($47,277,000 Term Note)

DEFINITIONS

Initially capitalized terms used in this Agreement shall (unless otherwise provided elsewhere in the Loan Documents) have the following respective meanings. All references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to sections, Exhibits, Schedules or Annexes of or to this Credit Agreement:

“Absolute Assignment” means each of the following:

the Absolute Assignment of Leases and Rents With License Back re Western Medical Center - Anaheim, dated as of the Closing Date, by and among Closing Date Lender, PCHI and WMC-A in the form of Exhibit “F” attached hereto;

the Absolute Assignment of Leases and Rents With License Back re Western Medical Center — Santa Ana, dated as of the Closing Date, by and among Closing Date Lender, PCHI and WMC-SA in the form of Exhibit “F” attached hereto;

the Absolute Assignment of Leases and Rents With License Back re Coastal Communities Hospital, dated as of the Closing Date, by and among Closing Date Lender, PCHI and Coastal in the form of Exhibit “F” attached hereto;

the Absolute Assignment of Leases and Rents With License Back re Chapman MOB Lease, dated as of the Closing Date, by and among Closing Date Lender and IHHI in the form of Exhibit “F” attached hereto; and

the Absolute Assignment of Leases and Rents With License Back re Chapman Hospital Lease, dated as of the Closing Date, by and among Closing Date Lender and IHHI in the form of Exhibit “F” attached hereto.

“Accounts” means (i) the right to receive payment of rent, occupancy payments and other similar payments due and owing by any Person using or occupying space in any real property owned or leased by Borrowers, plus (ii) the future right to receive payment of any monetary obligations, whether or not earned by performance, now or hereafter existing, arising under or in relation to each Borrower’s Business.

“Advance” means any advance of funds under the Loans.

“Affiliate” means, with respect to any Person (excluding Lender), (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners, and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrowers. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

Annex A-1

“Agreement” means this Amended and Restated Credit Agreement by and among Borrowers, Credit Parties, Guarantors, Lenders, and Lender Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Amendment and Restatement Agreement” means the Amendment and Restatement to the Credit Agreement dated as of February 7, 2013 (and as amended, restated or otherwise modified from time to time) among Borrowers, Ganesha, PCHI, SPCP Group IV, LLC, Lenders and Lender Agent.

“Amendment No. 3 Effective Date” means April 13, 2010.

“Annexes” means, together, Annex A (Definitions), Annex B (Cash Management System), Annex C (Collateral Reports) and Annex D (Notice Addresses) attached to this Agreement.

“Applicable Laws” means all federal, state and local laws, statutes, codes, regulations, rules, acts, ordinances of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, including without limitation, Environmental Laws, all building, safety, health, use laws, the Fair Labor Standards Act, 29 U.S.C. §§201 et seq., the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq., as amended, and the California version of the WARN Act, and any deed restrictions or other requirements of record applicable to the Collateral or to Borrowers or Credit Parties, or to their respective businesses.

“Appraisal” means an appraisal of the Properties prepared by Marshall & Stevens, M.A.I.

“Appraised Value” means the fair market value of the Properties as set forth in the Appraisal.

“A/R Facility” means (a) the Credit and Security Agreement, dated as of or about August 30, 2010, among MidCap Financial, LLC, as administrative agent and a lender, the Borrowers and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time or (b) any Permitted Refinancing thereof.

“A/R Facility Closing Date” means (a) August 30, 2010 or (b) with respect to any Permitted Refinancing of the A/R Facility, the closing date of such facility.

“A/R Facility Collateral” means the “Revolving Collateral” as such term is defined in the A/R Facility Intercreditor Agreement.

“A/R Facility Intercreditor Agreement” means (a) the Intercreditor Agreement, dated as of or about August 30, 2010, among MidCap Financial, LLC, the Lender Agent, the Borrowers and the Credit Parties, as amended, restated, supplemented or otherwise modified from time to time subject to the terms and conditions of the A/R Facility Intercreditor Agreement and (b) any intercreditor or subordination documentation entered with respect to any replacement A/R Facility in form reasonably agreed to by Lender Agent and substantially consistent with the A/R Facility Intercreditor Agreement referred to in clause (a) of this definition.

Annex A-2

“A/R Facility Lender Agent” means the Agent as defined in the A/R Facility.

“A/R Facility Liens” means a first and prior assignment of and security interest in the A/R Facility Collateral and the proceeds and products thereof.

“Authorized Individual” has the meaning ascribed to it in Section 1.5(g).

“Bank” means Wells Fargo Bank, N.A., located at 2030 Main Street, Suite 900, Irvine, California 92614.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §101 et seq.

“Borrowers” means IHHI, WMC-A, WMC-SA, Chapman and Coastal.

“Borrower’s Representative” means an Authorized Individual at the address of IHHI, or any replacement therefor approved by Lender as required by this Agreement.

“Business” means the business of Borrowers as defined in the Recitals set forth above.

“Business Day” means each day of the year that is not a Saturday or Sunday and which day (a) is not a day on which federally-chartered banking institutions in New York, New York are required to close, and (b) is a not a regularly scheduled holiday in the state of New York or in the United States.

“Capital Expenditure(s)” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

Annex A-3

“Cash Collateral Account” has the meaning ascribed to it Annex B (Cash Management System).

“Cash Management System” means the cash management system described in Annex B (Cash Management System).

“Certified Cash” means the net amount of Dollars in unrestricted cash and cash equivalents of Borrowers that is/are in Deposit Accounts or securities accounts maintained by a branch of a bank or securities intermediary within the United States and which are identified on Disclosure Schedule 3.18 (Deposit and Disbursement Accounts), as updated by Borrowers from time to time, as Certified Cash Accounts, which Certified Cash Accounts are not subject to any Liens, statutory liens or rights of offset, any overdraft, or any other charge or priority in favor of any Person other than Lender or, for any Deposit Account or securities account, the rights of the applicable bank or securities intermediary maintaining such Deposit Account or securities account with respect to customary account charges relating thereto (provided, that any amounts subject to any such rights in favor of any such bank or securities intermediary shall be excluded from Certified Cash for purposes of calculation of the amount thereof). For the avoidance of any doubt, the amount of Borrowers’ marketable securities and Qualified Cash at the time of any determination shall be deemed to constitute Certified Cash but only to the extent they are not subject to any Liens, statutory liens or rights of offset, any overdraft, or any other charge or priority in favor of any Person other than Lender.

“Change of Control” means that any of the following have occurred: (a) Kali P. Chaudhuri, M.D. and his Affiliates no longer beneficially own a majority of the outstanding shares (and/or securities readily convertible into or exercisable for shares) of Voting Stock on a fully diluted basis of IHHI; or (b) during any period of twelve (12) consecutive calendar months, Persons who at the beginning of such period constituted the majority of the board of directors of any Borrower or the majority of the managers of PCHI (together with any new Person whose nomination or election or appointment was approved by the required vote of the shareholders or members) cease for any reason (other than death or personal disability) to constitute a majority of the board of directors of any Borrower or the majority of the managers of PCHI; or (c) IHHI ceases to own, directly or indirectly, and control, all (100%) of the Stock of WMC-A, WMC-SA, Chapman and Coastal; or (d) Kenneth K. Westbrook ceases to be Chief Executive Officer or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal, and a replacement Chief Executive Officer acceptable to Lender in its sole discretion is not employed by the applicable Borrower within thirty (30) calendar days after the date that Kenneth K. Westbrook is no longer Chief Executive Office or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal; (e) Ganesha ceases to own, directly or indirectly, at least 49% of the membership interests of PCHI or any other Person (other than any entity the shareholders and shareholdings of which are substantially the same as the non-Ganesha shareholders and shareholdings of PCHI on the Amendment No. 3 Effective Date) and its Affiliates owns, directly or indirectly, a greater percentage of membership interests of PCHI than Ganesha; or (f) Kali P. Chaudhuri, M.D. ceases to own, directly or indirectly, a majority of the outstanding Voting Stock of Ganesha. Notwithstanding the foregoing, a Change of Control shall not occur as a result of the exercise by Kali P. Chaudhuri, M.D., SPCP Group IV, LLC, SPCP Group, LLC or their respective Affiliates or designees or assigns of the warrants issued by IHHI to Kali P. Chaudhuri, M.D., KPC Resolution Company, LLC (so long as it is controlled by Kali P. Chaudhuri, M.D.), SPCP Group IV, LLC, and SPCP Group, LLC or their respective designees or assigns on the Amendment No. 3 Effective Date.

Annex A-4

“Chapman” means Chapman Medical Center, Inc., a California corporation.

“Chapman Leases” means each of the following:

That certain lease agreement dated December 31, 1984, by and between Chapman Medical, L.P., a California limited partnership, successor-in-interest to Chapman Investments Associates, a California limited liability company, successor-in-interest to James L, Kirby, Successor Trustee of the Taggart Land Trust dated December 29, 1977, Fred D. Pierce, Trustee of the Stanford Land Trust dated December 29, 1977, Lawrence A. Johnson, Trustee of the Oxford Land Trust dated December 29, 1977, James L. Kirby, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, Melia Harper Long, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, and Mattison James Harper, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, as tenants in common doing business under the fictitious name Chapman Investment Associates (collectively, “Hospital Landlord”), and Chapman General Hospital, Inc., a California corporation, as the initial Tenant thereunder (the “Hospital Tenant”). Said lease agreement was amended by a First Amendment dated April 8, 1985, by a Second Amendment dated April 1, 1989, by a Third Amendment dated November 5, 1990 and by a Fourth Amendment dated August 25, 1994. Said lease, as amended by the First, Second, Third and Fourth Amendments, shall collectively hereinafter be referred to as the “Chapman Hospital Lease.” The 2601 East Chapman Hospital Lease encumbers the real property and hospital improvements commonly described as and located at 2601 East Chapman Avenue, Orange, California. A memorandum of the Chapman Hospital Lease was recorded on August 30, 1994 as Instrument No. 94-0533295 of the Official Records of the Office of the County Recorder of the County of Orange, State of California. Hospital Tenant’s interest in the Chapman Hospital Lease was assigned and transferred to IHHI on March 5, 2005.

That certain lease agreement dated December 31, 1984 by and between Chapman Medical, L.P., a California limited partnership, successor-in-interest to Chapman Investments Associates, a California limited liability company, successor-in-interest to James L, Kirby, Successor Trustee of the Taggart Land Trust dated December 29, 1977, Fred D. Pierce, Trustee of the Stanford Land Trust dated December 29, 1977, Lawrence A. Johnson, Trustee of the Oxford Land Trust dated December 29, 1977, James L. Kirby, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, Melia Harper Long, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, and Mattison James Harper, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, as tenants in common doing business under the fictitious name Chapman Investment Associates (collectively, “MOB Landlord”) and Greatwest Medical Management, Inc., a California corporation, as the initial Tenant (the “MOB Tenant”). Said lease agreement was amended by a First Amendment dated April 8, 1985, and by a Second Amendment dated August 25, 1994. Said lease agreement, as amended by the First Amendment and Second Amendment, shall collectively hereinafter be referred to as the “Chapman MOB Lease.” The 2617 East Chapman MOB Lease encumbers the medical office building premises commonly described as and located at 2617 East Chapman Avenue, Orange, California. A memorandum of the Chapman MOB Lease was recorded on August 30, 1994 as Instrument No. 94-0533296 of the Official Records of the Office of the County Recorder of the County of Orange, State of California. MOB Tenant’s interest in the Chapman MOB Lease was assigned and transferred to IHHI on March 5, 2005.

Annex A-5

“Chapman Medical Center” means the real property and hospital improvements located at 2601 East Chapman Avenue, Orange, California, and the real property and medical office building improvements located at 2617 East Chapman Avenue, Orange, California.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any of Borrowers or any of the Credit Parties, (d) the use of any real property owned or leased by Borrowers or Credit Parties (other than Ganesha and OC-PIN), or (e) any other aspect of the Business of Borrowers or the business of Credit Parties (other than Ganesha and OC-PIN).

“Chattel Paper” means any chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Borrowers or Credit Parties.

“Closing Date” means October 9, 2007.

“Closing Date Lender” means Medical Provider Financial Corporation II, a Nevada Corporation.

“Closing and Funding Checklist” means the closing and funding checklist prepared by Closing Date Lender listing certain documents and information to be delivered in connection with the closing of the Original Credit Agreement and the other Loan Documents and the transactions contemplated thereunder, as described in Annex C (Collateral Reports).

“Coastal” means Coastal Communities Hospital, Inc., a California corporation.

“Coastal Communities Hospital” means the real property and hospital improvements located at 2701 South Bristol Street and 1901 and 1905 North College Avenue, Santa Ana, California.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Nevada; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in such Article or Division shall govern; and provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender or any Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Nevada, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Annex A-6

“Collateral” means the following:

all of each Borrower’s tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

all of each Borrower’s intangible personal property and interests in personal property, including without limitation all present and future Accounts, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

all of each Borrower’s Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower; provided, however, that Lender shall not have a Lien in any rights under any Government Contract of any Borrower or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, §15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained;

PCHI’s fee simple interest in the Western Medical Center - Anaheim, in the Western Medical Center – Santa Ana, and in the Coastal Communities Hospital;

IHHI’s interest, as tenant, in the Triple Net Lease of the Western Medical Center — Anaheim, the Western Medical Center — Santa Ana, and the Coastal Communities Hospital;

IHHI’s interest, as sublandlord, in the sublease of the Western Medical Center - Anaheim to WMC-A, in the sublease of the Western Medical Center - Santa Ana to WMC-SA, and in the sublease of the Coastal Communities Hospital to Coastal;

IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease;

IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease; and

any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

“Collateral Assignment” means each of the following:

the Collateral Assignment of Contracts re Western Medical Center — Anaheim, dated as of the Closing Date, by and among Closing Date Lender, IHHI and WMC-A in the form of Exhibit “H” attached hereto;

the Collateral Assignment of Contracts re Western Medical Center — Santa Ana, dated as of the Closing Date, by and among Closing Date Lender, IHHI and WMC-SA in the form of Exhibit “H” attached hereto;

Annex A-7

the Collateral Assignment of Contracts re Coastal Communities Hospital, dated as of the Closing Date, by and among Closing Date Lender, IHHI and Coastal in the form of Exhibit “H” attached hereto;

the Collateral Assignment of Contracts re Chapman MOB Lease, dated as of the Closing Date, by and among Closing Date Lender and IHHI in the form of Exhibit “H” attached hereto; and

the Collateral Assignment of Contracts re Chapman Hospital Lease, dated as of the Closing Date, by and among Closing Date Lender and IHHI in the form of Exhibit “H” attached hereto.

“Collateral Documents” means the $80,000,000 Deeds of Trust, the Absolute Assignments, the Collateral Assignment, the Security Agreement, the Pledge Agreement, the Stock Power, the IP Security Agreement, the UCC-1 Financing Statements, and all similar agreements, documents and instruments entered into guaranteeing payment of, or granting a Lien upon, real and personal property (and interests in real and personal property), and perfecting the Liens, as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex C (Collateral Reports).

“Contracts” means all contracts as such term is defined in the Code, now owned or hereafter acquired by any of Borrowers, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any of the Borrowers may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Accounts.

“Control Agreement” means prior to April 13, 2010, the Control Agreement dated as of the Closing Date, by and among Closing Date Lender, Borrowers and Bank in the form of Exhibit “J” attached hereto.

“Copyright License” means any and all rights now owned or hereafter acquired by any of the Borrowers under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any of the Borrowers or any of the Credit Parties: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means PCHI, OC-PIN and Ganesha, and their respective successors and assigns.

Annex A-8

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived in writing by Lender, become an Event of Default.

“Default Rate” means a rate of interest which is five percent (5%) per annum above the Interest Rate per annum otherwise applicable to the Loan.

“Deposit Accounts” means all deposit accounts as such term is defined in the Code, now or hereafter held in the name of any of the Borrowers.

“Deposit Account Security Agreement” means that certain Deposit Account Security Agreement dated as of the Closing Date, by and among the Closing Date Lender and Borrowers in the form of Exhibit “I” attached hereto.

“Disbursement Accounts” has the meaning ascribed to it in Annex B (Cash Management System).

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules 2.1(b) through 6.7 to this Agreement.

“Documents” means all documents, as such term is defined in the Code, now owned or hereafter acquired by any of Borrowers, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Dr. Shah” means Anil V. Shah, M.D., an individual.

“$10,700,000 Credit Agreement” has the meaning ascribed to it in the Recitals.

“$35,000,000 Non-Revolving Line of Credit Loan” means the $35,000,000 non-revolving line of credit loan made by Closing Date Lender to Borrowers pursuant to the Original Credit Agreement.

“$50,000,000 Credit Agreement” has the meaning ascribed to it in the Recitals.

“$80,000,000 Deed of Trust” means each of the following:

the Deed of Trust With Assignment of Rents and Fixture Filing re Western Medical Center - Anaheim, dated as of the Closing Date, executed by PCHI in favor of Closing Date Lender in the form of Exhibit “E” attached hereto;

the Deed of Trust With Assignment of Rents and Fixture Filing re Western Medical Center - Santa Ana, dated as of the Closing Date, executed by PCHI in favor of Closing Date Lender in the form of Exhibit “E” attached hereto;

Annex A-9

the Deed of Trust With Assignment of Rents and Fixture Filing re Coastal Communities Hospital, dated as of the Closing Date, executed by PCHI in favor of Closing Date Lender in the form of Exhibit “E” attached hereto;

the Deed of Trust With Assignment of Rents and Fixture Filing re Chapman MOB Lease, dated as of the Closing Date, executed by IHHI in favor of Closing Date Lender in the form of Exhibit “E” attached hereto; and

the Deed of Trust With Assignment of Rents and Fixture Filing re Chapman Hospital Lease, dated as of the Closing Date, executed by IHHI in favor of Closing Date Lender in the form of Exhibit “E” attached hereto.

“Effective Date” means October 9, 2007.

“Environmental Indemnity Agreement” means an Environmental Indemnity Agreement dated as of the Closing Date, by and between Borrowers, Credit Parties (other than Ganesha) and Closing Date Lender, in the form of Exhibit “M” attached hereto.

“Environmental Laws” means all federal, state and local health, safety, environmental or natural resource laws, statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, concessions, franchises and similar items of all federal, state, county, municipal, or other governmental, quasi-governmental, regulatory or administrative authority, agency, board, court, arbitrator, body, instrumentality, commission or other judicial body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to Governmental Authority having jurisdiction, including, without limitation all statutes referred to by name in the definition of Hazardous Materials; and all other state, federal, and local laws, regulations, rules, ordinances and orders which govern: (i) the existence, cleanup and/or remedy of contamination on real property and improvements; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of Hazardous Materials; (iv) the use, generation, transport, treatment, storage, disposal, removal, or recovery of Hazardous Materials; as well as all applicable judicial and administrative and regulatory decrees, judgments or orders (including without limitation the common law) and all applicable covenants running with the land that relate to the protection of health, safety, environment or natural resources.

“Environmental Liabilities” means, with respect to any Person, all environmental liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

Annex A-10

“Environmental Losses” means any and all losses (including diminution in value of a Property), liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses (including sums paid in settlement of claims), liens, interest, fines or penalties, including without limitation, the fees and disbursements of outside counsel, paralegals and accountants, consultant fees, expert fees, all foreseeable and unforeseeable consequential damages, and all other costs and expenses of any kind or nature, which are suffered or incurred by Lender with respect to a Property or adjacent real property or improvements arising out of or as a result of (i) the occurrence of any Hazardous Material Activity; (ii) any violation of any Environmental Laws or Applicable Laws; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity; (iv) any Hazardous Material Claims brought, asserted, or alleged against Lender or against any of Lender’s directors, officers, shareholders, employees, attorneys, or agents; (v) any actions taken by Lender to enter and inspect a Property pursuant to the rights granted Lender under this Agreement and the other Loan Documents; and (vi) any misrepresentation or inaccuracy in any representation or warranty by any Borrower or any Credit Party or any material breach or failure to perform any covenants or obligations by any Borrower or any Credit Party pursuant to this Agreement relating to environmental matters.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all equipment, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any other Person, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of Borrowers or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2( of ERISA; (c) the complete or partial withdrawal of Borrowers or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041 (c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (1) the loss of a Qualified Plan’s qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

Annex A-11

“Escrow” means an escrow account established by the Escrow Company.

“Escrow Company” means Chicago Title Insurance Company, Commercial/Industrial, 700 South Flower Street, Suite 800, Los Angeles, California 90017, Attn: Patricia M. Schlageck (“Sr. Commercial Escrow Officer”), telephone: 213-488-4358; facsimile: 213-612-4138; email: patricia.schlageck@ctt.com.

“Escrow Holder” means Escrow Company.

“Event of Default” means that Borrowers and/or Credit Parties have committed one or more of the events described in Section 8.1 (Events of Default) of this Agreement.

“Exhibits” means any of Exhibits “A” through “T” attached to this Agreement.

“Existing Real Estate Term Loans” means the $47,277,000 real estate term loan made by Lenders to Borrowers outstanding as of the Restatement Effective Date.

“Existing Real Estate Term Note” means, collectively, promissory notes dated as of the Closing Date, in the aggregate principal amount of $45,000,000, executed by Borrowers in favor of Closing Date Lender pursuant to the Original Credit Agreement.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of each of the Borrowers delivered in accordance with Section 3.4 (Financial Statements and Projections) of this Agreement.

“First Credit Agreement” means that certain Credit Agreement dated to be effective as of March 3, 2005, by and between Borrowers, Credit Parties and Closing Date Lender. Pursuant to the First Credit Agreement, Closing Date Lender made available to Borrowers the Previous $50,000,000 Acquisition Loan and the Previous $30,000,000 Line of Credit Loan.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on March 31 of each year.

“Fixtures” means all fixtures as such term is defined in the Code, now owned or hereafter acquired by Borrowers or Credit Parties.

“Fraudulent Transfer Law” means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

Annex A-12

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a line of credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, lines of credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means, as to a particular Person, such accounting practice as, in the opinion of the independent accountants regularly retained by such Person, conforms at the time to Generally Accepted Accounting Principles, consistently applied.

“Generally Accepted Accounting Principles” means those principles and practices in the United States of America (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent Financial Statements furnished Lender of the relevant Person, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a Generally Accepted Account Principle or practice, all reports and Financial Statements required hereunder shall be prepared in accordance with such changes.

“Ganesha” means Ganesha Realty, LLC, a California limited liability company.

“General Intangibles” means all general intangibles, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, including all right, title and interest that Borrowers may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefore and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choices in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrowers or any computer bureau or service company from time to time acting for Borrowers.

“Goods” means all goods as defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, including embedded software to the extent included in goods as defined in the Code.

Annex A-13

“Governmental Authority” means any nation or government, any state, county, city, or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation of any other Person in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means OC-PIN and PCHI, and their respective successors and assigns.

“Guaranty Agreement” means a Guaranty Agreement dated as of the Closing Date, executed by the Guarantors and Closing Date Lender, in the form of Exhibit “N” attached hereto.

“Hazardous Material” means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.) (“Clean Water Act” or “CWA”); the Atomic Energy Act of 1954 (42 U.S.C. Section 2011, et seq.) (“AEA”); the Clean Air Act (42 U.S.C. Section 7401, et seq.); the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001, et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136, et seq.) (“FIFRA”); the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486); the Safe Drinking Water Act (42 U.S.C. Sections 300f, et seq.) (“SDWA”); the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201, et seq.); the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.) (“TSCA”); the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901, et seq.) (“UMTRCA”); all respective regulations promulgated thereunder; and or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, (b) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court, (c) petroleum or crude oil other than petroleum and petroleum products contained within regularly operated motor vehicles, and (d) asbestos.

Annex A-14

“Hazardous Material Activity” means any storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Material from, under, into, or across any Property or surrounding real property and improvements or any other use of or operation of any Property or surrounding real property or improvements that creates a risk of Hazardous Material contamination of said Property; provided, however, that Hazardous Material Activity shall not include reasonable incidental use, storage and disposal of Hazardous Materials on the Property provided that such use, disposal and storage complies with the following: (a) such use, disposal and storage shall be limited to customary supplies, including supplies and materials customarily used, stored and disposed of in the normal operations of medical facilities; (b) no such products or supplies create any risk of harm to persons or property including any Collateral under this Agreement and the other Loan Documents; and (c) all such products and supplies are used, stored and disposed of in material compliance with all applicable Environmental Laws.

“Hazardous Material Claim” means any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions, agreements, or orders threatened, instituted or completed pursuant to any Environmental Laws and any all other actions, proceedings, claims, demands or causes of action, whether meritorious or not (including, without limitation, third party claims for contribution, indemnity, personal injury or real or personal property damage), which directly or indirectly relate to, arise from or are based in whole or in part on: (i) the occurrence or alleged occurrence of any Hazardous Material Activity, (ii) any violation or alleged violation of any applicable Environmental Laws relating to a Property or to the ownership, use, occupation or operation thereof; and (iii) any investigation, inquiry, order, hearing, action or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity.

“Hospital Facilities” and/or “Hospital Facility” means Western Medical Center-Anaheim, the Western Medical Center-Santa Ana, the Coastal Communities Hospital and the Chapman Medical Center.

“Hospital Landlord” has the meaning assigned to such term in the definition of “Chapman Leases.”

“IHHI” means Integrated Healthcare Holdings, Inc., a Nevada corporation.

Annex A-15

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by note, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Independent Director(s)” means a Person or Persons who are or who become members of IHHI’s board of directors and who (a) are independent of all Borrowers and all Credit Parties, (b) are not now and never have been affiliated with any Borrower or any Credit Party, (c) are not now and never have been employed by or have performed consulting or other services for any Borrower or any Credit Party, (d) are not now and never have been paid or compensated, or received consideration of any kind from, any Borrower or any Credit Party, (e) are not now and never have been directly or indirectly engaged in the full-time practice of clinical medicine (i.e., said Persons are not doctors), and (f) are experienced in the administration and management of acute care hospital facilities such as the Hospital Facilities.

“Instruments” means all instruments, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercreditor Agreement” means an Intercreditor Agreement dated as of the Closing Date, executed by the Closing Date Lender and Borrowers in the form of Exhibit “O” attached hereto.

Annex A-16

“Interest Payment Date” means the first Business Day of each calendar month to occur while any Loan is outstanding, and provided further that, in addition to the foregoing, the Maturity Date shall be deemed to be an Interest Payment Date with respect to any interest that has then accrued under this Agreement.

“Interest Rate” means, at any time, the rate per annum equal to the LIBOR Rate plus 10%.

“Interest Period” means an interest period of one, two or three months, as selected by IHHI in the Notice of Interest Period, (i) initially, commencing on the Restatement Effective Date; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) the final Interest Period shall conclude on the Maturity Date.

“Inventory” means all inventory, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished’ goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Borrower’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all investment property as such term is defined in the Code now owned or hereafter acquired by Borrowers, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of Borrowers, including the rights of Borrowers to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of Borrowers; (d) all commodity contracts of Borrowers; and (e) all commodity accounts held by Borrowers.

“IP Security Agreement” means an IP Security Agreement dated as of the Closing Date, between Borrowers and Closing Date Lender in the form of Exhibit “L” attached hereto.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

Annex A-17

“Landlord’s Consent and Estoppel Certificate (Chapman Leases)” means each of the following:

a Landlord’s Consent and Estoppel Certificate (Chapman MOB Lease) executed by the MOB Landlord in favor of Closing Date Lender, in the form of Exhibit “S” attached hereto; and

a Landlord’s Consent and Estoppel Certificate (Chapman Hospital Lease) executed by the Chapman Hospital Landlord in favor of Closing Date Lender, in the form of Exhibit “S” attached hereto.

“Landlord’s Consent and Estoppel Certificate (Triple Net Lease)” means that certain Landlord’s Consent and Estoppel Certificate (Triple Net Lease) executed by PCHI, in the form of Exhibit “T” attached hereto.

“Lender” means SPCP Group IV, LLC, a Delaware limited liability company and SPCP Group LLC, a Delaware limited liability company, and, in each case, if either shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of such Lender.

“Lender Agent” means Silver Point Finance, LLC, a Delaware limited liability company, and its successors and assigns, in its capacity as agent for the Lenders.

“Lender’s Costs” means all fees and expenses of Lender in connection with the Loans and all Loan Documents including, but not limited to, all attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any application or engagement letter, or term sheet, or any Loan Documents, the fees and disbursements of Lender’s counsel, the travel expenses of Lender’s personnel and legal counsel related to the Loans, note intangible taxes, if any, and all Closing, escrow, recording and filing fees, expenses and taxes.

“LIBOR Rate” means for any Interest Payment Date with respect to an Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lender Agent or, in the absence of such availability, the rate for that Interest Period will be determined by such alternate method as reasonably selected by Lender Agent in accordance with prevailing customary market practices; provided that, notwithstanding the foregoing, in no event shall the LIBOR Rate at any time be less than 2.00% per annum.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrowers.

Annex A-18

“Lien(s)” means any agreement or deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” means any action, claim, lawsuit, demand, investigation or proceeding now pending or, to the knowledge of Borrowers or Credit Parties or Guarantors, threatened against Borrowers or Credit Parties or Guarantors, whether before any Governmental Authority or before any arbitrator or panel of arbitrators, or otherwise.

“Loan Account” means an account maintained by Lender in its books to record all Advances made by Lender to Borrowers, all payments made by Borrowers to Lender, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time.

“Loan” means the all real estate term loans made by Lender to Borrowers pursuant to this Agreement.

“Loan Documents” means, together, this Agreement, the Notes, the Guaranty Agreement, the Collateral Documents, the Environmental Indemnity Agreement, the Control Agreement, the Post-Closing Agreement, the Side Letter, the Collateral Assignment of Contracts, and all other agreements, instruments, documents and certificates identified in the Closing and Funding Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrowers or Credit Parties or Guarantors, or any employee of Borrowers or Credit Parties or Guarantors, and delivered to Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all exhibits and schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Material Adverse Effect” means any circumstance or event, as determined by Lender in the exercise of its reasonable discretion, which (a) has or may reasonably be expected to have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of the Loan Documents, (b) is, or is reasonably expected to be, material and adverse to the financial condition of the business operations of any Borrower, any Credit Party and/or any Guarantor, (c) is, or is reasonably expected to, materially impair the ability of any Borrower or any Credit Party or any Guarantor to fulfill their respective obligations under the Loan Documents, or (d) would with the passage of time or giving of notice, or both, result in or cause a Default or an Event of Default, or (e) materially impairs or is reasonably expected to materially impair any of the Collateral, or any of Lender Agent’s Liens on any of the Collateral, or the priority of such Liens, or (f) materially impairs or is reasonably expected to materially impair Lender’s rights and remedies under this Agreement and the other Loan Documents.

Annex A-19

“Maturity Date” means the date which is the first to occur of (i) the Stated Maturity Date, and (ii) the occurrence or existence of a Default or an Event of Default under any of the Loan Documents with respect to which Lender has exercised its option to accelerate the Maturity Date pursuant to Section 8.2(a) hereof.

“Maximum Lawful Rate” means the interest rate that a court of competent jurisdiction determines in a final unappealable order to be the highest rate of interest permissible under applicable law.

“Membership Certificates” means all certificates evidencing the ownership of membership interests in a limited liability company.

“Membership Power” means the Irrevocable Membership Power dated as of the Closing Date, executed by Ganesha in favor of Closing Date Lender, in the form if Exhibit “R” attached hereto.

“MOB Landlord” has the meaning assigned to such term in the definition of “Chapman Leases.”

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, and to which any Borrower is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net QAF Funds” has the meaning set forth in Section 1.4(b).

“Note” means the Term Note.

“Notice of Interest Period” means a notice delivered to the Lender Agent by Borrower’s Representative of the applicable Interest Period determined by IHHI, in form and substance reasonably satisfactory to Lender Agent.

“Notice of Request for Advance” means a notice delivered to Closing Date Lender by Borrower’s Representative requesting an Advance, in the form of Exhibit “D” attached hereto.

“Obligations” means, collectively, the Loans, all Advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrowers or Credit Parties or Guarantors to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against Borrowers or Credit Parties or Guarantors in bankruptcy, whether or not allowed in such case or proceeding), fees, expenses, attorneys’ fees and any other sum chargeable to Borrowers or Credit Parties or Guarantors under the Agreement or any of the other Loan Documents.

Annex A-20

“OC-PIN” means Orange County Physicians Investment Network, LLC, a Nevada limited liability company.

“Original Credit Agreement” means the original Credit Agreement dated as of October 9, 2007 among Borrowers, Credit Parties and the Closing Date Lender (as amended by Amendment No. 1 dated April 2, 2009 and the Acknowledgment, Waiver and Consent and Amendment to Credit Agreements dated April 2, 2009, the Omnibus Credit Agreement Amendment dated as of April 13, 2010, Amendment to $80,000,000 Credit Agreement dated August 30, 2010, and Amendment No. 4 to Credit Agreement and Consent dated as of August 1, 2012).

“Origination Fees” means the sum of each of the following:

With respect to the Existing Real Estate Term Loan, an origination fee in the amount of SIX HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($675,000.00) (1.5% of $45,000,000); plus

With respect to the $35,000,000 Non-Revolving Line of Credit Loan, an origination fee in the amount of FIVE HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($525,000.00) (1.5% of $35,000,000).

“Participation Agreement” means that certain Participation Agreement dated as of April 13, 2010 among Lenders, KPC Resolution Company, LLC and Silver Point Finance, LLC, as participation agent.

“Patent License” means rights under any written agreement now owned or hereafter acquired by Borrowers granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which Borrowers now hold or hereafter acquire any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCHI” means Pacific Coast Holdings Investment, LLC, a California limited liability company.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

Annex A-21

“Permitted Encumbrances” means, for each Property, the following encumbrances relating thereto: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b) (Right to Contest Charges); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not create a Material Adverse Effect, as determined by Lender in its sole discretion; (d) currently existing or hereafter created Liens in favor of Lender Agent or its Affiliates; (e) any Lien held by an equipment lessor in the equipment so leased; (f) all encumbrances shown in any Title Policy issued on the Closing Date to Lender; (g) inchoate and unperfected workers’ compensation, mechanics’ or similar Liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (h) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business; (i) such other liens arising in the ordinary course of business so long as such liens do not create a Material Adverse Effect; and (j)) such endorsements to said Title Policies as Lender deems necessary or appropriate, in its sole discretion.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person (the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Refinanced Indebtedness, (c) any Lien pledged or granted in connection with such modification, refinancing, refunding, renewal or extension shall be subject to the terms of any intercreditor or subordination documentation governing the Refinanced Indebtedness and (d) any Refinanced Indebtedness shall be subject to the terms and conditions of the A/R Facility Intercreditor Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, unincorporated organization, trust, business trust, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, that Borrowers or any ERISA Affiliate maintain, contribute to or have an obligation to contribute to or have maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by Borrowers or ERISA Affiliate.

“Plan Regarding Engagement of Independent Directors” means a written statement outlining IHHI’s plan as to how it intends to identify, engage, nominate and elect Independent Directors to IHHI’s board of directors within the time periods required by this Agreement.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date, by and between IHHI, Ganesha and Closing Date Lender, in the form of Exhibit “P” attached hereto.

Annex A-22

“Pledged Entity” means a Person whose Stock or Membership Interests are pledged pursuant to the Pledge Agreement.

“Previous Accounts Receivable Purchase Agreement” means that certain Accounts Purchase Agreement dated as of March 3, 2005, by and between Medical Provider Financial Corporation I (as Buyer) and Borrowers (as Sellers).

“Previous $50,000,000 Acquisition Loan” means the $50,000,000 acquisition loan made by Closing Date Lender to Borrowers pursuant to the First Credit Agreement.

“Previous $50,000,000 Acquisition Note” means the $50,000,000 acquisition note executed by Borrowers in favor of Closing Date Lender pursuant to the First Credit Agreement.

“Previous $30,000,000 Line of Credit Loan” means the $30,000,000 line of credit loan made by Closing Date Lender to Borrowers pursuant to the First Credit Agreement.

“Previous $30,000,000 Line of Credit Note” means the $30,000,000 line of credit note executed by Borrowers in favor of Closing Date Lender pursuant to the First Credit Agreement.

“Previous $10,700,000 Term Loan” means the $10,700,000 term loan made by Medical Provider Financial Corporation III to Borrowers pursuant to the Second Credit Agreement.

“Previous $10,700,000 Term Note” means the $10,700,000 term note executed by Borrowers in favor of Medical Provider Financial Corporation III pursuant to the Second Credit Agreement.

“Previous Loans” means, collectively, the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan and the Previous $10,700,000 Term Loan.

“Previous UCC-1 Financing Statements (Fixture Filings)” means the UCC-1 Financing Statements (Fixture Filings) recorded against each of the Properties in conjunction with the Previous $50,000,000 Acquisition Loan, the Previous $30,000,000 Line of Credit Loan, the Previous $10,700,000 Term Loan and the Previous Accounts Receivable Purchase Agreement.

“Proceeds” means proceeds, as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrowers from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrowers from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Borrowers against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by Borrowers against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

Annex A-23

“Projections” means, for Borrowers, its forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a cash basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers with certain normalizing assumptions made by Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

“Property” means any of the Hospital Facilities, and “Properties” means each of the Hospital Facilities taken together.

“Qualified Assignee” means (a) any Lender, any Affiliate of Lender and, with respect to a Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor or by an Affiliate of such investment advisor of such Lender and which is not a competitor or an Affiliate of a competitor of Borrowers, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Lender to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date that holds Subordinated Debt or Stock issued by Borrowers shall be a Qualified Assignee.

“Qualified Cash” means, as of any date of determination, the amount of Certified Cash that is subject to perfection in favor of Lender pursuant to any Control Agreement in form and substance satisfactory to Lender, which Control Agreement shall provide, among other things, that the bank or securities intermediary executing such agreement (a) has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and, as applicable, for returned checks or other items of payment, and (b) agrees to follow the instructions or entitlement orders of Lender without further consent by Borrowers, including, with respect to funds in any such account, upon the instructions of Lender, to immediately forward by daily sweep all such funds to the Collection Account or as otherwise directed by Lender.

“Qualified Cash Account” means any deposit account or securities account that is subject to a Control Agreement in form and substance satisfactory to Lender and holds Qualified Cash.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

Annex A-24

“Recitals” means the Recitals set forth on the first page of this Agreement.

“Related Transactions” means the borrowing of the Loans on the Closing Date, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Releasing Parties” and individually, a “Releasing Party” means each Borrower, each Credit Party, each Guarantor, and each of their respective predecessors, successors and assigns, and each of their respective officers, directors, shareholders, members, managers, partners (general and limited), employees, agents, representatives, attorneys and assigns.

“Repurchase Agreement” has the meaning assigned to such term in the Amendment and Restatement Agreement.

“Restatement Effective Date” means the date on which the conditions precedent specified in Section 6 of the Amendment and Restatement Agreement are satisfied (or waived in accordance therewith).

“Restricted Payment” means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and (f) any payment of management fees (or other fees of a similar nature).

“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

Annex A-25

“Second Credit Agreement” means that certain Credit Agreement by and between Medical Provider Financial Corporation III, the Credit Parties and the Borrowers dated to be effective as of December 12, 2005. Pursuant to the Second Credit Agreement, Medical Provider Financial Corporation III made the Previous $10,700,000 Term Loan to Borrowers.

“Security Agreement” means the Security Agreement dated as of the Closing Date, by and between Borrowers and Closing Date Lender, in the form if Exhibit “G” attached hereto.

“Shareholder” means, with respect to any Person, each holder of Stock of such Person.

“Shareholder Blocking Rights” shall mean any rights of any owner (direct or indirect) of any Pledged Entity which, pursuant to the terms of any agreement or organizational document, has the right to consent, or the effect of requiring such consent, to any foreclosure by Lender under any Security Agreement or Pledge Agreement or otherwise to the exercise of any of Lender’s rights and remedies thereunder or otherwise has the right to restrain, delay, impair or otherwise interfere with Lender in the event of Lender’s exercise of its rights under any Security Agreement or Pledge Agreement.

“Side Letter” means the side letter agreement dated as of February 7, 2013, among SPCP Group IV, LLC, SPCP Group, LLC, Lender Agent, Borrowers, PCHI and Ganesha.

“Software” means all software as such term is defined in the Code, now owned or hereafter acquired by Borrowers, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stated Maturity Date” means April 13, 2016.

“Stock” means all shares, options, warrants, general or limited partnership interests, Membership Interests or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including stock, preferred stock or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

Annex A-26

“Stock Certificates” means all certificates evidencing the ownership of Stock in a Person.

“Stock Power” means the Irrevocable Stock Power dated as of the Closing Date, executed by IHHI in favor of Closing Date Lender, in the form if Exhibit “Q” attached hereto.

“Subordinated Debt” means any unsecured Indebtedness of Borrowers incurred after the Closing Date that is subordinated to the Obligations in a manner and form reasonably satisfactory to Lender, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have a Membership Interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner.

“Supporting Obligations” means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Term Note” means, collectively, promissory notes of even date herewith, in the aggregate principal amount of $47,277,000, executed by Borrowers in favor of Lenders, each in the form of Exhibit “A” attached hereto.

“Termination Date” means the date on which (a) the Loans have been repaid in full, (b) all other Obligations (other than indemnification Obligations) due and payable under this Agreement and the other Loan Documents have been discharged, and (c) Borrowers shall have no further right to borrow any monies under this Agreement.

“Title Commitment(s)” means, with respect to each Property, an irrevocable commitment issued by the Title Company to Lender in form and content acceptable to Lender, committing to issue the Title Policy with respect to each such Property to Lender on the Closing Date.

“Title Company” means Chicago Title Insurance Company, 700 South Flower Street, Suite 800, Los Angeles, California 90017, Attn: Jeffrey L. Hurd (“Sr. Title Officer”), telephone: 213-488-4365; facsimile: 213-243-9168; email: jeff.hurd@ctt.com; and Chicago Title Insurance Company, Division Counsel, 700 South Flower Street, Suite 3305, Los Angeles, California 90017, Attn: Scott M. Green, Associate Counsel (“Title Attorney”), telephone: 213-488-4342; facsimile: 213-891-0834; email: greens@ctt.com.

Annex A-27

“Title Policy” means an ALTA Loan Policy of Title Insurance issued by Title Company to Lender on the Closing Date, with a stated liability in the amount of $80,000,000, insuring that (a) the fee simple interest in the Western Medical Center - Anaheim is vested in PCHI and that the Deed of Trust constitutes a first Lien and encumbrance against the fee simple interest in such Property, subject only to the applicable Permitted Exceptions and with such endorsements as Lender may require in its sole and absolute discretion; (b) the fee simple interest in the Western Medical Center — Santa Ana is vested in PCHI and that the Deed of Trust constitutes a first Lien and encumbrance against the fee simple interest in such Property subject only to the applicable Permitted Exceptions and with such endorsements as Lender may require in its sole and absolute discretion; (c) the fee simple interest in the Coastal Community Hospital is vested in PCHI and that the Deed of Trust constitutes a first Lien and encumbrance against the fee simple interest in such Property subject only to the applicable Permitted Exceptions and with such endorsements as Lender may require in its sole and absolute discretion; (d) the tenant’s interest in the Chapman MOB Lease is vested in IHHI and that the Deed of Trust constitutes a first Lien and encumbrance against IHHI’s interest, as MOB Tenant, in the Chapman MOB Lease, subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion; and (e) the tenant’s interest in the Chapman Hospital Lease is vested in IHHI and that the Deed of Trust constitutes a first Lien and encumbrance against IHHI’s interest, as Hospital Tenant, in the Chapman Hospital Lease, subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that Borrowers or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by Borrowers granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by Borrowers: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

Annex A-28

“Triple Net Lease” means that certain Triple Net Lease dated as of March 3, 2005 (as amended by that certain Amendment #1 to Triple Net Lease dated as of March 3, 2005) by and between PCHI, as lessor, and IHHI, as lessee, pursuant to which PCHI leased the Western Medical Center - Anaheim, the Western Medical Center - Santa Ana, and the Coastal Community Hospital, to IHHI.

“UCC Financing Statements” means all UCC-1 Financing Statements (fixture filings and personal property) required by Lender to be filed or recorded pursuant to this Agreement to secure repayment of the Loans and performance of the Obligations.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrowers or any ERISA Affiliate as a result of such transaction.

“Voting Stock” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees (as applicable) of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Warrant” means the Common Stock Warrant issued by IHHI to Healthcare Financial Management & Acquisitions, Inc., a Nevada corporation (an Affiliate of Closing Date Lender) in the form of Exhibit “U” attached hereto.

“West Coast” means West Coast Holdings, LLC, a California limited liability company.

“Western Medical Center - Anaheim” means the real property and hospital improvements located at 1025 South Anaheim Boulevard, Anaheim, California.

“Western Medical Center-Santa Ana” means the real property and hospital improvements located at 1001 North Tustin Avenue and at 1301 North Tustin in Santa Ana, California.

“WMC-A” means WMC-A, INC., a California corporation.

“WMC-SA” means WMC-SA, INC., a California corporation.

Annex A-29

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular Section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrowers or Credit Parties, such words are intended to signify that such Borrowers or such Credit Parties has actual knowledge or awareness of a particular fact or circumstance.

Annex A-30

ANNEX B
TO
AMENDED AND RESTATED
CREDIT AGREEMENT ($47,277,000 Term Note)

CASH MANAGEMENT SYSTEM

Borrowers agree to establish, and to maintain, until the Termination Date, the Cash Management System described below:

Borrowers: (i) shall not (nor shall it permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in Attachment I hereto (to include a petty cash account not to exceed $10,000.00 during any fiscal month, and a payroll account not to exceed an amount equal to one regular payroll at any time, plus all other payroll obligations outstanding); and (ii) shall close or permit to be closed any of the accounts listed in Attachment I hereto, in each case without Lender’s prior written consent, and then only after Borrowers have implemented agreements with such bank or financial institution acceptable to Lender.

Commencing on the Closing Date and until the Termination Date, Borrowers shall fully comply with the terms, conditions and procedures set forth in the Deposit Account Security Agreement and the Control Agreement.

Borrowers may maintain, in their name, Disbursement Accounts at a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Advances made pursuant to this Agreement for use solely in accordance with the provisions of this Agreement. All of the Disbursement Accounts as of the Closing Date are listed in paragraph 2 of Attachment I hereto.

Notwithstanding anything to the contrary herein or in any other Loan Documents, the provisions relating to cash management, deposit account security agreements or control agreements, including, without limitation, this Annex B, shall subject to the A/R Facility.

Annex B-1

ATTACHMENT I TO CASH MANAGEMENT SYSTEM SCHEDULE

LIST OF BANK ACCOUNTS

1

ANNEX C
TO
AMENDED AND RESTATED
CREDIT AGREEMENT ($47,277,000 Term Note)

COLLATERAL REPORTS

Collateral Reports means the following:

1. Cash Reports. A report delivered by Borrowers at the request of Lender stating, among other things: (a) the net amount of Dollars in unrestricted cash and cash equivalents that Borrowers have in their Deposit Accounts; and (b) the net amount of Dollars in unrestricted cash and cash equivalents that Borrowers have in their securities accounts.

2. Report on Cash Subject to Security Agreements. A report delivered by Borrowers at the request of Lender stating, among other things the amount of their cash that is subject to perfection in favor of Lender pursuant to any security agreements or other security instruments.

3. Further Assurances. As required by Section 5.10 (Further Assurances) of this Agreement, such further instruments and assurances as may be necessary or proper in the reasonable opinion of Lenders to carry out the purposes of the Loan Documents.

Notwithstanding anything to the contrary herein or in any other Loan Documents, the provisions in items 1 and 2 above shall subject to the A/R Facility.

Annex C-1

ANNEX D
TO
AMENDED AND RESTATED
CREDIT AGREEMENT ($47,277,000 Term Note)

NOTICE ADDRESSES

BORROWERS:

INTEGRATED HEALTHCARE HOLDINGS, INC.
1301 North Tustin Avenue
Santa Ana, California 92705

Attn: Kenneth K. Westbrook, President and Chief Executive Officer

           Steven R. Blake, Chief Financial Officer

Ph: 714-953-3575

Fax: 714-953-2595

WMC-A, INC.
c/o INTEGRATED HEALTHCARE HOLDINGS, INC.
1301 North Tustin Avenue
Santa Ana, California 92705

Attn: Kenneth K. Westbrook, President and Chief Executive Officer

           Steven R. Blake, Chief Financial Officer

Ph: 714-953-3575

Fax: 714-953-2595

WMC-SA, INC.
1301 North Tustin Avenue
Santa Ana, California 92705

Attn: Kenneth K. Westbrook, President and Chief Executive Officer

           Steven R. Blake, Chief Financial Officer

Ph: 714-953-3575

Fax: 714-953-2595

COASTAL COMMUNITIES HOSPITAL, INC.
c/o INTEGRATED HEALTHCARE HOLDINGS, INC.
1301 North Tustin Avenue
Santa Ana, California 92705

Attn: Kenneth K. Westbrook, President and Chief Executive Officer

Steven R. Blake, Chief Financial Officer

Ph: 714-953-3575

Fax: 714-953-2595

Annex D-1

CHAPMAN MEDICAL CENTER, INC.
c/o INTEGRATED HEALTHCARE HOLDINGS, INC.
1301 North Tustin Avenue
Santa Ana, California 92705

Attn: Kenneth K. Westbrook, President and Chief Executive Officer

           Steven R. Blake, Chief Financial Officer

Ph: 714-953-3575

Fax: 714-953-2595

CREDIT PARTIES:

PACIFIC COAST HOLDINGS INVESTMENTS, LLC
c/o Strategic Global Management, Inc.
6800 Indiana Avenue, Suite 130
Riverside, California 92506

Attn: Dr. Chaudhuri

           William Thomas, Esq.

           Dr. Sweidan

Ph: 951-782-8812

Fax: 951-766-9944

GANESHA REALTY, LLC
c/o Strategic Global Management, Inc.
6800 Indiana Avenue, Suite 130
Riverside, California 92506

Attn: Dr. Chaudhuri

           William Thomas, Esq.

Ph: 951-782-8812

Fax: 951-766-9944

ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC 2621 South Bristol, Suite 304
Santa Ana, California 92704
Attn: Dr. Shah, Manager
Ph: 714-290-5322
Fax: 714-297-9588

LENDERS:

SPCP GROUP IV, LLC and SPCP GROUP, LLC

c/o Silver Point Finance, LLC

Two Greenwich Plaza, First Floor

Greenwich, CT 06830

Attn: Thomas Banks

Email: tbanks@silverpointcapital.com

Facsimile: 201-542-4376

Annex D-2

LENDER AGENT:

SILVER POINT FINANCE, LLC

Two Greenwich Plaza, First Floor

Greenwich, CT 06830

Attn: Thomas Banks

Email: tbanks@silverpointcapital.com

Facsimile: 201-542-4376

Annex D-3

ANNEX E
TO
AMENDED AND RESTATED
CREDIT AGREEMENT ($47,277,000 Term Note)

Fixed Charge Coverage Ratio Worksheet

“Fixed Charge Coverage Ratio” for the applicable Defined Period (as defined in Section 6.17(c)) means the ratio of Operating Cash Flow (as defined below) to Fixed Charges (as defined below) for such Defined Period.
“Fixed Charges” means:
Interest expense (including interest expense of PCHI) ($______), net of interest income ($______), interest paid in kind ($______) and amortization of capitalized fees and expenses incurred to consummate the financing transaction governed by the A/R Facility and included in interest expense ($______), included in the determination of net income of Borrowers and their consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)	$___________
Plus: Any provision for (or less any benefit from) income or franchise taxes included in the determination of net income for the Defined Period	___________
Scheduled payments of principal for the Defined Period with respect to all Indebtedness (including the portion of scheduled payments under Capital Leases[a] allocable to principal but excluding scheduled repayments of revolving loans and other Indebtedness subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the revolving loan commitment in respect of such revolving loan)	___________
The amount of “Permitted Asset Dispositions” and “Permitted Distributions” as defined in and pursuant to the A/R Facility on the date hereof	___________
“Operating Cash Flow” means:
EBITDA for the Defined Period (calculated in the manner required by the definition thereof in Section 6.17)	$___________
Less: Unfinanced capital expenditures for the Defined Period	___________
To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts	___________
Operating Cash Flow	$
Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period	___ to 1.0
Minimum Fixed Charge Coverage for the Defined Period	1.00 to 1.0
In Compliance	Yes/No

a Adjustments to exclude the effects of retroactive adjustments (if any) due to changes in accounting rules relating to operating leases to be determined by the parties.

Annex E-1

Exhibit B

Confirmation

[See attached.]

CONFIRMATION

CONFIRMATION (this “Confirmation”) dated as of February 7, 2013, among each of the companies or entities identified under the caption “BORROWERS” on the signature pages hereto (collectively, the “Borrowers”), each of the companies or entities identified under the caption “AMENDMENT PARTIES” on the signature pages hereto (“Amendment Parties”, and together with the Borrowers, the “Obligors”) and SILVER POINT FINANCE LLC, as successor lender agent for the Lenders under the Amended and Restated Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Lender Agent”).

The Borrowers, the Amendment Parties, Orange County Physicians Investment Network, LLC (“OC-PIN”, together with the Amendment Parties, the “Credit Parties”), SPCP GROUP IV, LLC (“SP 1”), and SPCP Group, LLC (“SP 2”, and together with SP1, the “Existing Lenders”) and Lender Agent are parties to the Credit Agreement dated as of October 9, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), providing for extensions of credit to be made by said Lenders to the Borrowers thereunder. Concurrently with the execution and delivery hereof, the Borrowers, the Amendment Parties, the Existing Lenders and the Lender Agent are entering into an Amendment and Restatement to the Credit Agreement dated as of the date hereof (the “Amendment Agreement”). Pursuant to the Amendment Agreement, the Existing Credit Agreement is being amended and restated in its entirety with an Amended and Restated Credit Agreement dated as of the date hereof (as so amended and restated, and as may be further amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”) among the Borrowers, the Credit Parties, the “Lenders” (as defined therein) and Lender Agent. Except as otherwise defined in this Confirmation, terms defined in the Amended and Restated Credit Agreement are used herein as defined therein.

In connection with the Existing Credit Agreement, the Obligors, Existing Lenders and Lender Agent (as successor in interest to Medical Provider Financial Corporation II) have entered into certain agreements listed on Schedule A hereto (such agreements, as amended, supplemented or otherwise modified from time to time, the “Existing Loan Documents”).

Each Obligor, by its execution of this Confirmation, hereby represents, warrants and agrees as to itself and not any other Person that (i) it has full power and authority, and has taken all actions necessary, to execute and deliver this Confirmation and to continue to grant the security interests granted by it under the applicable Existing Loan Documents to which it is a party, (ii) it has received a copy of the Amended and Restated Credit Agreement and the other documents executed therewith, (iii) it consents to the Amended and Restated Credit Agreement, (iv) it unconditionally confirms and ratifies that all of its obligations under the Existing Loan Documents to which it is a party shall continue uninterrupted and in full force and effect for the benefit of the Lenders under the Amended and Restated Credit Agreement, (v) it unconditionally confirms that the security interests granted by it under each of the applicable Existing Loan Documents to which it is a party shall continue uninterrupted and in full force and effect in favor of the Lender Agent for the benefit of the Lenders under the Amended and Restated Credit Agreement, (vi) on and after the date hereof, it will continue to obtain benefits from the incurrence of Loans by the Borrowers and (vii) on and after the date hereof, all references in the Existing Loan Documents to the “Credit Agreement” shall be deemed to be and are references to the Amended and Restated Credit Agreement described above.

This Confirmation shall constitute a “Loan Document” for all purposes of the Amended and Restated Credit Agreement. This Confirmation may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Confirmation by signing any such counterpart. This Confirmation shall be governed by, and construed in accordance with, the law of the State of Nevada.

[Remainder of the Page Intentionally Blank]

IN WITNESS WHEREOF, each Obligor has caused this Confirmation to be duly executed and delivered as of the date first above written.

OBLIGORS

BORROWERS:

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By: ________________________________

Name:______________________________

Title:_______________________________

WMC-A, INC., a California corporation

By: ________________________________

Name:______________________________

Title:_______________________________

WMC-SA, INC., a California corporation

By: ________________________________

Name:______________________________

Title:_______________________________

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By: ________________________________

Name:______________________________

Title:_______________________________

CHAPMAN MEDICAL CENTER, INC., a California corporation

By: ________________________________

Name:______________________________

Title:_______________________________

AMENDMENT PARTIES:

PACIFIC COAST HOLDINGS INVESTMENT, LLC,

a California limited liability company

By: ________________________________

Name:______________________________

Title:_______________________________

By: ________________________________

Name:______________________________

Title:_______________________________

ganesha realty, llc, a California

limited liability company

By: ________________________________

Name:______________________________

Title:_______________________________

Accepted and Acknowledged by:

SILVER POINT FINANCE LLC,
as Lender Agent

By: ________________________________

 Name:

 Title:

Schedule A

Existing Loan Documents1

(1) Security Agreement dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among Medical Provider Financial Corporation II, the Borrowers party thereto and Pacific Coast Holdings Investment, LLC (“PCHI”).

(2) Guaranty Agreement dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among Medical Provider Financial Corporation II, PCHI and OC-PIN.

(3) Pledge Agreement dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among Integrated Healthcare Holdings, Inc. (“IHHI”), Ganesha Realty, LLC (“Ganesha”)and Medical Provider Financial Corporation II.

(4) Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents re Western Medical Center – Anaheim dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among PCHI and Medical Provider Financial Corporation II.

(5) Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents re Western Medical Center – Santa Ana dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among PCHI and Medical Provider Financial Corporation II.

(6) Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents re Coastal Communities Hospital, Santa Ana dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among PCHI and Medical Provider Financial Corporation II.

(7) Leasehold Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents re Leasehold Interest: Chapman Medical Center – Medical Office Building Premises, Orange dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI and Medical Provider Financial Corporation II.

(8) Leasehold Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents re Leasehold Interest: Chapman Medical Center – Hospital Premises, Orange dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI and Medical Provider Financial Corporation II.

(9) Absolute Assignment of Leases and Rents with License Back re Western Medical Center – Anaheim dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among PCHI, IHHI, WMC-A, Inc. (“WMC-A”) and Medical Provider Financial Corporation II.

(10) Absolute Assignment of Leases and Rents with License Back re Western Medical Center – Santa Ana dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among PCHI, IHHI, WMC-SA, Inc. (“WMC-SA”) and Medical Provider Financial Corporation II.

1 As of the date hereof, SP 2 and Lender Agent are successors in interest to Medical Provider Financial Corporation II under each of the Existing Loan Documents.

(11) Absolute Assignment of Leases and Rents with License Back re Coastal Communities Hospital dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among PCHI, IHHI, Coastal Communities Hospital, Inc. (“Coastal”) and Medical Provider Financial Corporation II.

(12) Absolute Assignment of Leases and Rents with License Back re Leasehold Interest: Chapman Medical Center – Medical Office Building Premises, Orange dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, Chapman Medical Center, Inc. (“Chapman”) and Medical Provider Financial Corporation II.

(13) Absolute Assignment of Leases and Rents with License Back re Leasehold Interest: Chapman Medical Center – Hospital Premises, Orange dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, Chapman and Medical Provider Financial Corporation II.

(14) Collateral Assignment of Contracts re Western Medical Center – Anaheim dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, WMC-A and Medical Provider Financial Corporation II.

(15) Collateral Assignment of Contracts re Western Medical Center – Santa Ana dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, WMC-SA and Medical Provider Financial Corporation II.

(16) Collateral Assignment of Contracts re Coastal Communities Hospital, Santa Ana dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, Coastal and Medical Provider Financial Corporation II.

(17) Collateral Assignment of Contracts re Leasehold: Chapman Medical Center – Medical Office Building, Orange dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, Chapman and Medical Provider Financial Corporation II.

(18) Collateral Assignment of Contracts re Leasehold: Chapman Medical Center – Hospital Premises, Orange dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among IHHI, Chapman and Medical Provider Financial Corporation II.

(19) Intellectual Property Security Agreement dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among Medical Provider Financial Corporation II and the Borrowers party thereto.

(20) Environmental Indemnity Agreement, dated as of October 9, 2007 (as amended, supplemented or otherwise modified as of the date hereof) among Medical Provider Financial Corporation II, the Borrowers, PCHI and OC-PIN.

(21) Intercreditor Agreement, dated as of August 30, 2010 (as amended, supplemented or otherwise modified as of the date hereof) among MidCap Financial, LLC, Lender Agent, the Borrowers and the Amendment Parties.

Exhibit C-1

Amendment No. 1 to the Common Stock Warrant for SPCP Group, LLC

[See attached.]

Exhibit C-2

Amendment No. 1 to the Common Stock Warrant for KPC Resolution Company, LLC

[See attached.]

Exhibit C-3

Amendment No. 1 to the Common Stock Warrant for Kali P. Chaudhuri, M.D.

[See attached.]

Exhibit D

Repurchase Agreement

[See attached.]

Exhibit E

Common Stock Warrant to SPCP Group LLC

[See attached.]

Schedule 5(b)

Representations and Warranties

[See attached.]